   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 2003


                                                     REGISTRATION NO. 333-106838
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

                                 WM. POLK CAREY
             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------
                                    COPY TO:

                          MICHAEL B. POLLACK, ESQUIRE
                                 REED SMITH LLP
                   2500 ONE LIBERTY PLACE, 1650 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                             ---------------------
    Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF SECURITIES                  AMOUNT BEING          OFFERING PRICE         AGGREGATE            AMOUNT OF
             BEING REGISTERED                    REGISTERED              PER UNIT          OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock..............................   110,000,000 Shares           $10.00           $1,100,000,000          $88,990
Common Stock (1)..........................    50,000,000 Shares           $10.00            $500,000,000           $40,450
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares issuable pursuant to the registrant's Distribution Reinvestment and Share Purchase Plan.

    WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), DETERMINES.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[CPA LOGO]                                                        [WPCAREY LOGO]

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

                      110,000,000 Shares, $10.00 per Share
        Minimum Investment: 200 Shares (may be higher in certain states)

    Corporate Property Associates 16 - Global Incorporated was formed as a Maryland corporation in June 2003 for the purpose of primarily engaging in the business of investing in and owning net leased industrial and commercial real property. Carey Asset Management Corp., a wholly-owned subsidiary of W. P. Carey & Co. LLC, is our advisor and manages our business. We have not yet identified all of the properties to be acquired with the proceeds from this offering of common stock. We expect to qualify as a real estate investment trust (a "REIT") under federal tax law. We are not currently qualified as a REIT, although we intend to make an election to be taxed as a REIT no later than for the 2004 tax year. Both Carey Asset Management and W. P. Carey & Co. LLC will be collectively referred to herein as W. P. Carey & Co. unless otherwise specified.

    AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE SHARES BEING SOLD WITH THIS PROSPECTUS,
INCLUDING:

     -- Our performance is partially dependent on factors impacting the value of real estate in the countries where we purchase property.

     -- We may be susceptible to risks associated with foreign investments, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including the availability of information in accordance with U.S. generally accepted accounting principles), uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries which will affect our operations and our ability to make distributions.

     -- There is no public market for our shares. If you have to sell your shares in the initial years of the program, you will most likely receive less than $10 per share.

     -- Our failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

     -- Market and economic conditions that we cannot control may adversely affect the value of our investments.

     --  The amount of any distributions we may make is uncertain.

     -- Our use of leverage to acquire properties could adversely affect our cash flow. We expect that foreign properties will generally be 75% leveraged and domestic properties will generally be 60% leveraged.

     -- W. P. Carey & Co. may be subject to conflicts of interest because, for example, we pay substantial fees to W. P. Carey & Co. and its affiliates based on asset values and other quantitative factors and not strictly on the quality of services provided. This may affect its investment decisions. This incentive fee structure may encourage our advisor to make investments with increased leverage or to make riskier or more speculative investments. Also, CPA(R):16 - Global, our advisor and Carey Financial Corporation are affiliates with common management, and agreements between us and our affiliates may not be arms-length agreements.

     -- We have not yet identified all of the properties to be acquired with the proceeds of this offering, and you will therefore be unable to evaluate the terms of our investments.

     -- Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.

     -- We may not be able to raise sufficient funds to diversify our portfolio.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PROJECTIONS AND FORECASTS CANNOT BE USED IN THIS OFFERING. NO ONE IS PERMITTED TO MAKE ANY WRITTEN OR ORAL PREDICTIONS ABOUT HOW MUCH CASH YOU WILL RECEIVE FROM YOUR INVESTMENT OR THE TAX BENEFITS THAT YOU MAY RECEIVE.

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                               MAXIMUM
                                         AGGREGATE PRICE TO          SELLING           SELECTED DEALER         PROCEEDS TO
                                               PUBLIC              COMMISSION                FEE            CPA(R) GLOBAL(1)
------------------------------------------------------------------------------------------------------------------------------
Minimum Offering                             $10,000,000            $650,000              $150,000             $9,200,000
------------------------------------------------------------------------------------------------------------------------------
Maximum Offering                           $1,100,000,000          $71,500,000           $16,500,000         $1,012,000,000
------------------------------------------------------------------------------------------------------------------------------
  Per Share                                    $10.00                 $0.65                 $0.15                 $9.20
------------------------------------------------------------------------------------------------------------------------------
Maximum Reinvestment Plan                   $500,000,000           $25,000,000                                $475,000,000
------------------------------------------------------------------------------------------------------------------------------
  Per Share                                    $10.00                 $0.50                                       $9.50
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organizational and offering expenses and fees are estimated to be approximately $110,000,000 if 110,000,000 shares are sold. To the extent that all organization and offering expenses (excluding selling commissions and fees paid or expenses reimbursed to the selected dealers) exceed four percent of the gross offering proceeds, the excess expenses will be paid by
    W. P. Carey & Co. See "The Offering."


    The sales agent is conducting this offering on a "best efforts" basis. The money accepted by the sales agent and selected dealers from the sale of shares will be promptly deposited into an escrow account at Deutsche Bank Trust Company Americas. The interest earned in this account will be paid to you. Within 90 days after $10,000,000 has been raised and certain other requirements have been met, the money will be transferred to us. Money will be transferred from the escrow account to us from time to time. If we do not sell $10,000,000 in shares and meet the other requirements before one year after the effective date of this prospectus, your funds in the escrow account (including interest) will be returned promptly and we will stop selling shares. Otherwise, those of you who have purchased shares will become shareholders when your funds are transferred from the escrow account to our account. Transfers from the escrow account occur periodically to provide for an orderly flow of funds into the company. We may sell our shares until the date that is two years after the effective date of this registration statement, or until they have all been sold, unless we decide to stop selling them sooner.


                          CAREY FINANCIAL CORPORATION

       Subject to completion. This prospectus is dated December 23, 2003

                             SUITABILITY STANDARDS

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is currently no public market for the shares, and there is no assurance that one will develop. This means that it may be difficult to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

      -- a gross annual income of at least $45,000 and a net worth (excluding the value of a purchaser's home, furnishings and automobiles) of at least $45,000; or

      --  a net worth of at least $150,000.

     California, Iowa, Maine, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the suitability standards set forth below:

     CALIFORNIA, IOWA, MICHIGAN, MISSOURI, NORTH CAROLINA AND
TENNESSEE -- Investors must have either: (i) a net worth of at least $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000. In addition Missouri, Michigan and Tennessee investors must also have a liquid net worth of at least ten times their investment in CPA(R):16 - Global.

     MAINE -- Investors must have either: (i) a net worth (not including home, furnishings and personal automobiles) of at least $200,000, or (ii) gross annual income of $50,000 and a net worth (not including home, furnishings and personal automobiles) of at least $50,000.

     OHIO AND PENNSYLVANIA -- In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA(R):16 - Global.

     NEW HAMPSHIRE -- Investors must have either: (i) a net worth of $250,000, or (ii) a net worth exclusive of home, home furnishings, and automobiles of $125,000, and taxable income of $50,000.

     Also, New York and North Carolina impose a higher minimum investment requirement than we require. In New York and North Carolina, individuals must purchase at least 250 shares (not applicable to IRAs).

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA(R):16 - Global, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. Each selected dealer is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

     Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from broker-dealer to broker-dealer.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Suitability Standards.......................................    1
Prospectus Summary..........................................    4
Risk Factors................................................   15
  RISKS RELATED TO THIS OFFERING
     We may not be able to raise sufficient funds to
      diversify our real estate portfolio...................   15
     Investments in properties outside of the United States
      subject us to foreign currency risks which may impact
      distributions.........................................   15
     International investment risks, including currency
      fluctuation, adverse political or economic
      developments, lack of uniform accounting standards
      (including availability of information in accordance
      with U.S. generally accepted accounting principles),
      uncertainty of foreign laws and the difficulty of
      enforcing certain obligations in other countries will
      affect our operations and our ability to make
      distributions.........................................   15
     The offering price for shares was determined by our
      Board.................................................   16
     We were incorporated in June 2003 and have a limited
      operating history.....................................   16
     Our success will be dependent on the performance of W.
      P. Carey & Co. .......................................   16
     This is the first REIT managed by W. P. Carey & Co.
      that will have significant focus on international
      investment............................................   16
     A delay in investing funds may adversely affect or
      cause a delay in our ability to deliver expected
      returns to investors and may adversely affect our
      performance...........................................   16
     Shareholders' equity interests may be diluted..........   16
     Our board of directors may change our investment
      policies without shareholder approval, which could
      alter the nature of your investment...................   17
  RISKS RELATED TO OUR OPERATIONS
     We may have difficulty selling or re-leasing our
      properties............................................   17
     The inability of a tenant in a single tenant property
      to pay rent will reduce our revenues..................   17
     If our tenants are highly leveraged, they may have a
      higher possibility of filing for bankruptcy or
      insolvency............................................   17
     The bankruptcy or insolvency of tenants may cause a
      reduction in revenue..................................   18
     Our tenants generally will not have access to
      traditional sources of credit, which may create a
      higher risk of lease defaults and therefore lower
      revenues..............................................   18
     Liability for uninsured losses could adversely affect
      our financial condition...............................   19
     Potential liability for environmental matters could
      adversely affect our financial condition..............   19
     Our use of debt to finance acquisitions could adversely
      affect our cash flow..................................   19
     Balloon payment obligations may adversely affect our
      financial condition...................................   19
     Our participation in joint ventures creates additional
      risk..................................................   19
     We may incur costs to finish build-to-suit
      properties............................................   20
     We may face competition for acquisition of
      properties............................................   20
     We can not guarantee that W. P. Carey & Co. will
      successfully manage CPA(R):16 - Global. ..............   20
     W. P. Carey & Co. may be subject to conflicts of
      interest..............................................   20
     The sales agent's affiliation with W. P. Carey & Co.
      may hinder the performance of its due diligence
      obligations...........................................   21
  RISKS RELATED TO AN INVESTMENT IN OUR SHARES
     We are subject to the risks of real estate ownership
      which could reduce the value of our properties........   21
     There is not, and may never be a public market for our
      shares, so it will be difficult for shareholders to
      sell shares quickly...................................   21
     Failure to qualify as a REIT would adversely affect our
      operations and ability to make distributions..........   21
     The IRS may treat sale-leaseback transactions as loans,
      which could jeopardize our REIT status................   22
     The limit on the number of shares of CPA(R):16 - Global
      a person may own may discourage a takeover............   22
     Maryland law could restrict change in control..........   22
     There are special considerations for pension or
      profit-sharing trusts, Keoghs or IRAs.................   22
Estimated Use of Proceeds...................................   24
Management Compensation.....................................   26
Conflicts of Interest.......................................   36
Prior Offerings by Affiliates...............................   39
Management..................................................   47
     Directors and Executive Officers of CPA(R):16 -
      Global. ..............................................   48

                                                              PAGE
                                                              ----
     Additional Management..................................   51
     Investment Committee...................................   54
     Shareholdings..........................................   55
     Compensation...........................................   55
     Investment Decisions...................................   56
     Limited Liability and Indemnification of Directors,
      Officers, Employees and Other Agents..................   56
     Advisory Agreement.....................................   57
Investment Objectives, Procedures and Policies..............   59
     Investment Procedures..................................   61
     Types of Investments...................................   63
     Use of Borrowing -- Non-Recourse Financing.............   67
     Other Investment Policies..............................   67
     Investment Limitations.................................   69
     Change In Investment Objectives And Limitations........   70
     Quantitative and Qualitative Disclosures about Market
      Risk..................................................   70
Holders of Shares of the Company............................   70
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   71
Description of the Properties...............................   75
United States Federal Income Tax Considerations.............   76
     Opinion Of Counsel.....................................   77
     Requirements For Qualification.........................   78
     Election To Retain Our Long-Term Capital Gains.........   82
     Deficiency Distributions...............................   82
     Failure To Qualify As A REIT...........................   83
     Sale-Leaseback Transactions............................   83
     Taxation Of Domestic Shareholders......................   84
     Treatment of Tax-Exempt Shareholders...................   86
     Special Tax Considerations For Foreign Shareholders....   86
     Information Reporting Requirements And Backup
      Withholding Tax For Domestic Shareholders.............   88
     Backup Withholding Tax for Foreign Shareholders........   89
     Statement of Stock Ownership...........................   89
     State and Local Tax....................................   89
ERISA Considerations........................................   89
     Plan Assets............................................   90
     Other Prohibited Transactions..........................   92
     Investment In Escrow Account...........................   92
     Annual Valuation.......................................   92
Description of Shares.......................................   93
     General Description of Shares..........................   93
     Meetings and Special Voting Requirements...............   94
     Restriction on Ownership of Shares.....................   95
     Distributions..........................................   96
     Summary of Distribution Reinvestment and Share Purchase
      Plan..................................................   96
     Redemption of Shares...................................   98
     Restrictions On Roll-Up Transactions...................  100
     Transfer Agent.........................................  101
     Promoter...............................................  101
The Offering................................................  101
     Order Procedures.......................................  104
     Escrow Arrangements....................................  105
Reports to Shareholders.....................................  106
Legal Opinions..............................................  106
Experts.....................................................  106
Sales Literature............................................  106
Further Information.........................................  107
Financial Statements........................................  F-1
Prior Performance Tables....................................  A-1
Order Form..................................................  B-1

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

     CPA(R):16 - Global was formed primarily for the purpose of engaging in the business of investing in and owning income producing industrial and commercial real property both domestically and outside the United States. We refer to Corporate Property Associates 16 - Global Incorporated as "CPA(R):16 - Global" in this prospectus. CPA(R):16 - Global expects to qualify as a real estate investment trust, or a "REIT" no later than the 2004 tax year. Our office is at 50 Rockefeller Plaza, New York, New York. Our phone number is 1-800-WP CAREY, and our web address is www.cpa16global.com.

INVESTMENT PROCEDURES AND POLICIES

     Substantially all of our investments will be income-producing properties which are, upon acquisition, improved or being developed or which will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the net proceeds of this offering will be invested within the United States and the remainder of the net proceeds of this offering will be invested outside the United States.

     We will seek tenants we believe have stable or improving credit profiles and credit potential that has not been recognized by the traditional credit market. We believe that there is currently a shortage of capital available for companies with these characteristics. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. These leases will generally be full-recourse obligations of our tenants or their affiliates. Our advisor, W. P. Carey & Co., executes our investment strategy and manages our portfolio of properties. W. P. Carey & Co. seeks to include a clause in each lease that provides for increases in rent over the term of the lease. W. P. Carey & Co. will attempt to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, W. P. Carey & Co. attempts to reduce the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region or property type. We expect that a portion of our investments will be in properties outside the United States, and that some of those investments will be in the European Union. To the extent that our investments become concentrated in The European Union or some other region, the return on your investment will be largely dependent on the economic performance of such region.

     W. P. Carey & Co. evaluates the financial capability of the lessee and its ability to perform the terms of the lease by examining operating results of properties. Whether a prospective tenant is creditworthy is be determined by W.
P. Carey & Co.'s investment committee. We expect that most of our future acquisitions will be through sale-leaseback transactions. We may make investments in other types of transactions.

     Generally, we expect to enter into leases that are long-term "triple-net" leases. "Long Term" generally means 10 to 20 years plus renewal options for an additional 10 to 20 years for domestic leases, and 15 to 25 years for foreign leases (unless local, legal or tax considerations require shorter terms) with renewal terms for up to an additional 10 years. "Triple-net" means that the tenant, not CPA(R):16 - Global, is responsible for repairs, maintenance, property taxes, utilities and insurance. Under our typical net lease, a tenant is expected to pay us minimum base rent on a regular basis. In addition, our leases will usually require the tenant to pay rent increases that are either fixed, based on an index like the Consumer Price Index or tied to a percentage of sales at the property over an agreed-upon base. We may enter into leases where we have responsibility for replacement of specific parts of a property like a roof or parking lot. We do not expect that these leases will make up a significant portion of the portfolio.

THE ADVISOR AND MANAGEMENT

     W. P. Carey & Co. LLC, through its wholly-owned subsidiary, Carey Asset Management Corp., is our advisor. It is responsible for managing CPA(R):16 - Global on a day-to-day basis and for identifying and making acquisitions on our behalf. Carey Asset Management Corp. and W. P. Carey & Co. LLC share the same address and telephone number.

     The board of directors oversees the management of CPA(R):16 - Global. The board will consist of five directors. Three of the directors will be independent of W. P. Carey & Co. and will have responsibility for reviewing its performance. The directors are elected annually by our shareholders.

     All investment decisions made by W. P. Carey & Co. must be approved by the investment committee. Members of the investment committee have over 170 years of combined experience in evaluating credit, an important element in a long-term net lease transaction. The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio.

      -- Nathaniel S. Coolidge was Senior Vice President -- head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company where his responsibilities included overseeing its portfolio of fixed income investments.

      -- Dr. Lawrence R. Klein won the Nobel Prize in Economics in 1980 and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.

      -- Ralph F. Verni, is a private investor and business consultant and is currently serving on several Boards of Directors, including the Advisor.

     Many of the officers and directors of W. P. Carey & Co. are also officers or may become directors of CPA(R):16 - Global. W. P. Carey & Co. has responsibility for all aspects of the operations of CPA(R):16 - Global including:

      -- selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by CPA(R):16 - Global, subject to the approval of the investment committee;

      -- negotiating the terms of any borrowing by CPA(R):16 - Global, including lines of credit and any long-term financing;

      -- managing the day-to-day operations of CPA(R):16 - Global including accounting, property management and investor relations; and

      --  arranging for and negotiating the sale of assets.

     See the "Management" section of this prospectus for a description of the business background of the individuals who are responsible for the management of CPA(R):16 - Global and W. P. Carey & Co., as well as for a description of the services W. P. Carey & Co. provides. In payment for these services, the advisor and its affiliates receive substantial fees.

RISK FACTORS

     AN INVESTMENT IN CPA(R):16 - GLOBAL HAS RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW:

  Risks Related to This Offering

      -- We may not be able to raise sufficient funds to diversify our real estate portfolio.

      -- Investments in properties outside of the United States subject us to foreign currency risks which may impact distributions.

      -- International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries will affect our operations and our ability to make distributions.

      --  The offering price for shares was determined by our Board.

      -- We were incorporated in June 2003 and have a limited operating history.

      --  Our success will be dependent on the performance of W. P. Carey & Co.

      -- A delay in investing funds may cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

      --  Shareholders' equity interests may be diluted.

      -- Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.

  Risks Related to Our Operations

      --  We may have difficulty selling or re-leasing our properties.

      -- The inability of a tenant in a single tenant property to pay rent will reduce our revenues.

      -- If our tenants are highly leveraged, they may have a higher possibility of filing for bankruptcy or insolvency.

      -- The bankruptcy or insolvency of tenants may cause a reduction in revenue.

      -- Our tenants generally will not have access to traditional sources of credit, which may create a higher risk of lease defaults and therefore lower revenues.

      -- Liability for uninsured losses could adversely affect our financial condition.

      -- Potential liability for environmental matters could adversely affect our financial condition.

      -- Our use of debt to finance acquisitions could adversely affect our cash flow.

      -- Balloon payment obligations may adversely affect our financial condition.

      --  Our participation in joint ventures creates additional risk.

      --  We may incur costs to finish build-to-suit properties.

      --  We may face competition for acquisition of properties.

      -- We can not guarantee that W. P. Carey & Co. will successfully manage CPA(R):16 - Global.

      -- W. P. Carey may be subject to conflicts of interest because, for example, we pay substantial fees to W. P. Carey & Co. and its affiliates based on asset values and other quantitative factors and not strictly on the quality of services provided. This may affect its investment decisions. This incentive fee structure may encourage our advisor to make investments with increased leverage or to make riskier or more speculative investments. Also, CPA(R):16 - Global, our advisor and Carey Financial Corporation are affiliates with common management, and agreements between us and our affiliates may not be arms-length agreements.

      -- The sales agent's affiliation with W. P. Carey & Co. may hinder the performance of its due diligence obligations.

  Risks Related to an Investment in Our Shares

      -- We are subject to the risks of real estate ownership which could reduce the value of our properties.

      -- There is not, and may never be a public market for our shares, so it will be difficult for shareholders to sell shares quickly.

      -- Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

      -- The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT status.

      -- The limit on the number of shares of CPA(R):16 - Global a person may own may discourage a takeover.

      --  Maryland law could restrict change in control.

      -- There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs.

INVESTMENT OBJECTIVES

     Our purpose is to provide investors with an opportunity to diversify their investment holdings by providing an exposure to both domestic and international income producing real estate.

      -- TO OWN A DIVERSIFIED PORTFOLIO OF NET-LEASED REAL ESTATE THAT WILL INCREASE IN VALUE.

      --  TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE.

      -- TO INCREASE EQUITY IN OUR REAL ESTATE THROUGH REGULAR MORTGAGE PRINCIPAL PAYMENTS.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property. See "Prior Offerings By Affiliates" for a description of the experience of the CPA(R) programs in making investments managed by W. P. Carey & Co. and its affiliates. Prior CPA(R) programs have had similar investment objectives while making investments in real estate primarily in the United States. As discussed elsewhere in this prospectus, we expect a larger portion of our investments will be outside the United States, and there are some inherent factors, including foreign currency risks, which are outside of our control and could adversely affect our ability to achieve these objectives as compared to REITs focused primarily on investments in the United States. These factors may also result in significant fluctuations in the amount of our distributions, especially when compared to the distributions paid in prior CPA(R) programs. See "Risk Factors" for a description of risks associated with our investments.

     If we have not provided some form of liquidity or if our shares are not liquidated, generally within eight to twelve years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings.

     We may borrow money to purchase properties. While there is no limit on the amount of borrowing with respect to individual properties, we expect to borrow approximately 60% of the purchase price of individual domestic properties, and approximately 75% of the purchase price of individual foreign properties. The amount of borrowing on our property portfolio as a whole may not exceed 75% of the purchase price of our properties without the approval of our board of directors. We will mitigate the risk of currency fluctuation by financing our properties in the local currency denominations, but our doing so will not insulate our equity in our properties from currency fluctuations.

OUR REIT STATUS

     CPA(R):16 - Global intends to qualify as a REIT no later than the 2004 tax year. A REIT is a company that combines the capital of many investors to acquire or provide financing for real estate. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders as long as we distribute at least 90% of our taxable income on an annual basis. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. Foreign currency gains are not qualified revenue and are subject to limitations. If we fail to qualify for taxation as a REIT initially or in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. We may not have sufficient income and distributions during the 2003 tax year to make an election to qualify as a REIT worthwhile for that tax year. If we do not make the election for the 2003 tax year, we will be taxed at regular corporate rates for that year.

CONFLICTS OF INTEREST

     Some of our officers, who are also officers or directors of W. P. Carey & Co., may experience conflicts of interest in their management of CPA(R):16 - Global. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

      -- allocation of new investments and management time and services between us and various other affiliates;

      --  the timing and terms of the investment in or sale of an asset;

      --  investments with affiliates of W. P. Carey & Co.;

      --  compensation to W. P. Carey & Co.;

      -- our relationship with the sales agent, Carey Financial, which is an affiliate of CPA(R):16 - Global and W. P. Carey & Co.; and

      -- the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither CPA(R):16 - Global nor its shareholders will have separate counsel.

     The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

     The "Prior Offerings by Affiliates" section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of W. P. Carey & Co. in the past, including nine public limited partnerships and five unlisted public REITs. As of September 30, 2003, these entities, which invest in industrial and commercial properties that are leased on a "triple-net" basis had purchased 650 properties including 42 properties in the European Union. Statistical data relating to the public limited partnerships and the unlisted REITs are contained in Appendix A -- Prior Performance Tables.

THE OFFERING

Maximum Offering...............$1,100,000,000


Minimum Offering...............$10,000,000. If we do not sell $10,000,000 in shares before December 12, 2004 we will return your funds in the escrow account and stop selling shares.


Minimum Investment.............200 shares. (The minimum investment amount may vary from state to state. Please see the "Suitability Standards" section for more details.)

Suitability Standards..........Net worth of at least $45,000 and annual gross income of at least $45,000;

                               OR

                               Net worth of at least $150,000 (For this purpose, net worth excludes home, furnishings and personal automobiles).

                               Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the "Suitability Standards" section for more details.

Distribution Policy............Consistent with our objective of qualifying as a
                               REIT, we expect to pay quarterly distributions and distribute at least 90% of our REIT taxable income.

Our Advisor....................W. P. Carey & Co. manages our day-to-day operations and selects our real estate
                               investments.

Estimated Use of Proceeds......87% -- to acquire properties
                               13% -- to pay fees and expenses


     This is a "best efforts" offering. When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares beyond the minimum offering amount will be sold. If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you order. The purchase price will be placed into escrow with Deutsche Bank Trust Company Americas, along with those of other investors, in an interest-bearing account until the time you are admitted by us as a shareholder. We will admit shareholders generally no later than the last day of the month following acceptance of your order. You will be paid interest on those funds if they are held in the escrow account for more than 20 days. The offering will not last beyond December 12, 2005.

     We may not complete a sale to you until at least five business days have passed since you received this prospectus. Once you have ordered the shares and your money has been deposited with Deutsche Bank, your order may not be withdrawn, unless we permit you to revoke your order in our sole discretion.


COMPENSATION

     CPA(R):16 - Global pays W. P. Carey & Co. and its affiliated companies fees for its services and will reimburse W. P. Carey & Co. for some expenses. Outlined below are the most significant items of compensation.


      -- For identifying, structuring and arranging the financing for real estate acquisitions, W. P. Carey & Co. will be paid acquisition fees of two and one half percent of the total purchase price of all properties purchased by us. W. P. Carey & Co. will also be paid a subordinated acquisition fee which, when aggregated with all other subordinated acquisition fees, will not exceed two percent of the total purchase price of all properties purchased by us. This subordinated acquisition fee will accrue but will be withheld for any quarter through which the cumulative annual distribution paid to shareholders is less than six percent. Any such withheld subordinated acquisition fee shall be payable at the end of any year through which we pay distributions at a cumulative annual non-compounded distribution return of at least five percent. This subordinated acquisition fee will be paid out in equal installments over three years. The total of all acquisition fees (including subordinated acquisition fees and any interest thereon) and the acquisition expense allowance we pay may not exceed six percent of the aggregate contract purchase price of all properties we purchase with the proceeds of this offering.



      -- W. P. Carey & Co. will be paid a monthly asset management fee at the rate of one percent of the average invested assets of CPA(R):16 - Global per annum. The asset management fee is payable in cash or restricted stock at the option of W. P. Carey & Co. One-half of this fee will accrue but will not be paid in any quarter in which we have not paid distributions at a cumulative annual non-compounded distribution return of at least six percent per year through such quarter. Any such withheld asset management fee shall be payable at the end of the quarter through which we pay distributions at a cumulative annual non-compounded distribution return of at least six percent.


      -- W. P. Carey & Co. will be paid a subordinated incentive fee of 15% of any appreciation in the value of the real estate when we sell a property. This fee will be paid only after we have provided a cumulative annual non-compounded distribution return of six percent per year and either returned 100% of the money invested by shareholders or provided liquidity through listing the shares on a national securities exchange or inclusion on Nasdaq. In the event the subordinated incentive fee is paid to W. P. Carey as a result of the listing of our shares or inclusion on Nasdaq, no termination fee will be paid if the advisory agreement is terminated after the listing or inclusion.

      -- W. P. Carey & Co. will be paid a subordinated disposition fee in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) three percent of the contract sales price of a property if W. P. Carey & Co. provides a substantial amount of services in the sale of a property. The subordinated disposition fee shall be deferred until shareholders have received a return of 100% of their initial investment (through liquidity or distributions) plus a six percent non-compounded cumulative annual distribution return, commencing with the initial closing date. To the extent that we do not pay the subordinated disposition fee because of the foregoing limitation, the unpaid fees will be accrued and paid at the time the limitation has been satisfied. The total real estate commissions we pay shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property.

     There are many additional conditions and restrictions on the payment of fees to W. P. Carey & Co. There are also a number of other smaller items of compensation and expense reimbursement that W. P. Carey & Co. and its affiliates may receive during the life of CPA(R):16 - Global. The table set forth below briefly outlines certain additional fees payable in connection with this offering, but should not be relied on as a complete description of all the terms of all of such fees. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, as well as commission and other fees that are reallowed to selected dealers, please see the "Management Compensation" section of this prospectus.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co.      Reimbursement for organization and    Estimated at $38,500,000 if
                       offering expenses (excluding selling  110,000,000 shares are sold.
                       commissions), up to four percent of
                       the gross offering proceeds. Any
                       excess over four percent will be
                       borne by W. P. Carey & Co.
Carey Financial        Selected dealer fee of one and        The selected dealer fee is estimated
                       one-half percent of the price of      to be $16,500,000 if 110,000,000
                       each share, to be paid to Carey       shares are sold in this offering.
                       Financial, and reallowed to selected
                       dealers for shares sold by the
                       selected dealers.
Carey Financial        Selling commissions equal to $0.65    The estimated amount payable to
                       per share sold. Carey Financial       Carey Financial is $71,500,000 if
                       will, in turn, reallow $0.65 per      110,000,000 shares are sold in this
                       share of commissions to selected      offering, all of which will be
                       dealers.                              reallowed to the selected dealers.
W. P. Carey & Co.      Reimbursement of operating expenses.  Not determinable at this time.
                       Our operating expenses may not
                       exceed the greater of two percent of
                       the total amount invested by us in
                       real estate or 25% of our net income
                       in any 12-month period.
W. P. Carey & Co.      A loan refinancing fee payable by     Not determinable at this time.
                       either the tenant of a property or
                       CPA(R):16 - Global, which may not
                       exceed one percent of the principal
                       amount of any refinancing obtained
                       by CPA(R):16 - Global for which W.
                       P. Carey & Co. renders substantial
                       services. The loan refinancing fee
                       will be payable only if certain
                       conditions are met.
Independent Directors  We pay to each independent director   The estimated aggregate compensation
                       an annual fee of $18,000, and an      payable to the independent directors
                       additional $3,000 to the Chairman of  as a group for a full fiscal year is
                       the audit committee.                  approximately $57,000.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co.      Termination Fee shall be payable in   Not determinable at this time.
                       an amount equal to 15% of the
                       amount, if any, by which (i) the
                       appraised value of the properties on
                       the date of termination of the
                       advisory agreement less amounts of
                       all indebtedness secured by the
                       properties, exceeds (ii) investors'
                       initial capital plus a six percent
                       non-compounded cumulative annual
                       distribution return less all
                       distributions we pay through the
                       date of termination. In the event
                       the subordinated incentive fee is
                       paid to W. P. Carey as a result of
                       the listing of the shares, no
                       termination fee will be paid to W.
                       P. Carey.

DESCRIPTION OF PROPERTIES

     W. P. Carey & Co. is actively seeking and evaluating potential property acquisitions. We plan to evaluate potential acquisitions on a case-by-case basis and have no predetermined limitations or targets for geographical location. When it appears likely that we will purchase one or more properties, a description of those properties will be made available to all potential investors in a document called a supplement. You should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, we or the seller will decide not to complete the sale. See "Description of Properties" for a description of our initial proposed acquisition.

ERISA CONSIDERATIONS

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on retirement plans and individual retirement accounts, referred to as IRAs, subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and/or the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or IRA should read this section very carefully.

DESCRIPTION OF SHARES

 General

     We will not issue stock certificates. A shareholder's investment will be recorded on our books as held by Phoenix American, our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to Phoenix American.

 Shareholder Voting Rights and Limitations

     Shareholders will meet each year for the election of directors. Other business matters may be presented at the annual meeting or at special shareholder meetings. You are entitled to one vote for each share you own. All shareholders are bound by the decision of the majority of shareholders who vote on each question voted upon.

 Limitation on Share Ownership

     The articles of incorporation of CPA(R):16 - Global restrict ownership by one person and their affiliates of more than 9.8% of the issued and outstanding shares. See "Description Of Shares -- Restriction on Ownership of Shares." These restrictions are designed to enable us to comply with restrictions imposed on REITs by the Internal Revenue Code.

 Sale of Shares

     At the time you purchase them, the shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your shares unless you sell them at a substantial discount.

     It is our goal to provide liquidity for CPA(R):16 - Global shares. This may be achieved through listing the shares on a national securities exchange or over-the-counter market or by providing some other form of liquidity, including liquidity through the redemption plan. If we do not provide liquidity generally within eight to twelve years after the proceeds from this offering are fully invested, we may sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting. We will return the proceeds from asset sales done in anticipation of liquidation to our shareholders through distributions.

     Beginning one year after you become a shareholder, you may request that we redeem your shares in accordance with our redemption plan. The redemption procedures are described in the "Description of Shares -- Redemption of Shares" section of this prospectus. The redemption will be subject to a surrender charge and other conditions.

     For a more complete description of the shares, including limitations on the ownership of shares, please refer to the "Description of Shares" section of this prospectus.

DISTRIBUTIONS

     The board of CPA(R):16 - Global will determine the amount of distributions we will pay in the future. Because we expect to pay distributions quarterly, an investor should not expect to wait more than three months, plus the time between the record date and payment date, to receive a distribution after the closing of a purchase of our shares. As discussed elsewhere in this prospectus, there are some inherent factors, including foreign currency risks, which are outside of our control that may adversely affect our ability to achieve these objectives as compared to REITs focused primarily on investments in the United States. These factors may also result in significant fluctuations in the amount of our distributions, especially when compared to the distributions paid in prior CPA(R) programs.

     Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits and will be taxable at ordinary income rates. Because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CPA(R):16 - Global is liquidated, at which time you will be taxed at the applicable capital gains rate. The provisions of the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally will not impact the tax treatment of distributions from REITs. Because each investor's tax considerations are different, we suggest you consult with your tax advisor. You should also review the section of the prospectus entitled "United States Federal Income Tax Considerations."

REPORTS TO SHAREHOLDERS

     You will receive periodic updates on the performance of your investment in CPA(R):16 - Global, including

      --  Four quarterly distribution reports;

      --  An annual report; and

      --  A Form 1099 report that will be mailed by January 31 of each year.

DISTRIBUTION REINVESTMENT PLAN

     We have adopted a distribution reinvestment plan in which investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of the prospectus entitled "Description of Shares -- Summary of Distribution Reinvestment and Share Purchase Plan."

                If you have more questions about the offering or
            if you would like additional copies of this prospectus,
             you should contact your registered representative or:

                               CPA(R):16 - GLOBAL
                             W. P. Carey & Co. LLC
                              50 Rockefeller Plaza
                               New York, NY 10020
                                 1-800-WP CAREY
                            cpa16global@wpcarey.com

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

RISKS RELATED TO THIS OFFERING

WE MAY NOT BE ABLE TO RAISE SUFFICIENT FUNDS TO DIVERSIFY OUR REAL ESTATE PORTFOLIO.

     The offering is on a best-efforts basis and is conditioned on the sale of at least 1,000,000 shares. Our potential profitability and ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds at our disposal. The investment of a smaller sum of money will likely result in the acquisition of fewer properties and, accordingly, less diversification of our real estate portfolio than the investment of a larger sum in a greater number of properties. The amount we have to invest will depend on the amount raised in this offering and the amount of money we are able to borrow. Lack of diversification will increase the potential adverse effect on us and you of a single under-performing investment.

INVESTMENTS IN PROPERTIES OUTSIDE OF THE UNITED STATES SUBJECT US TO FOREIGN CURRENCY RISKS WHICH MAY IMPACT DISTRIBUTIONS.

     We will be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. We expect that our principal currency exposures will be to the Euro and the Pound Sterling (U.K.). Although we are not prohibited from doing so, we do not currently intend to engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. We will attempt to mitigate the risk of currency fluctuation by financing our properties in the local currency denominations, although there can be no assurance that this will be effective. As a result, changes in the relation of any such foreign currency to U.S. dollars will affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders' equity. Also, if, in the future, we were to engage in foreign currency exchange rate hedging activities, any income recognized with respect to these hedges (as well as any foreign currency gain recognized with respect to changes in exchange rates) will generally not qualify as eligible income for purposes of either the 75% gross income test or the 95% gross income test that we must satisfy annually in order to qualify and maintain our status as a REIT. See -- "Failure to qualify as a REIT would adversely affect our operations and ability to make distributions" and "United States Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests."

     Changes in foreign currency exchange rates used to value the REIT's foreign assets would be considered changes in the value of the REIT's assets, and therefore, may adversely affect our status as a REIT. Further, by keeping bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

INTERNATIONAL INVESTMENT RISKS, INCLUDING CURRENCY FLUCTUATION, ADVERSE POLITICAL OR ECONOMIC DEVELOPMENTS, LACK OF UNIFORM ACCOUNTING STANDARDS (INCLUDING AVAILABILITY OF INFORMATION IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES), UNCERTAINTY OF FOREIGN LAWS AND THE DIFFICULTY OF ENFORCING CERTAIN OBLIGATIONS IN OTHER COUNTRIES WILL AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.

     Foreign real estate investments involve certain risks not generally associated with investments in the United States. These risks include, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, potential imposition of adverse or confiscatory taxes, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. Each of these risks might adversely impact our performance and or impair our ability to make expected distributions to shareholders. In addition, there is less publicly available information about foreign companies and a lack of a uniform financial accounting standards and practices (including the availability of information in accordance with accounting principles generally accepted in the United States of America) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies. Certain of these risks may be greater in emerging markets and less developed countries.

THE OFFERING PRICE FOR SHARES WAS DETERMINED BY OUR BOARD.

     The offering price of the shares was determined by our Board of Directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

WE WERE INCORPORATED IN JUNE 2003 AND HAVE A LIMITED OPERATING HISTORY.

     We were incorporated in June 2003 and have not yet commenced property acquisitions. We cannot guarantee that we will find suitable property investments, or that our tenants will fulfill their lease obligations. Our failure to timely invest the proceeds of this offering, or to invest in quality properties could diminish returns to investors.

OUR SUCCESS WILL BE DEPENDENT ON THE PERFORMANCE OF W. P. CAREY & CO.

     Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of W. P. Carey & Co. in the acquisition of investments, the selection of tenants, the determination of any financing arrangements, and upon the management of the assets. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of W. P. Carey & Co. and the oversight of the board of directors.

THIS IS THE FIRST REIT MANAGED BY W. P. CAREY & CO. THAT MAY HAVE SIGNIFICANT FOCUS ON INTERNATIONAL INVESTMENTS.

     We and our manager have no experience managing a REIT whose focus is on making a significant percentage of its investments outside of the United States. International investments made by prior CPA(R) REITs and investment vehicles managed by W. P. Carey & Co. and its affiliates have not generally exceeded 7% of the aggregate property holdings and currently include 44 properties purchased for $436 million in the European Union. Our lack of international investing experience could cause a delay in investing funds, increased investment expenses or lower quality investments than anticipated, and therefore could adversely affect our revenues and distributions to shareholders.

A DELAY IN INVESTING FUNDS MAY ADVERSELY AFFECT OR CAUSE A DELAY IN OUR ABILITY TO DELIVER EXPECTED RETURNS TO INVESTORS AND MAY ADVERSELY AFFECT OUR PERFORMANCE.

     We have not yet identified any of the properties to be purchased with the proceeds of this offering. Therefore, there could be a substantial delay between the time you invest in shares and the time all offering proceeds are invested by us. This could cause a substantial delay in the time it takes for your investment to realize its full potential return, and could adversely affect your total return.

SHAREHOLDERS' EQUITY INTERESTS MAY BE DILUTED.

     When shares of our stock are sold in this offering, the equity interest of shareholders may be diluted. Because investors will pay the same price per share during this offering, the value of shares acquired by shareholders during the early part of this offering will be diluted upon the purchase of shares by shareholders purchasing subsequently if investments acquired during the early part of the offering appreciate in value. Conversely, if investments acquired by us early in the offering depreciate in value, the value of the shares purchased later in this offering will be diluted immediately upon the purchase of the shares. Also, our advisor has the right to receive certain fees in the form of shares of our common stock, in lieu of cash. The value of the shares received is subject to the same volume discounts available to purchasers of shares in this offering. In the event a significant number of shares are sold to our advisor at discount prices, the value of shares purchased by others in this offering may be diluted.

OUR BOARD OF DIRECTORS MAY CHANGE OUR INVESTMENT POLICIES WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ALTER THE NATURE OF YOUR INVESTMENT.

     Our bylaws require that our independent directors review our investment policies at least annually to determine that they the policies we are following are in the best interest of the shareholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the directors (including a majority of the independent directors), without the approval of our shareholders. As a result, the nature of your investment could change without your consent.

RISKS RELATED TO OUR OPERATIONS

WE MAY HAVE DIFFICULTY SELLING OR RE-LEASING OUR PROPERTIES.

     Real estate investments generally lack liquidity compared to other financial assets and this lack of liquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The net leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our shareholders.

THE INABILITY OF A TENANT IN A SINGLE TENANT PROPERTY TO PAY RENT WILL REDUCE OUR REVENUES.

     We expect that most of our properties will each be occupied by a single tenant and, therefore, the success of our investments is materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

IF OUR TENANTS ARE HIGHLY LEVERAGED, THEY MAY HAVE A HIGHER POSSIBILITY OF FILING FOR BANKRUPTCY OR INSOLVENCY.

     Of tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions, those that are highly leveraged may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues would be reduced and could cause us to reduce distributions to shareholders. We may have highly leveraged tenants in the future.

THE BANKRUPTCY OR INSOLVENCY OF TENANTS MAY CAUSE A REDUCTION IN REVENUE.

     Bankruptcy or insolvency of a tenant could cause:

     - the loss of lease payments;

     - an increase in the costs incurred to carry the property;

     - a reduction in the value of shares; and

     - a decrease in distributions to shareholders.

     Under bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years' lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net-lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor. Those rights would not include a right to compel the tenant to timely perform its obligations under the lease but would instead entitle us to "adequate protection," a bankruptcy concept that applies to protect against further decrease in the value of the property if the value of the property is less than the balance owed to us.

     As a general rule, insolvency laws outside of the United States are not as favorable to reorganization or to the protection of a debtor's rights as tenants under a lease as are the laws in the United States. Our rights to terminate a lease for default are more likely to be enforceable in countries other than the United States, while a debtor/tenant or its insolvency representative is less likely to have rights to force continuation of lease without our consent. Nonetheless, most such laws would permit a tenant or an appointed insolvency representative to terminate a lease if it so chose.

     However, because the bankruptcy laws of the United States are considered to be more favorable to debtors and to their reorganization, entities which are not ordinarily perceived as United States entities may seek to take advantage of the United States bankruptcy laws if they are eligible. An entity would be eligible to be a debtor under the United States bankruptcy laws if it had a domicile (state of incorporation or registration), place of business or assets in the United States. If a tenant became a debtor under the United States bankruptcy laws, then it would have the option of continuing or terminating any unexpired lease. Prior to taking the requisite procedural steps to continue or terminate an unexpired lease, the tenant (or its trustee if one has been appointed) must timely perform all obligations of the tenant under the lease.

     The programs managed by W. P. Carey & Co. or its affiliates have had tenants file for bankruptcy protection and are involved in litigation (including two international tenants). Four of the prior fourteen CPA(R) programs reduced the rate of distributions to their investors as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."

OUR TENANTS GENERALLY WILL NOT HAVE ACCESS TO TRADITIONAL SOURCES OF CREDIT, WHICH MAY CREATE A HIGHER RISK OF LEASE DEFAULTS AND THEREFORE LOWER REVENUES.

     Generally, no credit rating agencies evaluate or rank the debt or the credit risk of many of our tenants, as we seek tenants that we believe will have stable or improving credit profiles that have not been recognized by the traditional credit market. Our long-term leases with certain of these tenants may therefore pose a higher risk of default than would long term leases with tenants whose credit potential has already been recognized by the market.

LIABILITY FOR UNINSURED LOSSES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Losses from disaster-type occurrences (such as wars, terrorist activities or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties, which in turn could cause the value of the shares and distributions to shareholders to be reduced.

POTENTIAL LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We may own industrial and commercial properties that will cause us to be subject to the risk of liabilities under federal, state and local environmental laws. Some of these laws could impose the following on CPA(R):16 - Global:

      -- Responsibility and liability for the cost of removal or remediation of hazardous substances released on our property, generally without regard to our knowledge or responsibility of the presence of the contaminants.

      -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of these substances.

      -- Potential liability for common law claims by third parties based on damages and costs of environmental contaminants.

     Our costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral.

OUR USE OF DEBT TO FINANCE ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.

     Most of our property acquisitions will be made by borrowing a portion of the purchase price of our properties and securing the loan with a mortgage on the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and distributions to shareholders to be reduced. We generally borrow on a non-recourse basis to limit our exposure on any property to the amount of equity invested in the property. We expect to borrow approximately 60% of the purchase price of our properties. There is no limitation on the amount borrowed on a single property and the aggregate borrowings may not exceed 75% of the value of all properties without board approval.

BALLOON PAYMENT OBLIGATIONS MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Some of our financing may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make any balloon payment is uncertain and may depend upon our ability to refinance the mortgage or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

OUR PARTICIPATION IN JOINT VENTURES CREATES ADDITIONAL RISK.

     We may participate in joint ventures and purchase properties jointly with other entities, some of which may be unaffiliated with us. There are additional risks involved in these types of transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that W. P. Carey & Co. or our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

WE MAY INCUR COSTS TO FINISH BUILD-TO-SUIT PROPERTIES.

     We may sometimes acquire undeveloped or partially developed land parcels for the purpose of owning to-be-built facilities for a prospective tenant. Often, completion risk, cost overruns and on-time delivery are the obligations of the prospective tenant. To the extent that the tenant or the third-party developer experiences financial difficulty or other complications during the construction process, we may be required to incur project costs to complete all or part of the project within a specified time frame. The incurrence of these costs or the non-occupancy by the tenant may reduce the project's and our portfolio's returns.

WE MAY FACE COMPETITION FOR ACQUISITION OF PROPERTIES.

     We face competition for the acquisition of office and industrial properties in general, and such properties not leased to major corporations in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings.

WE CAN NOT GUARANTEE THAT W. P. CAREY & CO. WILL SUCCESSFULLY MANAGE CPA(R):16 - GLOBAL.

     The past performance of W. P. Carey & Co. managed partnerships and REITs may not be indicative of the performance of W. P. Carey & Co. with respect to our company especially as they did not focus a significant part of their investments in properties outside of the United States. We can not guarantee that W. P. Carey will be able to successfully manage and achieve liquidity for CPA(R):16 - Global to the extent it has done so for prior programs.

W. P. CAREY & CO. MAY BE SUBJECT TO CONFLICTS OF INTEREST.

     W. P. Carey & Co. manages our business and selects our real estate investments. W. P. Carey & Co. has some conflicts of interest in its management of CPA(R):16 - Global, which arise primarily from the involvement of W. P. Carey & Co. and its affiliates in other activities that may conflict with CPA(R):16 - Global and the payment of fees by us to W. P. Carey & Co. and its affiliates. The activities in which a conflict could arise between CPA(R):16 - Global and W.
P. Carey & Co. are:

      -- the receipt of compensation by W. P. Carey & Co. and its affiliates for property purchases, leases, sales and financing for CPA(R):16 - Global, which may cause W. P. Carey & Co. and its affiliates to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;

      -- agreements between CPA(R):16 - Global and W. P. Carey & Co. or any of its affiliates, including agreements regarding compensation of W. P. Carey & Co. and its affiliates, will not be negotiated on an arm's length basis as would occur if the agreements were with unaffiliated third parties;

      -- purchases and loans from affiliates, subject to CPA(R):16 - Global's investment procedures, objectives and policies, which will increase fees and interest payable to affiliates, thereby decreasing our net income and possibly causing us to incur higher leverage levels;

      -- competition with certain affiliates for property acquisitions, which may cause W. P. Carey and its affiliates to direct properties suitable for us to other related entities; and

      -- disposition, incentive and termination fees, which are based on the sale price of properties, may cause a conflict between the advisor's desire to sell a property and our plans to hold or sell the property.

Inherent in these transactions is the conflict of interest that arises due to the potential impact of the transaction on the amount of fees received by W. P. Carey & Co. and/or its affiliates and the distributions to shareholders.

THE SALES AGENT'S AFFILIATION WITH W. P. CAREY & CO. MAY HINDER THE PERFORMANCE OF ITS DUE DILIGENCE OBLIGATIONS.

     Carey Financial, a subsidiary of W. P. Carey & Co. will receive a selling commission for each share sold by it (except for sales made to W. P. Carey & Co., its employees or its affiliates) and reimbursement for specified expenses. As sales agent, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in the offering, including W. P. Carey & Co. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

RISKS RELATED TO AN INVESTMENT IN OUR SHARES

WE ARE SUBJECT TO THE RISKS OF REAL ESTATE OWNERSHIP WHICH COULD REDUCE THE VALUE OF OUR PROPERTIES.

     The performance and asset value of CPA(R):16 - Global is subject to risks incident to the ownership and operation of net leased industrial and commercial property, including:

      --  changes in the general economic climate;

      -- changes in local conditions such as an oversupply of space or reduction in demand for real estate;

      --  changes in interest rates and the availability of financing; and

      -- changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

THERE IS NOT, AND MAY NEVER BE A PUBLIC MARKET FOR OUR SHARES, SO IT WILL BE DIFFICULT FOR SHAREHOLDERS TO SELL SHARES QUICKLY.

     There is no current public market for the shares and, therefore, it will be difficult for shareholders to sell their shares promptly. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only. See "Description of Shares -- Redemption of Shares" for a description of our share redemption program.

FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO MAKE DISTRIBUTIONS.

     If we fail to qualify as a REIT in any taxable year, we would be subject to United States federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT status. Failing to obtain, or losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional United States tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

THE IRS MAY TREAT SALE-LEASEBACK TRANSACTIONS AS LOANS, WHICH COULD JEOPARDIZE OUR REIT STATUS.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT Taxable Income could be recalculated which could cause us to fail the Distribution Test. See "United States Federal Income Tax Considerations -- Sale-Leaseback Transactions."

THE LIMIT ON THE NUMBER OF SHARES OF CPA(R):16 - GLOBAL A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER.

     Our articles of incorporation restrict beneficial ownership of more than 9.8% of the outstanding shares by one person or affiliated group in order to meet REIT qualification rules. These restrictions may discourage a change of control of CPA(R):16 - Global and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of CPA(R):16 - Global. See "Description of Shares -- Restriction on Ownership of Shares."

MARYLAND LAW COULD RESTRICT CHANGE IN CONTROL.

     Provisions of Maryland law applicable to us prohibit business combinations with:

      -- any person who beneficially owns 10% or more of the voting power of outstanding shares;

      -- an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, referred to as an interested shareholder; or

      --  an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our shareholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

THERE ARE SPECIAL CONSIDERATIONS FOR PENSION OR PROFIT-SHARING TRUSTS, KEOGHS OR IRAS.

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or benefit plan in CPA(R):16 - Global, you should consider:

      -- whether your investment is consistent with the applicable provisions of ERISA or the Internal Revenue Code;

      -- whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan; and

      --  your need to value the assets of the benefit plan annually.

     We have obtained an opinion of Reed Smith LLP that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code which purchases shares. However, the opinion of Reed Smith is based on the facts and assumptions described in this prospectus, on our articles of incorporation and on our representations to them, and is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or
Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with W. P. Carey & Co. and its affiliates could be considered "prohibited transactions" which could cause us, W. P. Carey & Co. and its affiliates to be subject to liabilities and excise taxes. In addition, W. P. Carey & Co. could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

                           ESTIMATED USE OF PROCEEDS

     The following table presents information about how the money raised in this offering will be used. Information is provided assuming the maximum number of shares and the minimum number of shares are sold. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $1,100,000,000. Raising less than the full $1,100,000,000 will alter the amounts of commissions, fees and expenses set forth below. We expect that approximately 87% of the money invested by shareholders will be used to buy real estate, while the remaining 13% will be used to pay expenses and fees, including the payment of fees to W. P. Carey & Co. and its affiliates.

                                                                   MAXIMUM OFFERING             MINIMUM OFFERING
                                                                  SALE OF 110,000,000          SALE OF 1,000,000
                                                                        SHARES                       SHARES
                                                              ---------------------------   ------------------------
                                                                               PERCENT OF                 PERCENT OF
                                                                                 PUBLIC                     PUBLIC
                                                                                OFFERING                   OFFERING
                                                                  AMOUNT        PROCEEDS      AMOUNT       PROCEEDS
                                                              --------------   ----------   -----------   ----------
Public Offering Proceeds....................................  $1,100,000,000     100.00%    $10,000,000     100.00%
                                                              --------------    -------     -----------    -------
Less Offering Expenses
  Selling Commissions(1)....................................      71,500,000       6.50%        650,000       6.50%
  Other Organization and Offering Expenses(2)...............      38,500,000       3.50%        350,000       3.50%
                                                              --------------    -------     -----------    -------
        Total Offering Expenses.............................     110,000,000      10.00%      1,000,000      10.00%
                                                              --------------    -------     -----------    -------
Amount of Public Offering Proceeds Available for
  Investment................................................     990,000,000      90.00%      9,000,000      90.00%
                                                              --------------    -------     -----------    -------
Acquisition Fees(3).........................................      25,129,455       2.28%        228,450       2.28%
Acquisition Expenses(4).....................................       4,925,373       0.45%         44,777       0.45%
Working Capital Reserve(5)..................................               0          0               0          0
                                                              --------------    -------     -----------    -------
Total Proceeds to be Invested in Real Estate................  $  959,945,172      87.27%    $ 8,726,773      87.27%
                                                              ==============    =======     ===========    =======

---------------
Other terms of the subordinated acquisition fees are described in the "Management Compensation" section of this prospectus.

(1) We will generally pay a selling commission of $0.65 per share sold. See "The Offering" for a description of volume discounts.

(2) "Other Organization and Offering Expenses" represent all expenses incurred in connection with our formation, qualification and registration of our shares and in marketing and distributing the shares, and any other expenses and fees actually incurred and directly related to the offering and sale of the shares, except selling commissions. The total underwriting compensation to be paid to Carey Financial and the selected dealers in connection with this offering, including selling commissions, the selected dealer fee and expense reimbursements (including expense reimbursements for sales seminars, bonuses and sales incentives), cannot exceed 10% of the gross amount raised in the offering. However, an additional one half percent of gross proceeds from sales made by Carey Financial and each selected dealer may be paid for bona fide due diligence expenses. To the extent all organization and offering expenses (excluding selling commissions and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers) exceed four percent of the amount raised in this offering, the excess will be paid by W. P. Carey & Co. with no recourse to CPA(R):16 - Global. See "Management Compensation." See "The Offering" for a complete description of the fees and expense reimbursements payable to Carey Financial and the selected dealers.

(3) Acquisition fees include all fees and commissions (including interest thereon) paid by us to any party in connection with the making or investing in mortgage loans or the purchase, development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the property. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from operating funds generated by us and not from the proceeds of the offering.

    The presentation in the table is based on the assumption that we will not borrow any money to purchase properties. If we raise the full $1,100,000,000 and all of our properties are 65% leveraged (the 65% leverage amount is an estimated average, based upon our intention that foreign properties will generally be 75% leveraged and domestic properties will generally be 60% leveraged), the total acquisition fees payable will be $71,798,442. However, acquisition fees payable with respect to the portion of properties paid for with debt will be paid with those borrowed funds, and not with proceeds of this offering. Although it is assumed that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we as purchaser, will bear such fees as part of the purchase price. We will not purchase any property that has a total property cost (generally, the sum of the costs of purchasing, developing, constructing and improving the property plus the acquisition fees paid in connection with the purchase) in excess of the property's appraised value. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to W. P. Carey & Co. and its affiliates. Assuming we do not borrow money to purchase properties, the subordinated acquisition fees are not expected to exceed $20,103,564 (1.83% of the offering proceeds) in the event the maximum offering of $1,100,000,000 is achieved. If we use 65% leverage on all properties, the maximum subordinated acquisition fee payable would be $57,438,754. These fees with respect to any property are payable in equal amounts over a three year period following the acquisition of a property, assuming a cumulative annual distribution of six percent has been paid to shareholders.


(4) "Acquisition Expenses" are expenses related to our selection and acquisition of properties, whether or not the properties are acquired. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on property not acquired, accounting fees and expenses and miscellaneous expenses. We will pay W. P. Carey & Co. an acquisition expense allowance of 0.5% of the purchase price of the properties to cover Acquisition Expenses. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties. If we raise the full $1,100,000,000 and all of are properties are 65% leveraged, the total acquisition expense allowance will be $14,072,495. Our advisor is responsible for any Acquisition Expenses that exceed the 0.5% acquisition expense allowance. "Acquisition Expenses" do not include acquisition fees.

(5) Because leases generally will be on a "triple-net" basis, we have not established a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, W. P. Carey & Co. may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.

                            MANAGEMENT COMPENSATION

     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that W. P. Carey & Co. and its affiliates will or may receive in connection with this offering and our operation. These payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest." References to W. P. Carey & Co. also include affiliates of W. P. Carey & Co.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                           ORGANIZATION AND OFFERING STAGE

W. P. Carey & Co./Carey             Reimbursement for organization and          The actual amounts to be paid will
Financial                           offering expenses, including any            depend upon the actual amount of
                                    identified wholesaling expenses             organization and offering expenses
                                    incurred on our behalf; provided,           incurred by W. P. Carey & Co. and its
                                    however, that if the aggregate of all       affiliates in connection with this
                                    organization and offering expenses          offering which is not determinable at
                                    and selected dealer fee referred to         this time. These expenses are
                                    below (excluding selling commissions        estimated to be $22,000,000 if
                                    and any fees paid or expenses               110,000,000 shares are sold and
                                    reimbursed to the selected dealers)         $200,000 if 1,000,000 shares are
                                    that are paid on behalf of the              sold.
                                    selected dealers exceeds four percent
                                    of the gross offering proceeds, W. P.
                                    Carey & Co. will be responsible for
                                    the excess.

Carey Financial                     Selling commissions equal to $0.65          The estimated amount payable to Carey
                                    per share sold. Carey Financial will,       Financial is $71,500,000 if
                                    in turn, reallow $0.65 per share of         110,000,000 shares are sold and
                                    commissions to selected dealers.            $650,000 if 1,000,000 shares are sold
                                                                                in this offering, all of which will
                                                                                be reallowed to the selected dealers.

Carey Financial                     A selected dealer fee of one and one        The estimated amount payable to the
                                    half percent (included in "Other            selected dealers is $16,500,000 if
                                    Organization and Offering Expenses")        110,000,000 shares are sold and
                                    of the price of each share will be          $150,000 if 1,000,000 shares are sold
                                    paid to Carey Financial and will be         in this offering.
                                    reallowed to the selected dealers for
                                    shares sold by the selected dealers.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  ACQUISITION STAGE

W. P. Carey & Co.                   Total acquisition fees (which include       The actual amount to be paid to W. P.
                                    real estate brokerage fees, mortgage        Carey & Co. will depend upon the
                                    placement fees, lease-up fees and           aggregate total property cost of the
                                    transaction structuring fees payable        properties, which in turn is
                                    by us), other than subordinated             dependent upon the gross offering
                                    acquisition fees, payable by either         proceeds and the amount of mortgage
                                    sellers of property or us to W. P.          financing we use in acquiring the
                                    Carey & Co. may not exceed two and          properties, and accordingly is not
                                    one half percent of the aggregate           determinable at this time. If the
                                    purchase price of the properties. The       properties acquired from the proceeds
                                    total of all acquisition fees               of this offering are 65% leveraged,
                                    (including subordinated acquisition         the acquisition fees payable to W. P.
                                    fees and any interest thereon) and          Carey & Co. are estimated to be
                                    the acquisition expense allowance we        approximately $71,798,000 if
                                    pay must be reasonable and may not          110,000,000 shares are sold and
                                    exceed six percent of the aggregate         approximately $656,000 if 1,000,000
                                    contract purchase price of all              shares are sold. See "Conflicts of
                                    properties we purchase with the             Interest."
                                    proceeds of this offering.(2)(3)

W. P. Carey & Co.                   Acquisition expense allowance equal         The actual amount to be paid to W. P.
                                    to one half percent of the total            Carey & Co. will depend upon the
                                    purchase price of properties                aggregate cost of the properties,
                                    purchased, payable by either sellers        which in turn is dependent upon the
                                    of property or us to W. P. Carey &          gross offering proceeds of this
                                    Co.(1)(2)                                   offering and the amount of mortgage
                                                                                financing we will use in acquiring
                                                                                the properties, and accordingly is
                                                                                not determinable at this time. If the
                                                                                properties acquired with the proceeds
                                                                                of this offering are 65% leveraged,
                                                                                the total acquisition expense
                                                                                allowance payable to W. P. Carey &
                                                                                Co. is estimated to be approximately
                                                                                $14,072,000 if 110,000,000 shares are
                                                                                sold and approximately $129,000 if
                                                                                1,000,000 shares are sold.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   Total subordinated acquisition fee is       The actual amount to be paid to W. P.
                                    two percent of the aggregate purchase       Carey & Co. will depend upon the
                                    price of the properties. This fee is        aggregate cost of the properties,
                                    payable in equal annual installments        which in turn is dependent upon the
                                    on January 1 of each of the three           gross offering proceeds of this
                                    calendar years commencing with              offering and the amount of mortgage
                                    January 1 following the date a              financing we will use in acquiring
                                    property was purchased. The unpaid          the properties, and accordingly is
                                    portion of the subordinated                 not determinable at this time. If the
                                    acquisition fee with respect to any         properties acquired with the proceeds
                                    property will bear interest at the          of this offering are 65% leveraged,
                                    rate of five percent per annum from         subordinated acquisition fees payable
                                    the date of acquisition of the              to W. P. Carey & Co. are estimated to
                                    property until the portion of the fee       be approximately $57,439,000 if
                                    is paid. The accrued interest is            110,000,000 shares are sold and
                                    payable on the date of each annual          approximately $525,000 if 1,000,000
                                    installment of the fees. Our portion        shares are sold (excluding interest).
                                    of the subordinated acquisition fee         See "Conflicts of Interest."
                                    payable in any year, and accrued
                                    interest thereon, will be
                                    subordinated to a cumulative annual
                                    distribution to shareholders of six
                                    percent. All subordinated acquisition
                                    fees, and accrued interest thereon,
                                    shall become due and payable at the
                                    time the shares become listed for
                                    trading on a national securities
                                    exchange or included for quotation on
                                    Nasdaq.(2)(3)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE

W. P. Carey & Co.                   We will reimburse W. P. Carey & Co.         Not determinable at this time.
                                    for the expenses incurred in managing
                                    and operating CPA(R):16 - Global. The
                                    amounts of any reimbursement of
                                    expenses will not exceed amounts
                                    which would be paid to non-affiliated
                                    third parties in the same locality
                                    for similar products. Our operating
                                    expenses may not exceed the greater
                                    of two percent of the total amount
                                    invested by us in real estate or 25%
                                    of our net income in any 12-month
                                    period. To the extent that we incur
                                    operating expenses in excess of this
                                    amount and the independent directors
                                    find that the excess expenses were
                                    the result of unusual and
                                    nonrecurring factors, W. P. Carey &
                                    Co. may be reimbursed in future years
                                    for the full amount of these excess
                                    expenses, or any portion thereof, but
                                    only to the extent the reimbursement
                                    would not cause our operating
                                    expenses to exceed the limitation in
                                    the year they are paid.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   An asset management fee, payable in         If the maximum number of shares is
                                    cash or restricted stock at the             sold and CPA(R):16 - Global borrows
                                    option of W. P. Carey & Co. is              65% of invested assets, average
                                    calculated monthly in an amount equal       invested assets as a result of this
                                    to one-twelfth of one percent of the        offering would be approximately
                                    total amount invested by us in real         $2,814,499,000. The annual asset
                                    estate. One half of the asset               management fee on these assets would
                                    management fee shall be payable each        be approximately $28,145,000. The
                                    month. The remaining half of such fee       annual asset management fee would be
                                    shall be paid quarterly, and will be        approximately $257,000 if 1,000,000
                                    subordinated to the preferred return        shares are sold.
                                    of six percent. The preferred return
                                    is the non-compounded cumulative
                                    distribution return computed from the
                                    initial closing date through the date
                                    on which this amount is being
                                    calculated. Payment of the asset
                                    management fee will be deferred if
                                    our operating expenses, including the
                                    asset management fee, exceeds the
                                    greater of two percent of the total
                                    amount invested by us in real estate
                                    or 25% of our net
                                    income.(2)(3)(4)(5)(6)

W. P. Carey & Co.                   A loan refinancing fee payable by           The actual amount to be paid to W. P.
                                    either the tenant of a property or          Carey & Co. is not limited, but will
                                    CPA(R):16 - Global may not exceed one       depend upon the aggregate amount of
                                    percent of the principal amount of          the refinancing we obtain.
                                    any refinancing obtained by CPA(R):16
                                    -Global for which W. P. Carey & Co.
                                    renders substantial services. The
                                    loan refinancing fee will be payable
                                    only if: (i) the new loan is approved
                                    by a majority of the independent
                                    directors and found to be in the best
                                    interests of CPA(R):16 - Global, and
                                    (ii) the terms of the new loan
                                    represent an improvement over the
                                    terms of the refinanced loan, the new
                                    loan materially increases the total
                                    debt secured by a particular
                                    property, or the maturity date of the
                                    refinanced loan (which must have had
                                    an initial term of five years or
                                    more) is less than one year from the
                                    date of the refinancing. See
                                    "Conflicts of Interest."(8)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   We may borrow funds from W. P. Carey        The number and amounts of loans, and
                                    and its affiliates to facilitate            the amount of interest we may pay, is
                                    acquisitions on a short-term basis,         not determinable at this time.
                                    and will pay interest to W. P. Carey.
                                    The maximum amount of interest that
                                    may be charged by any affiliate shall
                                    be the lesser of (i) one percent
                                    above the prime rate of interest
                                    published in The Wall Street Journal
                                    and (ii) the rate that would be
                                    charged to the Company by unrelated
                                    lending institutions on comparable
                                    loans for the same purpose in the
                                    locality of the subject property. The
                                    terms of any such loans shall be no
                                    less favorable than the terms
                                    available between non-affiliated
                                    persons for similar commercial loans.

Independent Directors               We pay to each independent director         The estimated aggregate compensation
                                    an annual fee of $18,000, and an            payable to the independent directors
                                    additional $3,000 to the Chairman of        as a group for a full fiscal year is
                                    the Audit Committee                         approximately $57,000.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  LIQUIDATION STAGE

W. P. Carey & Co.                   Subordinated disposition fee shall be       Not determinable at this time.
                                    payable in an amount equal to the
                                    lesser of (i) 50% of the competitive
                                    real estate commission and (ii) three
                                    percent of the contract sales price
                                    of a property (if W. P. Carey & Co.
                                    provides a substantial amount of
                                    services in the sale of a property).
                                    The subordinated disposition fee
                                    shall be deferred until shareholders
                                    have received a return of 100% of
                                    their initial investment (through
                                    certain liquidity events or
                                    distributions) plus a six percent
                                    cumulative annual distribution
                                    return, commencing with the initial
                                    closing date. To the extent that we
                                    do not pay the subordinated
                                    disposition fee because of the
                                    foregoing limitation, the unpaid
                                    commissions will be accrued and paid
                                    at the time the limitation has been
                                    satisfied. The total real estate
                                    commissions we pay shall not exceed
                                    an amount equal to the lesser of: (i)
                                    six percent of the contract sales
                                    price of a property or (ii) the
                                    commission paid in a competitive
                                    market for the purchase or sale of a
                                    property that is reasonable and
                                    competitive in light of the size,
                                    type and location of the property.(8)

W. P. Carey & Co.                   Subordinated incentive fee shall be         The actual amount to be received will
                                    payable in an amount equal to 15% of        depend upon the results of our
                                    the balance from cash we receive from       operations and the amounts received
                                    the sale and refinancing of                 upon the sale or other disposition of
                                    properties remaining after the              the properties and are not
                                    shareholders have received a return         determinable at this time.
                                    of 100% of their initial investment
                                    (through certain liquidity events or
                                    distributions) plus a six percent
                                    non-compounded cumulative annual
                                    distribution return.(7)(8)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   Termination Fee, while not limited to       Not determinable at this time.
                                    a specific dollar amount, shall be
                                    payable in an amount equal to 15% of
                                    the amount, if any, by which (i) the
                                    appraised value of the properties on
                                    the date of termination of the
                                    advisory agreement less amounts of
                                    all indebtedness secured by the
                                    properties, exceeds (ii) investors'
                                    initial capital plus a six percent
                                    non-compounded cumulative annual
                                    distribution return less all
                                    distributions we pay through the date
                                    of termination.(6)(8)

---------------
(1) The total acquisition fees (not including subordinated acquisition fees and any interest thereon) payable to W. P. Carey & Co. will be two and one half percent of the aggregate property cost of all properties we purchase with the proceeds of this offering. The total of all acquisition fees (including subordinated acquisition fees and any interest thereon) and the acquisition expense allowance we pay must be reasonable and may not exceed six percent of the aggregate contract purchase price of all properties we purchase with the proceeds of this offering. A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.

(2) We expect to borrow approximately 65% of the purchase price of all properties. The actual leverage percentage we experience will impact the amount of acquisition fees earned by W. P. Carey & Co. and the amount of the acquisition expense allowance because these amounts are based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If the maximum offering of 110,000,000 shares are sold and the properties are 75% leveraged (the maximum allowable), acquisition fees (not including subordinated acquisition fees) payable to W. P. Carey & Co. as a result of this offering (assuming an aggregate total property cost of all properties of approximately $4,020,713,000) are estimated to be approximately $100,518,000 and subordinated acquisition fees are estimated to be approximately $80,414,000. We do not expect all of our properties to be 75% leveraged. The advisory agreement between us and W. P. Carey & Co. provides that W. P. Carey & Co. will not earn acquisition fees or subordinated acquisition fees on the reinvestment of proceeds from the sale or refinancing of properties if CPA(R):16 - Global is expected to be liquidated at the time the proceeds are reinvested.

(3) W. P. Carey & Co. may choose to take the acquisition fee, subordinated acquisition fee, property management fee and asset management fee in cash or restricted shares, or a combination thereof. The purchase price for such shares will be determined in accordance with the volume discount pricing available to all other investors if shares are currently being offered. For purposes of calculating the value per share of restricted stock given for payment of a fee, the price per share shall be the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, $10 per share.

(4) There are currently no specific arrangements for the provision of property management services to us by W. P. Carey & Co. These services will be provided only if a property becomes vacant or requires more active management than contemplated at the time the property is acquired. However, if W. P. Carey & Co. deems these services to be necessary in order to preserve the value of the property, W. P. Carey & Co., with the approval of the board (including a majority of the independent directors), may provide these services. The maximum property management fee which may be paid to W. P. Carey & Co. is six percent of gross revenues from commercial properties (plus reimbursed expenses), where
    W. P. Carey & Co. performs property management and leasing, re-leasing or leasing related services, or three percent of gross revenues, where the entity provides only property management services. In the case of industrial and commercial properties which are leased for ten or more years on a triple net lease basis, the maximum property management fee is one percent of our gross revenues over the term of each lease plus a one-time leasing fee of three percent of the total base rents payable for the first five years of the lease term, payable in five equal annual installments. The property management fees paid to W. P. Carey & Co. may not exceed the usual and customary amounts charged for similar services in the same geographic region.

(5) If at any time the shares become listed on a national securities exchange or are included for quotation on Nasdaq, we will negotiate in good faith with
    W. P. Carey & Co. a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with W. P. Carey & Co. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

           -- the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

           -- the success of W. P. Carey & Co. in generating opportunities that meet our investment objectives;

           -- the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

           -- additional revenues realized by W. P. Carey & Co. through their relationship with us;

           -- the quality and extent of service and advice furnished by W. P. Carey & Co.;

           -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

           -- the quality of our portfolio in relationship to the investments generated by W. P. Carey & Co. for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to W. P. Carey & Co. than the current fee structure.

(6) If we terminate the advisory agreement, W. P. Carey & Co. will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination if the advisory agreement is terminated as follows:

           --  in connection with our change of control;

           -- by us for any reason other than "cause" as defined in the advisory agreement; or

           -- by W. P. Carey & Co. for "good reason" as defined in the advisory agreement.

     W. P. Carey & Co. shall also be entitled to the payment of the termination fee and the payment of any subordinated acquisition fees accrued for which payment has been deferred. W. P. Carey & Co. shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to W.
P. Carey & Co. in the event of a termination shall be evidenced by a promissory note. The termination fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred which relate to the appreciation of the properties:

           -- shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us;

           -- shall not be due and payable until the property to which the fees relate is sold or refinanced; and

           -- shall not bear interest until the property to which the fees relate is sold or refinanced.

     The termination fee is an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total of the total capital invested in CPA(R):16 - Global plus an amount equal to a non-compounded cumulative annual distribution return of six percent through the termination date reduced by the total distributions paid by us from our inception through the termination date.

(7) Once shareholders have been provided with liquidity and the subordination provisions have been satisfied, W. P. Carey & Co. will be paid any subordinated incentive fee and any subordinated disposition fee it has earned. For these purposes, shareholders will be deemed to have been provided with liquidity if the shares are listed on a national security exchange or included for quotation on the Nasdaq National Market. The return requirement will be deemed satisfied if the total distributions paid by CPA(R):16 - Global satisfy the six percent cumulative return requirement, and the market value of CPA(R):16 - Global equals or exceeds 100% of the capital raised by CPA(R):16 - Global (less any amounts distributed from the sale or refinancing of any property). The market value will be calculated on the basis of the average market value of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange if the shares are listed or included for quotation.

(8) Cumulative return is calculated as follows: for the period for which the calculation is being made, the percentage resulting from dividing (i) the total distributions paid on each distribution payment date during the designated period, by (ii) the product of (a) the average adjusted investor capital for such period (calculated on a daily basis), and (b) the number of years (including the fractions thereof) elapsed during the specified period.

                             CONFLICTS OF INTEREST

     There will be various conflicts of interest in the operation of our business. The independent directors will have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. Possible conflicts of interest include the following:

     W. P. CAREY & CO. MAY REALIZE SUBSTANTIAL COMPENSATION. A transaction involving the purchase, financing, lease and sale of any property by CPA(R):16 - Global may result in the immediate realization by W. P. Carey & Co. and its affiliates of substantial compensation. In most cases, W. P. Carey & Co. has discretion with respect to all decisions relating to any such transaction. For example, acquisition fees, subordinated acquisition fees and asset management fees are based upon the value of properties acquired, rather than the quality or suitability of the properties. While this may create an incentive for the advisor to use more leverage to acquire more properties, the maximum total overall leverage the advisor may incur without approval of the board of directors is 75%, and W. P. Carey's prior CPA(R) programs have averaged approximately 55% leverage. International portions of W. P. Carey's prior CPA(R) programs have averaged approximately 75% leverage. Notwithstanding the leverage cap, a conflict still exists in that fees increase as leverage increases and more properties are purchased using leverage. The advisor also has an incentive to purchase undervalued properties, which can be sold at a profit, thereby increasing incentive, disposition and termination fees payable to the advisor. Subordinated disposition fees, subordinated incentive fees and termination fees are dependent upon the sale price of properties and may create a conflict between the advisor and us regarding the timing and terms of the sale of properties. Potential conflicts may also arise in connection with a decision by
W. P. Carey & Co. (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to W. P. Carey & Co., causing W. P. Carey & Co. to sell properties to generate fees, rather that because such sale is in our best interest. Although these conflicts may encourage the advisor to purchase more leveraged properties, these conflicts are mitigated in part by the subordination of many of such fees to certain levels of investor return. Interest accrues on these unpaid subordinated fees during the time that the required return is not met. Also, CPA(R):16 - Global, and not the advisor, would receive any penalties provided for in the leases for non-payment or delinquent payment of rent.

     As of the date of this prospectus, we have not yet incurred or paid any fees to W. P. Carey & Co. or its affiliates.

     AGREEMENTS BETWEEN US AND W. P. CAREY & CO. ARE NOT ARM'S-LENGTH AGREEMENTS. Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between us and W. P. Carey & Co. or any of its affiliates will not be the result of arm's-length negotiations. Certain provisions of our bylaws require that compensation to W.
P. Carey & Co. and its affiliates be approved by a majority of the independent directors and that terms of future transactions with affiliates be no less favorable to us than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location. The initial independent directors were selected by the advisor.

     CERTAIN BUSINESS RELATIONSHIPS OF OUR AFFILIATES CREATE A GENERAL CONFLICT OF INTEREST. Wm. Polk Carey, Chairman and Co-Chief Executive Officer is a member of our Board of Directors. Mr. Carey is also Chairman of the Board and Co-Chief Executive Officer of our advisor, which earns an asset management fee equal to a percentage of our average invested assets for the preceding month, payable monthly, for the services provided to us. The payment of half of the fee is subordinated to specified returns to shareholders.

     WE MAY MAKE PURCHASES OR TAKE LOANS FROM AFFILIATES. We may borrow funds or purchase properties from affiliates of W. P. Carey & Co. if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from W. P. Carey & Co. or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by W. P. Carey & Co. or the affiliate.

     See "Investment Objectives, Procedures and Policies." We may borrow funds on a short-term basis from W. P. Carey & Co. or its affiliates at any time.

     We may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, its subsidiaries or affiliates receive separate fees.

     Every transaction entered into between us and W. P. Carey & Co. or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. Each transaction between us and W. P. Carey & Co. or any of its affiliates must be approved by a majority of the independent directors who are otherwise disinterested in the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

     WE FACE COMPETITION FROM AFFILIATES OF W. P. CAREY & CO. IN THE PURCHASE, SALE, LEASE AND OPERATION OF PROPERTIES. W. P. Carey & Co. specializes in providing lease financing services to major corporations and, therefore, may be in competition with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. W. P. Carey & Co. and its subsidiaries currently manage or advise REITs, limited liability companies and other investment entities whose investment and rate of return objectives are substantially similar to ours. In addition, they expect to manage or advise, directly or through affiliates, additional REITs or other investment entities.

     The CPA(R) REITs have investment policies similar to ours and, therefore, may be in competition with us for properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. Affiliates of W.
P. Carey & Co. intend to offer interests in other REITs or other investment entities, some of which may have similar investment objectives as ours and may be in a position to acquire properties at the same time as us. Affiliates of W.
P. Carey & Co. may have an ownership interest in the other REITs.

     W. P. Carey & Co. will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If W.
P. Carey & Co. or any of its affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

      --  cash flow from the property;

      -- the effect of the acquisition of the property on the diversification of each entity's portfolio;

      --  rental payments during any renewal period;

      --  the amount of equity required to make the investment;

      --  the policies of each entity relating to leverage;

      --  the funds of each entity available for investment; and

      -- the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

     Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In joint ownership, the investment of each entity will be on substantially similar terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. See "Risk Factors -- Our participation in joint ventures creates additional risk." To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. It is the responsibility of the directors (including the independent directors) to insure that the method used to allocate transactions is applied fairly to us.

     IT IS POSSIBLE THAT W. P. CAREY & CO. OR ITS AFFILIATES COULD ACQUIRE ADJACENT PROPERTIES TO PROPERTIES PURCHASED BY US. Although it is not expected to occur, if W. P. Carey & Co. or any of its affiliates acquires properties that are adjacent to one of our properties, the value of such properties may be enhanced by our interests. It also is possible that these properties could be in competition with our properties for prospective tenants.

     THERE MAY BE COMPETITION FROM AFFILIATES OF W. P. CAREY & CO. FOR THE TIME AND SERVICES OF OFFICERS AND DIRECTORS. We depend on the board and W. P. Carey & Co. for our operations and for the acquisition, operation and disposition of our investments. W. P. Carey & Co. has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See
"Management -- Advisory Agreement." W. P. Carey & Co. will be performing similar services for the CPA(R) REITs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of W. P. Carey & Co. W. P. Carey & Co. and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of the shareholders. See "Management." Neither Carey Financial, W. P. Carey & Co. nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

     THE SALES AGENT IS AFFILIATED WITH W. P. CAREY & CO. Carey Financial, a subsidiary of W. P. Carey & Co. will receive a selling commission for each share sold by it (except for sales made to W. P. Carey & Co., its employees or its affiliates) and reimbursement for specified expenses. See "The Offering." As sales agent, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in the offering, including W. P. Carey & Co. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

     WE SHARE COMMON COUNSEL WITH W. P. CAREY & CO. AND ITS AFFILIATES. Reed Smith LLP, our counsel in connection with this offering, is also counsel to W.
P. Carey & Co., Carey Financial and various affiliates, including the CPA(R) REITs. In the event any legal controversy arises in which our interests appear to be in conflict with those of W. P. Carey & Co., Carey Financial or their affiliates, other counsel will be retained for one or more parties.

     The following chart shows the relationship among W. P. Carey & Co., its parent, its affiliates and CPA(R):16 - Global. See "Management."

                                  [FLOW CHART]

                         PRIOR OFFERINGS BY AFFILIATES

     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS OVER THE LIFETIME OF THE PROGRAMS. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CPA(R):16 - GLOBAL, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS). WHILE THE INVESTMENT OBJECTIVES OF CPA(R):16 - GLOBAL ARE SIMILAR TO THOSE OF THE CPA(R) FUNDS, THE PERFORMANCE OF CPA(R):16 - GLOBAL IS SUBJECT TO ADDITIONAL RISKS, INCLUDING THE POTENTIAL ADVERSE IMPACT ON RESULTS DUE TO CHANGES IN CURRENCY EXCHANGE RATES. CHANGES IN EXCHANGE RATES WILL IMPACT THE AMOUNT OF AND THE STABILITY OF ANY DISTRIBUTIONS MADE BY CPA(R):16 - GLOBAL AS WELL AS ANY POTENTIAL GAINS ON THE SALES OF PROPERTY. SEE "RISK FACTORS -- INVESTMENTS IN PROPERTIES OUTSIDE OF THE UNITED STATES SUBJECT US TO FOREIGN CURRENCY RISKS WHICH MAY IMPACT DISTRIBUTIONS." ALSO, WHILE WE USE THE TERM "FUND" OR "CPA(R) FUNDS" IN THIS SECTION, NEITHER CPA(R):16 - GLOBAL NOR ANY OF THE OTHER CPA(R) PROGRAMS IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 OR SUBJECT TO REGULATION THEREUNDER.

     Affiliates of W. P. Carey & Co. organized the limited partnerships known as:

      --  Corporate Property Associates

      --  Corporate Property Associates 2

      --  Corporate Property Associates 3

      --  Corporate Property Associates 4

      --  Corporate Property Associates 5

      --  Corporate Property Associates 6

      --  Corporate Property Associates 7

      --  Corporate Property Associates 8

      --  Corporate Property Associates 9

On January 1, 1998, these nine partnerships were combined to form Carey Diversified LLC, a New York Stock Exchange listed limited liability company. The partnerships no longer operate as independent entities. Carey Diversified subsequently merged with W. P. Carey & Co. Inc. and is now known as W. P. Carey & Co. LLC.

     Affiliates of W. P. Carey & Co. have also organized the REITs listed below, referred to as the CPA(R) REITs (in addition to CPA(R):16 - Global):

      --  Corporate Property Associates 10 Incorporated (CPA(R):10)

      --  Carey Institutional Properties, Incorporated (CIP(R))

      --  Corporate Property Associates 12 Incorporated (CPA(R):12)

      --  Corporate Property Associates 14 Incorporated (CPA(R):14)

      --  Corporate Property Associates 15 Incorporated (CPA(R):15)

     In May 2002, CPA(R):10 and CIP(R) merged, with CIP being the surviving company. These CPA(R) REITs and the CPA(R) limited partnerships (see description above) are referred to as the "CPA(R) funds." CPA(R):16 - Global has not yet commenced operations. While the primary investment objectives of the CPA(R) funds are similar to ours, the investments have been made primarily in the United States.

     The following is information relating to the CPA(R) funds as of December 31, 2002:

Total equity raised:                                       $2,004,659,000
Total investors:                                                   82,471
Number of Properties Purchased:                                       622
Aggregate Purchase Price of Properties:                    $4,028,064,873
Total Initial Equity Investment in Properties:             $1,792,993,117
Total Initial Mortgage Financing:                          $2,235,071,696

     Based on the purchase prices of these properties, approximately 22% had newly constructed buildings or buildings being constructed, approximately 78% had previously constructed buildings, and all were single-tenant commercial, industrial and governmental real property (or interests therein) at the time they were acquired by the CPA(R) funds. More detailed information with respect to investments by the CPA(R) funds is separately presented in tabular form for the CPA(R) funds in Table VI, found in Part II of the registration statement. Table VI shows information regarding property acquisitions in the past three years. Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):16 - Global will provide, at no fee, copies of Table VI.

     The CPA(R) programs and W. P. Carey & Co. have made international investments since 1998. Listed below are the properties that have been purchased and certain information pertaining to those properties:

SUMMARY OF INTERNATIONAL PROPERTY ACQUISITIONS

DATE OF                                                                                 ACQUISITION      # OF
PURCHASE          LESSEE              FACILITY TYPE            COUNTRY         CITY       COST(1)     PROPERTIES
--------    ------------------  --------------------------  --------------  ----------  -----------   ----------
05/27/1998  Pantin, France --   Office                      France          Pantin      10,269,000         1
            Multi-Tenant
06/10/1998  Tellit Assurances   Office                      France          Mont Saint   5,458,000         1
                                                                            Argany
11/16/1998  Direction Regional  Office                      France          Rouen        2,336,000         1
            des Affaires
            Sanitaires et
            Sociales
05/05/1999  Societe de          Warehouse/Distribution      France          Lille &      4,736,000         2
            Traitements & DSM                                               Joue-les-
            Food                                                            Tours
12/08/1999  Gloystarne & Co.,   Warehouse/Distribution      Great Britain   Rotherham    7,216,000         1
            Ltd.
03/07/2000  ISA International   Office                      Great Britain   Bradford     6,137,000         1
            plc
09/01/2000  Bouygues Telecom    Office                      France          Tours       10,771,000         1
            SA
10/06/2000  Holiday Inn         Hotel                       France          Toulouse     8,769,645         1
            Toulouse (65%)
01/09/2001  BLP Group plc       Manufacturing               Great Britain   Doncaster    8,702,000         1
06/29/2001  Nexpak Corporation  Warehouse/Distribution      Netherlands     Helmond      5,445,026         1
12/28/2001  PerkinElmer, Inc.   Office/Manufacturing/       Finland         Turku       24,606,911         1
                                Research
12/03/2001  Bouygues Telecom    Office                      France          IIlkirch    18,520,000         1
            SA
03/26/2002
07/01/2002  Carrefour France,   Warehouse/Distribution      France          various     101,487,329        9
            SA
07/05/2002  Katun Corporation   Manufacturing/Distribution  Netherlands     Gorinchem    6,238,664         1

DATE OF                                                                                 ACQUISITION      # OF
PURCHASE          LESSEE              FACILITY TYPE            COUNTRY         CITY       COST(1)     PROPERTIES
--------    ------------------  --------------------------  --------------  ----------  -----------   ----------
12/04/2002  Medica -- France,   Assisted Living             France          various     40,327,843         6
            SA
12/27/2002  Carrefour France,   Warehouse/Distribution      France          various     106,966,300        7
            SA
01/28/2003  Insulated           Cold Storage                Great Britain   Birmingham  22,000,000         1
            Structures Limited
            (2)
04/29/2003  QualceramShires     Manufacturing               Great Britain,  various     35,062,000         6
                                                            Northern
                                                            Ireland and
                                                            Ireland
11/04/2003  Roundoak Rail       Warehouse/Distribution      Great Britain   Dudley      10,583,000         1
            Limited
                                                                                        -----------       --
            TOTAL INTERNATIONAL PROPERTY ACQUISITIONS                                   435,631,718       44

---------------

(1) -- Based on currency conversion rates in effect on date funded.

(2) -- Build-to-suit -- Estimated total acquisition cost is reflected.

     We expect to borrow approximately 60% of the purchase price of domestic properties and approximately 75% of the purchase price of foreign properties. The CPA(R) programs had an objective to borrow approximately 60% of the purchase price of properties. The leveraged percentages of the active CPA(R) funds as of December 31, 2002 are as follows:

CIP(R).....................................................  61%
CPA(R):12..................................................  51%
CPA(R):14..................................................  52%
CPA(R):15..................................................  58%

     The historical leverage percentages on the international properties purchased by W. P. Carey & Co. and the CPA(R) funds is 75%.

     No CPA(R) fund has missed a quarterly distribution payment. Two-thirds of CPA(R) funds have gone full cycle to liquidity, providing investors with an average annual return of 12%. No full-term investor has lost money in any CPA(R) fund. CIP(R), CPA(R):12 and CPA(R): 14 are currently appraised at or above their original issue prices and currently have an average distribution yield of 8.11%. CPA(R):15 has not yet been appraised. CPA(R):1-9 provided investors with 12.4% average annual returns (without reinvestment) over the period 1978-1997. Occupancy rates for CPA(R) funds have averaged in excess of 98% every year. CPA(R) funds have paid 654 quarterly distributions over 24 years, with 14 initial payments, 8 payments going down, 50 payments staying the same and 582 payments increasing over the prior quarter.

     The CPA(R) funds have sold all or a portion of 116 properties as of December 31, 2002.

                                                                                                     NET PROCEEDS
                                                                                                  FROM SALES (AFTER
                          ORIGINAL PURCHASE           AMOUNT RECEIVED       EQUITY INVESTMENT    EXPENSES AND PAYMENT
TOTAL PROPERTIES SOLD  PRICE OF PROPERTIES SOLD   FROM SALE OF PROPERTIES   IN PROPERTIES SOLD    OF MORTGAGE DEBT)
---------------------  ------------------------   -----------------------   ------------------   --------------------
         116                 $375,480,451              $391,922,169            $173,464,646          $238,583,209

     More detailed information with respect to the properties sold by the CPA(R) funds between January 1, 2000, and December 31, 2002 is presented in tabular form in Table V (Sales or Dispositions of Properties) in Exhibit A to this prospectus.

     Some CPA(R) funds have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) funds for certain periods of time, but, with four exceptions described below, have not caused the affected CPA(R) funds to reduce their rate of distributions to partners or shareholders. See Table III (Operating Results of Prior Programs) in Exhibit A to this prospectus for overall results of operations of the affected CPA(R) funds.

     W. P. Carey & Co. undertook measures to mitigate the effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA(R) funds and, where appropriate, settling litigation. A total of 37 tenants have filed for bankruptcy, affecting 97 properties. Seven of these properties are vacant; 90 are under lease or have been sold. The CPA(R) funds have lost to tenant defaults an average of 0.561% of their income per year. The annual yield lost to defaults has averaged 0.096% of investor dollars in CPA(R) funds. The greatest amount of yield lost in one year was 0.32%.

     Most CPA(R) funds in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA(R) fund. Several CPA(R) funds experienced the types of adverse business developments described above, of which four CPA(R) funds, CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 reduced the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA(R):1, the bankruptcy filing by Storage Technology, in the case of CPA(R):5, the sale of two properties, in the case of CPA(R):7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P., and in the case of CPA(R):10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions in distribution rates in each of CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 were followed by increases in the distribution rates.

     Additional information concerning the CPA(R) funds is set forth in tabular form in Exhibit A to this prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to W. P. Carey & Co. LLC" in Table II; "Operating Results of Prior Programs" in Table III; "Results of Completed Programs" in Table IV; and "Sales or Dispositions of Properties" in Table V. In addition, upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):16 - Global will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) REITs and, at a reasonable fee, the exhibits to the annual reports. These annual reports and exhibits are also available at the Securities Exchange Commission's Web site at www.sec.gov.

                       CASH DISTRIBUTIONS FROM OPERATIONS

                            CPA(R):1   CPA(R):2   CPA(R):3   CPA(R):4
                            --------   --------   --------   --------
Total Cash Distributions
  Plus Conversion Amount
  Per $10,000
  Investment(1)(2)          $23,670    $36,865    $40,809    $31,014
Value Received in
  Conversion to Cash or
  Listed Shares per
  $10,000 Investment(3)     $11,320    $12,030    $16,320    $14,190
Total Cash Distributions
  per $10,000 Investment    $12,356    $24,835    $24,489    $16,824
  Percentage of Original
    Investment Received         207%       369%       408%       310%
  Average Annual Return        7.32%     15.32%     19.40%     14.28%
2002
                      2001
                      2000
                      1999
                      1998
                     1997*     7.05%     18.92%     19.86%     11.44%
                      1996     7.02%     18.72%     19.72%     11.38%
                      1995     6.50%     17.90%     18.95%     11.24%
  Annualized          1994     6.29%     17.50%     18.69%     11.17%
  Yields Based On     1993     6.23%     17.33%     18.49%     11.11%
  Calendar            1992     6.15%     17.11%     17.95%     11.03%
  Year                1991     6.07%     16.83%     16.44%     10.83%
  Distributions       1990     5.75%     16.57%     15.80%     10.60%
                      1989     5.41%     16.00%     14.60%     10.45%
                      1988     5.32%     15.40%     13.54%     10.35%
                      1987     5.27%     15.08%     13.00%     10.26%
                      1986     5.22%     13.29%     12.25%     10.19%
                      1985     7.45%      9.57%     11.55%     10.11%
                      1984     7.45%      9.17%     11.15%     10.03%
                      1983     7.45%      9.09%     10.06%      8.92%
                      1982     7.45%      8.79%      9.76%
                      1981     7.43%      8.03%
                      1980     7.33%      8.00%
                      1979     7.18%

                            CPA(R):5   CPA(R):6   CPA(R):7   CPA(R):8   CPA(R):9   CPA(R):10
                            --------   --------   --------   --------   --------   ---------
Total Cash Distributions
  Plus Conversion Amount
  Per $10,000
  Investment(1)(2)          $21,031    $26,393    $21,500    $22,861    $18,401     $20,833
Value Received in
  Conversion to Cash or
  Listed Shares per
  $10,000 Investment(3)     $ 7,910    $14,860    $11,920    $14,970    $11,330     $11,230
Total Cash Distributions
  per $10,000 Investment    $13,121    $11,533    $ 9,580    $ 7,891    $ 7,071     $ 9,603
  Percentage of Original
    Investment Received         210%       264%       216%       229%       184%        208%
  Average Annual Return        7.86%     12.72%     10.77%     13.78%     10.38%       8.99%
2002                                                                                   5.59%
                      2001                                                             7.15%
                      2000                                                             7.12%
                      1999                                                             7.09%
                      1998                                                             7.05%
                     1997*     7.08%      9.71%      8.62%      8.81%      8.50%       7.35%
                      1996     7.71%      9.61%      8.52%      8.72%      8.48%       8.30%
                      1995     9.78%      9.29%      8.37%      8.53%      8.44%       8.29%
  Annualized          1994     9.74%      9.23%      6.74%      8.46%      8.40%       8.25%
  Yields Based On     1993     9.68%      9.16%      6.12%      8.43%      8.38%       8.20%
  Calendar            1992     9.60%      9.08%      6.62%      8.35%      8.30%       8.12%
  Year                1991     9.52%      8.67%      8.32%      8.27%      8.22%       8.04%
  Distributions       1990     9.44%      8.46%      8.29%      8.19%      8.14%
                      1989     9.36%      8.33%      8.18%      8.08%      8.09%
                      1988     9.28%      8.23%      8.10%      8.03%
                      1987     9.19%      8.14%      8.03%
                      1986     9.10%      8.06%
                      1985     8.84%      8.01%
                      1984     8.48%
                      1983
                      1982
                      1981
                      1980
                      1979

---------------

  * Excludes special distribution paid by CPA(R):1-9 in December 1997 prior to the consolidation into Carey Diversified LLC.

(1) Total cash distributions include those received from operations and from property sales through 2002 exclusive of equity build-up from paydown of mortgage balances and increases or decreases in property value.

(2) Cash return percentages are quoted on an annualized basis and calculated by dividing the cash distributed (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Cash distributions from property sales are deducted from the original investment in calculating subsequent cash return percentages. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.

(3) CPA(R):1 through CPA(R):9 were structured as limited partnerships and were consolidated into Carey Diversified LLC ("CDC") and listed on the NYSE in January 1998. This value assumes the shares in CDC were worth $21.52, the average share price for the 30 trading days after the listing. These programs are now complete. (On June 28, 2000, CDC merged with W. P. Carey & Co., Inc. to form W. P. Carey & Co. LLC.) In April 2002, shareholders of CPA(R):10 approved an offer to exchange their shares for either shares of CIP(R) or 4% Promissory Notes. Those who elected promissory notes received $11.23 per share at the end of 2002, as illustrated here. CIP(R) continues to operate.

                       CASH DISTRIBUTIONS FROM OPERATIONS

                                                          CIP(R)               CPA(R):12   CPA(R):14   CPA(R):15
                                              ------------------------------   ---------   ---------   ---------
                                                  FORMER          ORIGINAL
                                                 CPA(R):10         CIP(R)
                                              SHAREHOLDERS(3)   SHAREHOLDERS
                                              ---------------   ------------
Total Cash Distributions Per
  $10,000 Investment(Based
  on $10 per share)(1)                            $10,385(3)       $9,555       $7,580      $3,837      $1,075
                                    Q3 2003(2)        7.22%(3)       8.56%        8.27%       7.56%       6.26%
                                       2002          7.21%           8.51%        8.23%       7.49%       6.05%
                                       2001          7.15%           8.41%        8.20%       7.08%
                                       2000          7.12%           8.32%        8.17%       6.59%
                                       1999          7.09%           8.29%        8.14%       6.49%
  Annualized Yields Based On           1998          7.05%           8.25%        8.10%       6.35%
  Calendar Year
     Distributions(2)                  1997          7.35%           8.22%        8.07%
                                       1996          8.30%           8.17%        8.04%
                                       1995          8.29%           8.09%        7.63%
                                       1994          8.25%           8.02%        7.04%
                                       1993          8.20%           7.41%
                                       1992          8.12%           7.10%
                                       1991          8.04%

---------------

Cash distribution rates do not include equity build-up from paydown of mortgage balances, proceeds from sales and refinancings, increases or decreases in property values.

(1) Total cash distributions include those received from operations and from property sales through October 2003 exclusive of equity build-up from paydown of mortgage balances and increases or decreases in property values.

(2) Cash distribution percentages are quoted on an annualized basis. All cash distribution return percentages are calculated by dividing the cash distributed (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Current quarter figure represents annualized yield of most recent quarterly distribution. Any cash distributions from property sales are deducted from the original investment in calculating subsequent cash return percentages. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.

(3) In May 2002, CPA(R):10 merged into CIP(R) and shareholders of CPA(R):10 had the option of electing 4% Promissory Notes with a principal amount of $11.23 per share or CIP(R) shares. Those who elected promissory notes received $11.23 per share at the end of 2002. Those who elected CIP(R) shares in the merger received .8445 CIP(R) shares for each share of CPA(R):10.

The charts display, in summary form, the performance histories of the prior CPA(R) portfolios (see Table III in the prospectus) and should not be considered as indicative of the possible operations of CPA(R):16 - Global. The inclusion of this chart does not imply in any manner that CPA(R):16 - Global will make investments comparable to those reflected in the chart with respect to cash flow, taxable income or other factors; nor does it imply or indicate that purchasers of shares will experience returns comparable to those experienced by investors in the real estate portfolios other than CPA(R):16 - Global referred to in this chart. Moreover, the size of cash distributions is only one criterion on which a decision to invest in CPA(R):16 - Global should be based. Investors who purchase shares in

CPA(R):16 - Global will not have ownership interests in any of such real estate portfolios (unless they are also investors in those real estate portfolios). An investment in the portfolios listed above was subject to risks similar to those of an investment in CPA(R):16 - Global.

                 W. P. CAREY GROUP -- PORTFOLIO DIVERSIFICATION

     W. P. Carey & Co. owns or manages properties leased to tenants in the following industries (as of June 30, 2003):

    PORTFOLIO DIVERSIFICATION BY TENANT INDUSTRY (BASED ON ANNUAL REVENUES) [PROPERTY TYPE DIVERSIFICATION PIE CHART PERCENTS]

Basic Materials                                                                    6
Communications                                                                     9
Consumer, Non-Cyclical                                                             7
Education Services                                                                 1
Financial                                                                         10
Furniture & Equipment Stores                                                       2
Hotels                                                                             3
Industrial                                                                        27
Miscellaneous                                                                      5
Motion Pictures                                                                    1
Retail                                                                             7
Technology                                                                         5
Transportation by Air                                                              2
Wholesale Trade                                                                   15

     PORTFOLIO DIVERSIFICATION BY FACILITY TYPE (BASED ON ANNUAL REVENUES) [PROPERTY TYPE DIVERSIFICATION PIE CHART PERCENTS]

Hospitality                                                                        3
Industrial                                                                        33
Office                                                                            24
Other Properties                                                                   9
Retail                                                                            11
Warehouse Distribution                                                            20

     The properties owned or managed by W. P. Carey & Co. as of June 30, 2003 are located throughout the United States, England, Finland, France and the Netherlands as shown on the chart below:

         PORTFOLIO DIVERSIFICATION BY REGION (BASED ON ANNUAL REVENUES) [PIE CHARD INDICATING REGIONAL DIVERSIFICATION PRECENTS]

East                                                                              22
Europe                                                                             9
Midwest                                                                           22
South                                                                             24
West                                                                              23

                                   MANAGEMENT

     We operate under the direction of a board, the members of which are accountable to us and our shareholders as fiduciaries. Our directors have reviewed and ratified the articles of incorporation and adopted the bylaws. The board is responsible for the management and control of our affairs. The board has retained W. P. Carey & Co. to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board's supervision. We must have at least three directors and may have no more than nine directors.

     A majority of the board must be comprised of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director may not, directly or indirectly (including through a member of his or her immediate family), own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of W. P. Carey & Co. or any of its affiliates, except that an independent director may serve as a director, officer or trustee for not more than two other REITs organized or advised by W. P. Carey & Co. An independent director may not perform material services for CPA(R):16 - Global, except to carry out the responsibilities of director. Two of the directors will be affiliates of W. P. Carey & Co. and three will be independent directors. An independent director is a director who is not and has not for the last two years been associated with W. P. Carey & Co. or any of its affiliates other than as a director of up to two other public REITs sponsored by W. P. Carey & Co.

     Each director will hold office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

     Unless filled by a vote of the shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

      -- in the case of a director who is not an independent director (an "affiliated director"), by a vote of a majority of the remaining affiliated directors, or

      -- in the case of an independent director, by a vote of a majority of the remaining independent directors unless there are no remaining affiliated directors or independent directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient.

     The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on W. P. Carey & Co. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director an annual fee of $18,000, plus an additional $3,000 to the Chairman of the Audit Committee. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $57,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of W. P. Carey & Co. However, we reimburse W. P. Carey for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See "Management -- Advisory Agreement" for a more complete discussion of these reimbursements. The board may change the compensation of directors.

     Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us and W. P. Carey & Co. to assure that the policies are in the best interest of the shareholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

     The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with W. P. Carey & Co. or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of W. P. Carey & Co. and determining that the compensation to be paid to W. P. Carey & Co. is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

      -- the amount of the fee paid to W. P. Carey & Co. in relation to the size, composition and performance of our investment portfolio;

      -- the success of W. P. Carey & Co. in generating investment opportunities that meet our investment objectives;

      -- rates charged to other REITs and investment entities by advisors performing similar services;

      -- additional revenues realized by W. P. Carey & Co. and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

      -- the quality and extent of service and advice furnished by W. P. Carey & Co.;

      -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

      --  the quality of our portfolio relative to the investments generated by
          W. P. Carey & Co. for itself or its other clients.

     Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either: (i) the removal of W. P. Carey & Co., any director or any affiliate; or (ii) any transaction between us and W. P. Carey & Co., any director or any affiliate.

DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):16 - GLOBAL

     Our directors and executive officers are as follows:

                   NAME                                        OFFICE
                   ----                                        ------
Wm. Polk Carey.............................  Chairman, Co-CEO and Director
Gordon F. DuGan............................  Vice Chairman, Co-CEO and Director
Francis X. Diebold III.....................  Director
Elizabeth P. Munson........................  Director
Warren G. Wintrub..........................  Director
Thomas E. Zacharias........................  President and Managing Director -- Asset
                                               Management
John J. Park...............................  Managing Director and Chief Financial
                                             Officer

     The following is a biographical summary of the experience of our directors and executive officers, each of whom were appointed as officers or directors on June 11, 2003 with the exception of Mr. Diebold, Ms. Munson and Mr. Wintrub, each of whom were appointed on December 10, 2003:

     Wm. Polk Carey, age 73, is Chairman of the Board of Directors and Co-CEO. Mr. Carey has served as a director of CPA(R):15 since 2001, of CPA(R):14 since 1997, of CPA(R):12 since 1993, of CIP(R) since 1993, and of W. P. Carey & Co. LLC since 1997. Mr. Carey was also elected Chairman of W. P. Carey & Co. in June 1997, has been active in lease financing since 1959, and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers) and Vice Chairman and Director of Corporate Finance of duPont Glore Forgan Inc. Mr. Carey was educated at Princeton University and is a graduate of the University of Pennsylvania's Wharton School. Mr. Carey served as a Governor of the National Association of Real Estate Investment Trusts ("NAREIT") and served as the Executive in Residence at Harvard Business School. He currently serves on the boards of The Johns Hopkins University and its School of Advanced International Studies and as Chairman of the Boards of Trustees of the St. Elmo Foundation and the W. P. Carey Foundation. The W. P. Carey Foundation was formed to foster educational organizations and improve the quality of education. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence Klein the Economics Research Institute at that university. With Sir John Templeton, he helped to establish the program in management education at Oxford University. Mr. Carey also serves as Chairman of the Board and Co-Chief Executive Officer of CIP(R), CPA(R):12, CPA(R):14, CPA(R):15 and W. P. Carey & Co. LLC. Mr. Carey is the brother of Francis J. Carey.

     Gordon F. DuGan, age 37, is Vice Chairman, Co-CEO and Director. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988, and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was Chief Financial Officer of a Colorado-based wireless communications equipment manufacturer. In 1997 Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions, was elected to Executive Vice President and Managing Director, and was elevated to President in 1999 and Co-CEO in 2002. Mr. DuGan also serves as Vice Chairman and Co-CEO of CIP(R), CPA(R):12, CPA(R):14 and CPA(R):15. Mr. DuGan has served as a Trustee of the
W. P. Carey Foundation since 1999. He also serves on the Board of the New York Pops and is a member of the Young Presidents Organization. Mr. DuGan received his BS degree in Economics from the Wharton School of the University of Pennsylvania. Mr. DuGan also serves as Vice Chairman and Co-CEO of CIP(R), CPA(R):12, CPA(R):14 and CPA(R):15.

     Francis X. Diebold III, age 44. Mr. Diebold is a William Polk Carey Professor of Economics, Finance and Statistics at the University of Pennsylvania, where he has been a member of the faculty since 1989. He has also served as a Research Associate at the National Bureau of Economic Research since 1999, and was Director of the Institute for Economic Research from 1999 to 2000. From 1986 to 1989, he served as an economist under Paul Volker and Alan Greenspan at the Board of Governors of the Federal Reserve System in Washington, DC. Mr. Diebold has published extensively and has served on the editorial boards of numerous journals, including Econometrica and Review of Economics and Statistics. He is a Fellow of the Econometric Society and the recipient of several prizes for outstanding teaching. Mr. Diebold has held visiting appointments at several institutions, including Princeton University, the Graduate School of Business at the University of Chicago, and the Stern School of Business at New York University. Mr. Diebold received his B.S. from the Wharton School at the University of Pennsylvania in 1981 and his Ph.D. in 1986, also from the University of Pennsylvania. He has also served as an independent director of CIP(R) and CPA(R):15 since 2002, and of CPA(R):12 from 2002 to 2003.

     Elizabeth P. Munson, age 47. Ms. Munson is the President of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of Rockefeller & Co., a position she has held since December 2001. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson serves on the Executive Committee of the Board of Trustees of St. Paul's School, Concord, New Hampshire, a member of the Board of Advisors of the Wildlife Conservation Society, Bronx, New York, a member of the Board of Managers and Vice President of Episcopal Social Services, New York, New York and a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York. Ms. Munson has also served as an independent director of CPA(R):15 since 2002, and of CPA(R):12 and CPA(R):14 from 2002 to 2003.

     Warren G. Wintrub, age 69, has served as a director of CPA(R):14 since 1997 and of CIP(R) since 2001. He also served as an independent director of CPA(R):15 from 2001 to 2003. Mr. Wintrub is also a special advisor to the W. P. Carey & Co. LLC audit committee. He retired in 1992 from Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, after 35 years. Mr. Wintrub was elected a senior U.S. Tax partner in PricewaterhouseCoopers LLP in 1963, and specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988, and as a chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LLB from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Realty Co.

     Thomas E. Zacharias, age 49, President and Managing Director, Asset Management, joined W. P. Carey & Co. in April 2002. Prior to joining W. P. Carey & Co., Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors
(CPI) which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. He has over 24 years experience in acquisitions, financing, development, leasing and asset management in real estate. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and currently serves as a Trustee of Groton School in Groton, Massachusetts. Mr. Zacharias previously served as an independent director of CIP(R) from 1997 to 2001, CPA(R):12 from 1997 to 2000, CPA(R):14 from 1997 to 2001 and CPA(R):15 in 2001.

     John J. Park, age 39, joined W. P. Carey & Co. as an investment analyst in 1987 and rose to Managing Director and Chief Financial Officer in 1999. Mr. Park received a BS from the Massachusetts Institute of Technology in 1986, and an MBA in finance from the Stern School of Business at New York University in 1991. He is also Managing Director and Chief Financial Officer of CIP(R), CPA(R):12, CPA(R):14 and CPA(R):15.

     Some of our future directors and officers may act as directors or officers of W.P. Carey & Co. and its affiliates and other CPA(R) funds and may own interests in those entities.

ADDITIONAL MANAGEMENT

                   NAME                                        OFFICE
                   ----                                        ------
Francis J. Carey...........................  Vice Chairman of the Advisor
George E. Stoddard.........................  Chief Investment Officer
Anne R. Coolidge...........................  Managing Director
Claude Fernandez...........................  Managing Director and Chief Accounting
                                               Officer
Stephen H. Hamrick.........................  Managing Director and National Marketing
                                               Director
Edward V. LaPuma...........................  Managing Director and Chief Acquisitions
                                               Officer -- International
W. Sean Sovak..............................  Managing Director and Chief Acquisitions
                                               Officer
Benjamin P. Harris.........................  Executive Director -- Acquisitions
Susan C. Hyde..............................  Executive Director, Director of Investor
                                               Relations and Secretary
Michael D. Roberts.........................  Executive Director and Controller
Gordon J. Whiting..........................  Executive Director
Debra E. Bigler............................  Senior Vice President and Regional
                                               Director -- Marketing
David S. Eberle............................  Senior Vice President and Regional
                                               Director -- Marketing
Ted G. Lagreid.............................  Senior Vice President and Regional
                                               Director -- Marketing
David W. Marvin............................  Senior Vice President and Regional
                                               Director -- Marketing
Donna M. Neiley............................  Senior Vice President -- Asset Management

     Francis J. Carey, age 77. Prior to the merger of W. P. Carey & Co., Inc. and Carey Diversified LLC in 2000, Mr. Carey served as Chairman and Chief Executive Officer of Carey Diversified. Mr. Carey also served as a Director of
W. P. Carey & Co., Inc. from its inception in 1973 through 1997 and later as its President from 1987 through 1997. Prior to 1987, he was a senior partner in the Philadelphia office of Reed Smith LLP. He was head of the Real Estate Department nationally and a member of the executive committee of the law firm of Reed Smith LLP, counsel for W. P. Carey & Co. He served as a member of the Executive Committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982 and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences of the University of Pennsylvania from 1983 through 1990 and served as a member of the Board of Trustees of the Investment Program Association from 1990 through 2000 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A. B. and J. D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of Wm. Polk Carey. Mr. Carey is on the board of directors of W. P. Carey & Co. and Carey Asset Management Corp., of which he is Vice Chairman.

     George E. Stoddard, age 86, has been with W. P. Carey & Co. since 1979. Mr. Stoddard has served as a director of CIP since 1997, of CPA:15 since 2001 and of W.P. Carey & Co. LLC since 2000. He is also currently a director of CPA:12 and CPA:14, and previously was a director of CPA:12 from 1997 to June 2003 and of CPA:14 from 1997 to June 2003. He was also a director of CPA(R):10 prior to its merger with CIP(R). Prior to joining W. P. Carey & Co. Mr. Stoddard was Officer-in-Charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an AB degree from Brigham Young University, an MBA from Harvard Business School and an LLB from Fordham University Law School. Mr. Stoddard serves as Chairman of the Investment Committee of W. P. Carey & Co. and has been a Trustee of the W. P. Carey Foundation since December 1990.

     Anne R. Coolildge, age 34. Ms. Coolidge joined W. P. Carey & Co. in 1993 as Assistant to the Chairman and was elected to Managing Director in March 2003. Ms. Coolidge founded W. P. Carey & Co.'s London office, which she headed from April 1999 to February 2001. She received an AB from Harvard College and an M.B.A. from Columbia University's Graduate School of Business. She also serves on the Board of Jetora, Inc., the management company to LivingNexus, LLC, a provider of property management software to the real estate industry. Ms. Coolidge is President of CPA(R):15 and was also President of CPA(R):10 prior to its merger with CIP(R).

     Claude Fernandez, age 51, elected Executive Vice President and Chief Administrative Officer in June 1997, joined W. P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986, and is now a Managing Director, Executive Vice President and Chief Administrative Officer. Prior to joining W. P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his BS degree in accounting from New York University in 1975, and his MBA in Finance from Columbia University Graduate School of Business in 1981.

     Stephen H. Hamrick, age 51. Mr. Hamrick has been with W. P. Carey & Co. since 2001. After years of service as Chairman of the Board of Carey Financial, Mr. Hamrick was appointed National Marketing Director and Managing Director of
W. P. Carey & Co. in 2001. Prior to joining W. P. Carey & Co., he served as CEO of a bank-based investment brokerage business at Wall Street Investor Services. From 1988 until 1994, Mr. Hamrick headed Private Investments for PaineWebber Incorporated (now UBS Financial Services, Inc.), where he was a Senior Vice President and a member of the firm's Management Council. Mr. Hamrick has served as Chairman of the Securities Industry Association's Direct Investment Committee and as Chairman of the Investment Program Association. He is currently a voting member of both the American Stock Exchange's Committee on Securities, which approves companies to be listed or de-listed on the exchange, as well as the comparable panel at NASDAQ. A Certified Financial Planner, Mr. Hamrick received degrees in English and Economics from Duke University.

     Edward V. LaPuma, age 30, became a Managing Director of W. P. Carey & Co. in March 2002 and Managing Director and Chief Acquisitions Officer of W. P. Carey International LLC in 2002. Mr. LaPuma joined W. P. Carey & Co. as an Assistant to the Chairman in 1994. Mr. LaPuma established W. P. Carey & Co.'s Institutional Department, which he heads as President of CIP(R). Prior to joining W. P. Carey & Co., Mr. LaPuma was a consultant with Sol C. Snider Entrepreneurial Center where he advised small business owners on ways to make their companies more profitable through the implementation of appropriate financial and management strategies. A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a BA in Global Economic Strategies from The College of Arts and Sciences and a BS in Economics with a concentration in Finance from the Wharton School. He is a member of the board of directors of W. P. Carey International LLC. He is also a trustee for the Rensselaerville Institute.

     W. Sean Sovak, age 31, currently serves as Managing Director and Chief Acquisitions Officer, Domestic at W. P. Carey & Co. He has been with W. P. Carey since 1994 when he joined as Assistant to the Chairman. Prior to his current appointment, he served as W. P. Carey's Managing Director of Operations & Strategy. He graduated summa cum laude from the University of Pennsylvania's Wharton School where he concentrated in Finance. He currently serves on the boards of the Business Advisory

Council to the Business Council of the United Nations and the Wharton Club of New York. He also serves as Chairman of the Young New Yorker Patron program for the New York Philharmonic.

     Benjamin P. Harris, age 28, joined W. P. Carey & Co. in June 1998 and was promoted to Second Vice President in March 2000. He became Vice President in 2001, Director and First Vice President in 2002, and Executive Director in 2003. Mr. Harris earned a BS in Economics and Finance from the University of Kings College in Canada and is a Chartered Financial Analyst.

     Susan C. Hyde, age 35, is an Executive Director and Deputy Director of Marketing and Investor Relations of W. P. Carey & Co. Ms. Hyde joined W. P. Carey & Co., in 1990, became Second Vice President in April 1995, and Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990, where she received a BS degree in Business Administration with a concentration in marketing and a BA degree in English.

     Michael D. Roberts, age 51, Executive Director, joined W. P. Carey & Co. in April 1989, as Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989, First Vice President in July 1990 and was elected Senior Vice President in 1997. From August 1980 to February 1983, and from September 1983 to April 1989, he was employed by Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his MBA from Northeastern University.

     Gordon J. Whiting, age 37, Executive Director, joined W. P. Carey & Co. in May 1993, as an Acquisitions Associate. After receiving an MBA from the Columbia University Graduate School of Business, where he concentrated in finance, Mr. Whiting rejoined the firm as an Acquisitions Officer in June 1994. He was elected Executive Vice President and Portfolio Manager of CPA(R):14 in October 1998 and President in 2000. Mr. Whiting founded an import/export company based in Hong Kong after receiving a BS in Business Management and Marketing from Cornell University. He is also a member of the Cornell University Council and the Federal Retirement Thrift Investment Board, a position to which he was nominated by President George W. Bush and confirmed by the United States Senate.

     Debra E. Bigler, age 50, is Regional Marketing Director for the south and central United States for W. P. Carey & Co. Ms. Bigler joined W. P. Carey & Co. in March 1989 as an Assistant Marketing Director and became Vice President in May 1993.

     David S. Eberle, age 37, rejoined W. P. Carey & Co. in May 2002 as a First Vice President in charge of Sales and Marketing in the Midwest Region. In 2003, Mr. Eberle was promoted to Senior Vice President and Regional Marketing Director for the Midwest Region. Prior to rejoining W. P. Carey, Mr. Eberle was Regional Sales Director for SEI Investments located in Oaks, PA. Prior to this, Mr. Eberle was with W. P. Carey for four years as a Vice President for Sales and Marketing in the Midwest Region. Mr. Eberle has been in the Financial Services Industry for nearly 15 years. He has held various positions in the industry, but has been primarily involved in the real estate fund raising business. Mr. Eberle graduated from St. John's University in Collegeville, MN.

     Ted G. Lagreid, age 51, elected Senior Vice President in June 1997, joined
W. P. Carey & Co. in 1994, and became a Senior Vice President in April 1998. Mr. Lagreid is Regional Marketing Director responsible for the Western United States. Prior to joining the firm, he was employed by the Shurgard Capital Group then by SunAmerica where he was an executive in its mutual funds group. He earned an BA from the University of Washington and an MPA from the University of Puget Sound. He spent eight years in the City of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

     David W. Marvin, age 51, Senior Vice President of W. P. Carey & Co., joined
W. P. Carey & Co., in 1995, as Regional Marketing Director for the northeastern United States. Previously he spent 15 years at Prudential-Bache and Kidder-Peabody, as well as was a National Director of sales with Cigna

Corporation. He is a registered principal with the National Association of Securities Dealers, Inc. Mr. Marvin received his BA from the University of Massachusetts at Amherst.

     Donna M. Neiley, age 40, Senior Vice President, joined W. P. Carey & Co. in July 1999 as a First Vice President in the asset management department. Prior to joining the company, Ms. Neiley was a Senior Vice President with Morgan Stanley Dean Witter where she worked in the real estate group from 1987 to 1999. Ms. Neiley was previously with PricewaterhouseCoopers LLP. Ms. Neiley is a Certified Public Accountant, and received a B.A. in Economics from Lafayette College and an M.B.A. in Finance from Columbia University Graduate School of Business.

INVESTMENT COMMITTEE

     W. P. Carey & Co. manages CPA(R):16 - Global through Carey Asset Management and the investment committee. Carey Asset Management specializes in arranging private financing for major corporations, principally net lease financings of real property. W. P. Carey & Co. is the parent company of Carey Asset Management, therefore, many of our directors and executive officers hold similar positions for W. P. Carey & Co. The investment committee evaluates the structure and terms of property acquisition transactions for CPA(R):16 - Global and recommends acquisitions to us.

     The following are the members of W. P. Carey & Co.'s investment committee:

George E. Stoddard.........................  Chairman
Frank J. Hoenemeyer........................  Vice Chairman
Lawrence R. Klein..........................  Member and Chair of the Economic Policy
                                             Committee
Nathaniel S. Coolidge......................  Member
Ralph F. Verni.............................  Member

     Biographical information regarding Mr. Stoddard is presented above. The following is a biographical summary of the remaining investment committee members:

     Frank J. Hoenemeyer, age 83, elected Vice Chairman of the Investment Committee and Director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investment in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer graduated with a BS in Economics from Xavier University, Cincinnati, Ohio and an MBA from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.

     Dr. Lawrence R. Klein, age 82, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology and Oxford and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc. Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W. P. Carey & Co. in 1984, as Chairman of the Economic Policy Committee and as a director.

     Nathaniel S. Coolidge, age 64, former Senior Vice President of John Hancock Mutual Life Insurance retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge is a graduate of Harvard University and served as a U. S. naval officer.

     Ralph F. Verni, age 60, is currently serving on several Boards of Directors, including our Advisor, Commonwealth Capital, a venture capital firm and The MacGregor Group, the leading provider of order management systems and FIX network services to institutional investors. He also serves on the Advisory Boards of several start up companies, including Broad Reach Communications and Execs Only. Starting in 2000, he served as President, CEO and Director of Redwood Investment Systems, Inc. Redwood, a start-up software firm, developed web-based and wireless solutions to help investment professionals tame information overload. In 2001, Redwood merged into Verilytics, Inc. Prior to Redwood, Mr. Verni was President and CEO of State Street Research & Management, MetLife's investment management subsidiary located in Boston. He was also President and CEO of SSRM Holdings, Inc., an asset management company, and Chairman of its subsidiary, SSR Realty. Mr. Verni joined State Street Research in 1992 after serving 10 years as Executive Vice President, Board Member and Chief Investment Officer of The New England Mutual Life Insurance Company. While at the New England, he founded and served as President and Chief Executive Officer of New England Investment Companies, a holding company of over ten money management firms. Prior to joining the New England, he spent sixteen years in a variety of investment management firms. Prior to joining The New England, he spent sixteen years in a variety of investment management positions at The Equitable. Mr. Verni received a BA from Colgate University and an MBA from Columbia University and is a Chartered Financial Analyst. Mr. Verni also serves on the Advisory Committee of the MIT Center For Real Estate, the Board of Trustees of Colgate University, where he also is the Vice-Chairperson of the Endowment Committee, the Boston Economic Club, and the Commercial Club of Boston. Mr. Verni has also served as a director of CIP(R), CPA(R):12 and CPA(R) from 2001 to 2003, and as a director of W.P. Carey & Co. LLC since December 2003.

SHAREHOLDINGS

     W. P. Carey & Co. currently owns 20,000 shares, which at the beginning of the offering will constitute 100% of the outstanding shares but is expected to constitute less than 1% of the outstanding shares of CPA(R):16 - Global. W. P. Carey & Co. may not sell any of these shares during the period it serves as our advisor. Wm. Polk Carey owns 35.44% of the outstanding shares of W. P. Carey & Co. Furthermore, any resale of the shares that W. P. Carey & Co. currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144, promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although W. P. Carey & Co. is not prohibited from acquiring additional shares, W. P. Carey & Co. has no options or warrants to acquire any additional shares. It may acquire additional shares by electing to take certain fees in the form of shares. There is no limitation on the ability of W. P. Carey & Co. or its affiliates to resell any shares they may acquire in the future, other than restrictions included as part of any fee arrangement or restriction imposed by securities laws. W. P. Carey & Co. has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with W. P. Carey & Co. or any of its affiliates.

COMPENSATION

     Although we have no employees to whom we pay salaries, we reimburse W. P. Carey & Co. for the services of its personnel, including those who serve as officers of CPA(R):16 - Global. Wm. Polk Carey and Gordon F. DuGan serve as co-Chief Executive Officers of CPA(R):16 - Global. We will initially reimburse
W. P. Carey & Co. for 5% of their total compensation and benefits received from
W. P. Carey & Co. This percentage may be adjusted from year to year.

INVESTMENT DECISIONS

     Each potential investment will be submitted for review to the investment committee of W. P. Carey & Co. The board of directors of W. P. Carey & Co. has empowered the investment committee to authorize and approve our investments. However, our board retains ultimate authority to authorize and approve our investments and may make these investments on our behalf without the approval of, and irrespective of any adverse recommendation by, the investment committee or any other person.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors, W. P. Carey & Co. and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, W. P. Carey & Co. or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, W. P. Carey & Co. or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors (excluding independent directors), W. P. Carey & Co. or their affiliates;

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders; and

      -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless W. P. Carey & Co. and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any controlling person, director or officer of CPA(R):16 - Global is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to CPA(R):16 - Global and the shareholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, W. P. Carey & Co. or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

      -- approves the settlement and finds that indemnification of the settlement and related costs should be made; or

      -- there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

ADVISORY AGREEMENT

     Many of the services performed by W. P. Carey & Co. and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which W. P. Carey & Co. and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by third parties.

     Under the terms of the advisory agreement, W. P. Carey & Co. undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives. Subject to the authority of our board,
W. P. Carey & Co.:

      -- sources, analyzes and makes investments on our behalf, consistent with our investment policies and objectives;

      -- provides advice to us, and acts on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

      -- takes the action and obtains the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

      -- provides day-to-day management of our business activities and the other administrative services for us as requested by the board.

     The board has authorized W. P. Carey & Co. to make investments in any property on our behalf without the approval of the board if W. P. Carey & Co. obtains an appraisal for the property indicating that the total cost of the property does not exceed the appraised value of the property, and also represents to us that the property, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect.

     The term of the advisory agreement with respect to our initial offering of shares ends on December 31, 2004, and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any one-year period. During our current fiscal year, the advisor has not yet received any compensation, as we have not yet begun our operations. Additionally, the advisory agreement may be terminated:

      -- immediately by us for "cause" or upon the bankruptcy of W. P. Carey & Co., or a material breach of the advisory agreement by W. P. Carey & Co.;

      -- without cause by a majority of the independent directors or shareholders upon 60 days' notice; or

      --  immediately with good reason by W. P. Carey & Co.

"Good reason" is defined in the advisory agreement to mean either:

      -- any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or

      -- any material breach of the advisory agreement of any nature whatsoever by us.

"Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by W. P. Carey & Co. or a breach of the advisory agreement by W. P. Carey & Co.

     W. P. Carey & Co. and its affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See "Conflicts of Interest." However, pursuant to the advisory agreement, W. P. Carey & Co. must devote sufficient resources to the administration of CPA(R):16 -Global to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that W. P. Carey & Co. may assign the advisory agreement to an affiliate that has a net worth of $5,000,000 or more, or for whom W. P. Carey & Co. agrees to guarantee its obligations to us. Either we or W. P. Carey & Co. may assign or transfer the advisory agreement to a successor entity. The directors shall determine that any successor advisor possesses sufficient qualifications to justify the compensation provided for in its contract with us.

     W. P. Carey & Co. may not make any loans on our behalf without the prior approval of a majority of the independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of W. P. Carey & Co., subject at all times to compliance with the foregoing requirements.

     Some types of transactions require the prior approval of the board, including a majority of the independent directors, including the following:

      -- investments in properties in respect of which the requirements specified above have not been satisfied;

      --  investments made through joint venture arrangements with affiliates of
          W. P. Carey & Co., but if the joint venture is with a public affiliate of ours, the directors need only approve the allocation of the property among the affiliates;

      -- investments which are not contemplated by the terms of this prospectus;

      -- transactions that present issues which involve conflicts of interest for W. P. Carey & Co. (other than conflicts involving the payment of fees or the reimbursement of expenses);

      -- investments in equity securities (other than warrants acquired in connection with net lease transactions or temporary investments); and

      -- the lease of assets to W. P. Carey & Co., any director, or its affiliates.

     We will reimburse W. P. Carey & Co. for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

      -- organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of the registration statement and the prospectus (including any amendments thereof or supplements thereto), formation and organization of CPA(R):16 - Global, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares, including, but not limited to, selling commissions, advertising expenses, expense reimbursement, counsel and accounting fees;

      -- the annual cost of goods and materials used by us and obtained from entities not affiliated with W. P. Carey & Co. as well as any payments paid to third parties on behalf of CPA(R):16 - Global, including brokerage fees paid in connection with the purchase and sale of securities;

      -- administrative services, including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which W. P. Carey & Co. receives a separate fee; and

      -- rent, leasehold improvement costs, utilities or other administrative items generally constituting W. P. Carey & Co.'s overhead.

     W. P. Carey & Co. must reimburse us at least annually for the amount by which our operating expenses exceed the greater of two percent of the total amount invested by us in real estate or 25% of our net income. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, W. P. Carey & Co. may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of the directors.

     W. P. Carey & Co. or its affiliates will be paid fees in connection with services provided to us. As of the date of this prospectus, we had not yet paid or accrued any fees to our advisor for services relating to the identification, evaluation, negotiation and purchase of properties. In the event the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by W. P. Carey & Co., it be paid all accrued and unpaid fees and expense reimbursements, any unaccrued subordinated acquisition fees, and in some circumstances, will also be paid a termination fee. See "Management Compensation." We will not reimburse W. P. Carey & Co. or its affiliates for services for which W. P. Carey & Co. or its affiliates are entitled to compensation in the form of a separate fee.

                 INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES

     Our purpose is to provide investors with an opportunity to diversify their investment holdings by providing an exposure to both domestic and international income producing real estate. We seek to invest in commercial real estate properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

      -- TO OWN A DIVERSIFIED PORTFOLIO OF NET-LEASED REAL ESTATE THAT WILL INCREASE IN VALUE.

      --  TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE.

      -- TO INCREASE EQUITY IN OUR REAL ESTATE THROUGH REGULAR MORTGAGE PRINCIPAL PAYMENTS.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property.

INVESTMENT OPPORTUNITIES

     In addition to opportunities we believe exist in the domestic real estate market, including the net lease market, we believe that international real estate markets provide investors with an opportunity to diversify their portfolio with an investment that may provide returns that are less correlated to the returns of the equity, bond and real estate markets of the United States. Although we are primarily focusing our international investments on properties in the European Union, we plan to evaluate potential acquisitions on a case-by-case basis and have no predetermined limitations or targets for geographical location.

     According to UBS Warburg Global Real Estate Investment Report dated May 1, 2002, the correlation of returns within real estate as a global asset class is only 0.19. These measures indicate that there is greater correlation of the returns from stock and bond investments in different markets than is the case for real estate -- and thus a higher degree of diversification enhancement is available through real estate. In addition, the chart below indicates that an investor starting with a U.S.-based portfolio obtains far more diversification by adding non-U.S. real estate than through non-U.S. stocks and bonds. As with other illiquid investments, our shares cannot be liquidated as quickly as stocks, bonds or mutual funds.

     CORRELATION OF INVESTMENT PERFORMANCE 1979-2002(1)       U.S. STOCKS   U.S. BONDS
     --------------------------------------------------       -----------   ----------
U.S. Stocks.................................................     1.00          0.17
Global Stocks...............................................     0.57          0.03
U.S. Bonds..................................................     0.17          1.00
Global Bonds................................................     0.16          0.66
U.S. Real Estate............................................      .15          -.14
U.K. Real Estate............................................     0.08         -0.27

---------------

(1) U.S. data from NCREIF; U.K. data from IPD UK Index; U.S. Stocks data based upon S&P 500 (Ibbotson); U.S. Bonds data based upon U.S. Intermediate Government Bond Index (Ibbotson); Global Stocks data based upon Morgan Stanley Capital International World Equity Index (Ibbotson); and Global Bonds data based upon Citigroup World Government Bond Index (Ibbotson).

     Although commercial real estate markets in the European Union are quite diverse, we believe that there are certain characteristics which generally differentiate these markets from the United States real estate market. We also believe that these factors provide an opportunity for enhanced returns and diversification as compared to the commercial real estate market in the United States. Differentiating factors include:

     Higher Owner Occupancy. The acquisition of corporate real estate on a net-lease basis has been a common practice in the United States for a number of years. This has resulted in a level of owner-occupation in the United States in the range of 24% of the total commercial real estate market. In the European Union real estate market, the level of owner-occupation is 67%. We believe that these statistics support our premise that the European Union real estate market may provide us with a larger pool of investment opportunities than would be available solely in the United States.

     Less Available Land and Greater Restrictions on Expansion. The economy of the European Union is 15% smaller than the United States economy but has 66% total less available land and 35% greater population. Furthermore, the countries in the European Union have numerous restrictions limiting commercial real estate development. As a result of these factors, we believe that long-term economic or social growth in the European Union has the potential to increase the value of commercial real estate rates to levels that exceed those in the United States.

     Historically, European real estate has outperformed U.S. real estate. European real estate appears to have produced higher total returns (income plus capital appreciation) than has real estate in the United States. While we believe this may prove to be the case in the future, it is important to recognize that past results cannot guarantee future investment returns.

     The NCREIF (National Council for Real Estate Investment Fiduciaries) and IPD (Investment Property Databank) provide performance data on institutionally owned real estate in the U.S. and Europe, respectively. While long-term data for the United States is plentiful, such data for much of Europe is scarce. Both databases, however, allow for comparisons for the period from 1984 thru 2002. The returns in this chart are noted in local currencies:

                                           UNITED STATES   CONTINENTAL EUROPE   U.K.   IRELAND
                                           -------------   ------------------   ----   -------
Average Total Annual Return 1984-2002....       7.6%              9.7%          10.7%   14.0%
  Sharpe Ratio*..........................       .38               .58           .53      .66

---------------

* The higher the Sharpe Ratio, the greater the return received for the amount of risk incurred.

     The commercial real estate markets of certain countries within the European Union or other countries or geographic locations where we may purchase properties may have different characteristics than those described above. We will evaluate each of our transactions on a case-by-case basis and will, as a part of this evaluation, examine current characteristics and market conditions.

INVESTMENT PROCEDURES

     We seek to invest primarily in single-tenant commercial real property, either existing or under construction. Generally, the properties are net leased to tenants that the investment committee deems creditworthy based on leases which will be full recourse obligations of our tenants or their affiliates. In most cases, leases will require the initial tenant to pay all the costs of maintenance, insurance and real estate taxes. We may also invest in other types of income-producing property.

     In analyzing potential acquisitions, W. P. Carey & Co. will review all aspects of a transaction, including tenant and real estate fundamentals to determine whether a potential acquisition and lease can be structured to satisfy our acquisition criteria. W. P. Carey & Co. may consider the following aspects of each transaction:

     Tenant Evaluation. W. P. Carey & Co. will evaluate each potential tenant for its creditworthiness, typically considering factors such as: management experience; industry position and fundamentals; operating history; and capital structure. W. P. Carey & Co. will seek tenants it believes will have stable or improving credit profiles and credit potential that has not been recognized by the market. We believe that there is currently a shortage of capital available for companies with these characteristics. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of our lease or investment will likely increase (if all other factors affecting value remain unchanged). Whether a prospective tenant is creditworthy will be determined by W. P. Carey & Co. or the investment committee. Creditworthy does not necessarily mean "investment grade."

     Leases with Increasing Rent. W. P. Carey & Co. seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the Consumer Price Index. In the case of retail stores, the lease may provide for participation in gross sales above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus. W. P. Carey & Co. will seek to avoid entering into leases that provide for contractual reductions in rents attributable to our equity investment in the property during their primary term.

     Diversification. W. P. Carey & Co. will attempt to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, W. P. Carey & Co. reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

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     Property Evaluation.  The prospects for the seller/lessee's enterprise and the financial strength of the seller/lessee will generally be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Operating results of properties may be examined to determine whether or not projected rental levels are likely to be met. W. P. Carey & Co.'s practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition. Each property purchased by us will be appraised by an independent appraiser. We will not purchase any property that has a total property cost (the purchase price of the property plus all acquisition fees) which is in excess of its appraised value.

     Properties Important to Tenant Operations. W. P. Carey & Co. will generally seek to acquire properties that it believes are essential or important to the ongoing operations of the tenant. W. P. Carey & Co. believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant.

     Lease Provisions that Enhance and Protect Value. When appropriate, W. P. Carey & Co. will attempt to include provisions in its leases that require its consent to specified tenant activity or require the tenant to satisfy specific operating tests. These provisions include, for example, operational or financial covenants of the tenant, and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to us or could reduce the value of our properties.

     Letter of Credit or Guaranty. W. P. Carey & Co. may also seek to enhance the likelihood of a tenant's lease obligations being satisfied through a guaranty of lease obligations from the tenant's corporate parent or a letter of credit. This credit enhancement provides us with additional financial security. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. While W.
     P. Carey & Co. will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. W. P. Carey & Co. and the investment committee's standards for determining whether a particular tenant is creditworthy will vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant will be determined on a tenant by tenant, case by case basis. Therefore, general standards for credit worthiness cannot be applied.

     W. P. Carey & Co. uses a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. If the value of the stock exceeds the exercise price of the warrant, equity enhancements helps us to achieve our goal of increasing funds available for the payment of distributions.

     As a transaction is structured, it is evaluated by the chairman of W. P. Carey & Co.'s investment committee. Before a property is acquired, the transaction is reviewed by the investment committee to ensure that it satisfies our investment criteria. The investment committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. W. P. Carey & Co. places special emphasis on having experienced individuals serve on its investment committee and does not invest in a transaction unless it is approved by the members of the investment committee.

     We believe that the investment committee review process gives us a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the investment committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

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     The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) programs for over 23 years.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio.

      --  Nathaniel S. Coolidge previously served as Senior Vice
          President -- Head of Bond & Corporate Finance Department of the John Hancock Mutual Life Insurance Company. His responsibility included overseeing fixed income investments for Hancock, its affiliates and outside clients.

      -- Lawrence R. Klein is the Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein was awarded the Nobel Prize in Economic Sciences and currently advises various governments and government agencies.

      -- Ralph F. Verni, is a private investor and business consultant and is currently serving on several Boards of Directors, including the Advisor.

     Each property purchased by us will be appraised by an independent appraiser. The advisor selects an appraiser that is independent from the advisor, and our Board of Directors must approve of the selection. We will not purchase any property that has a total property cost (the purchase price of the property plus all acquisition fees) which is in excess of its appraised value. These appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.

     We intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property, although there can be no assurance that hazardous substances or wastes (as defined by present or future federal or state laws or regulations) will not be discovered on the property. See "Risk Factors -- Potential liability for environmental matters could adversely affect our financial condition." We will also consider factors peculiar to the laws of foreign countries, in addition to the risk normally associated with real property investments, when considering an investment located outside the United States.

TYPES OF INVESTMENTS

     Substantially all of our investments will be income-producing property which are, upon acquisition, improved or being developed or which will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the net proceeds of this offering will be invested within the United States and the remainder of the net proceeds of this offering will be invested outside the United States. See "Risk Factors -- International investments are subject to risks relating to the uncertainty of foreign laws and markets." Prospective investors will not be able to evaluate the merits of our investments or the terms of any dispositions. See "Risk Factors -- Our success will be dependent on the performance of W. P. Carey & Co."

     We expect that many of our property acquisitions will be through sale-leaseback transactions, in which we acquire properties from companies that simultaneously lease the properties back from us. Many of our properties will be subject to long-term leases. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.

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     We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest (the lessee). See "Risk Factors -- If our tenants are highly leveraged, they may have a higher possibility of filing for bankruptcy."

     In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

  Investments in Loans

     An investment may be structured as a loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a property or otherwise would be inappropriate for us. W. P. Carey & Co. will attempt to structure any such loan in a manner that will provide us with an economic return similar to that which we could expect to receive had the investment been structured as a net lease transaction. Any transaction structured as a loan must otherwise meet our investment criteria.

     Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "United States Federal Income Tax Considerations -- Requirements for Qualification." The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not expected to comprise a significant portion of our portfolio. We will not make or invest in loans that are subordinate to any mortgage held by W. P. Carey & Co., the directors or their affiliates.

     Any loans will be secured by various types of real property as well as personal or mixed property connected with the real property. The loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make loans, W. P. Carey & Co. will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the borrower.

     We will generally require that a mortgagee's title insurance policy or commitment as to the lien priority of a mortgage or the condition of title be obtained. We shall obtain independent appraisals for underlying real property, which we will maintain in our records for at least five years and make available for inspection and duplication by any shareholder at our offices. However, W. P. Carey & Co. generally will rely on its own independent analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and may differ from true worth or realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property.

  Joint Ventures and Wholly-Owned Subsidiaries

     We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining equity interests in a property or properties in accordance with our investment policies. These investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions

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concerning the investment, including refinancing and capital improvements. See
"Risk Factors -- Our participation in joint ventures creates additional risk."

     We may participate jointly with publicly registered investment programs or other entities sponsored or managed by W. P. Carey & Co. in investments as tenants-in-common or in some other joint venture arrangement. Joint ventures with affiliated programs will be permitted only if:

      -- a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the allocation of the transaction among the affiliates;

      -- the affiliated program or entity makes its investment on substantially the same terms and conditions as us; and

      -- we and the affiliated program or entity each have a right of first refusal to purchase the investment if the other program wishes to sell the investment.

We may not have money available to exercise this right of first refusal and we have made no determination as to whether we would borrow funds or liquidate assets in order to exercise any option. We will not otherwise participate in joint investments with W. P. Carey & Co. or its affiliates. The cost of structuring joint investments will be shared ratably by us and participating investors.

     We generally form wholly-owned subsidiary corporations to purchase properties. These subsidiary corporations are usually formed for the sole purpose of acquiring a specific property or properties located in one or more states or countries and would have organizational documents:

      -- that are substantially similar in all relevant ways to our organizational documents;

      --  that comply with all applicable securities laws and regulations; and

      -- that comply with the applicable terms and conditions set forth in this prospectus.

     Some of the provisions of the organizational documents of wholly-owned subsidiaries or other entities formed outside the United States may be revised to comply with the law of the country or locality in which the entity is formed. We may make loans to our wholly-owned subsidiaries and we may guaranty the obligations of these subsidiaries. We may also purchase properties indirectly by purchasing the interests in entities that own real estate we want to purchase.

  Other Investments

     We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in "equity interests." Investment in equity interests in the aggregate will not exceed five percent of our net equity. Such "equity interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We may invest in unimproved or non-income-producing property, which W. P. Carey & Co. believes will appreciate in value, or which will increase the value of an adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. Often, equity interests will be "restricted securities" as defined in Rule 144, promulgated under the Securities Act of 1933. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act of 1933. Whether an issuer registers its securities under the Securities Act of 1933 may depend on the success of its operations.

     We will exercise warrants or other rights to purchase stock generally if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not consider paying distributions out of the proceeds of the sale of these

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interests until any funds borrowed to purchase the interest have been fully repaid. We will invest in equity interests which W. P. Carey & Co. believes will appreciate in value. There can be no assurance, however, that this expectation will be realized.

     We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title.

     There can be no assurance as to when our capital may be fully invested in properties. See "United States Federal Income Tax Considerations -- Requirements for Qualification." Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain our REIT status, we also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which W. P. Carey & Co. or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction. If all the proceeds derived from this offering are not invested or committed to be invested by us prior to the expiration of the later of twenty-four months after the date of this prospectus or one year after the termination of this offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital, without any deductions for organizational and offering expenses or acquisition expenses. For the purpose of this provision, funds will be deemed to have been committed to investment as required and will not be returned to shareholders if written agreements in principle have been executed at any time prior to the expiration of the period, regardless of whether the investments have been made, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether the payments have been made.

     If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an "investment company." W. P. Carey & Co. will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     Our reserves, if any, will be invested in permitted temporary investments.
W. P. Carey & Co. will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return of permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

     We may purchase property from W. P. Carey & Co., its directors or affiliates only if:

      -- a majority of the independent directors and a majority of the directors who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the property was acquired by W. P. Carey & Co., its director or affiliate for the purpose of facilitating its purchase by us, facilitating the borrowing of money or the obtaining of financing for us or any other purpose related to our business; and

      -- the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if the affiliate has taken significant action or has made an additional investment with regard to the property after its purchase which action or investment has increased the value of the property).

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We will receive all profits or losses from any property held on an interim basis by W. P. Carey & Co., directors or affiliates thereof other than an affiliate that is a public program or entity.

     We will not sell properties to W. P. Carey & Co., a director or any affiliate except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner, or upon a determination by a majority of the board of directors not otherwise interested in the transaction (including a majority of the independent directors) that the transaction is fair and reasonable and in the best interests of CPA(R):16 - Global.

USE OF BORROWING -- NON-RECOURSE FINANCING

     Our strategy is to borrow, generally on a non-recourse basis, in amounts that we believe will maximize the return to our shareholders. The use of non-recourse financing allows us to limit our exposure on any property to the amount of equity invested in the property. We will generally borrow in the same currency that is used to pay rent on the property. This will enable us to hedge a portion of our currency risk. Non-recourse financing generally restricts the lender's claim on the assets of the borrower. The lender generally may only take back the property securing the debt. This protects our other assets. We expect to borrow approximately 60% of the purchase price of our properties, however, there is no limitation on the amount we may borrow against any single improved property. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed 75% of the value of all properties, unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of:

      -- the total appraised value of the properties as reflected in the most recently obtained appraisal for each property, or

      -- the total value of our assets as reflected in the most recently completed valuation.

     It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments than would otherwise be possible. This is expected to result in a more diversified portfolio. W. P. Carey & Co. will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness.

     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of W. P. Carey & Co. an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. We will not agree to the inclusion of these provisions and will attempt to negotiate loan terms allowing us to replace or terminate W. P. Carey & Co. if the action is ordered by the board. The replacement or termination may, however, require the prior consent of the mortgage lenders.

     W. P. Carey & Co. may refinance properties during the term of a loan when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

OTHER INVESTMENT POLICIES

  General

     We may borrow funds or purchase properties from affiliates of W. P. Carey & Co. if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from W. P. Carey & Co. or

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its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by W. P. Carey & Co. or the affiliate. We may assign, as security for borrowings made from third parties, our right to receive up to 85% of the offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering -- Escrow Arrangements."

     These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the property to be acquired or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from affiliates of W. P. Carey & Co. will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the property. See "Conflicts of Interest -- We may make purchases or take loans from affiliates."

     Because most leases generally will be on a "triple-net" basis, it is not anticipated that we will establish a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, W. P. Carey & Co. may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.

 Holding Period for Investments and Application of Proceeds of Sales or Refinancings

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if in our judgment or in the judgment of W. P. Carey & Co., the sale of the property is in the best interest of our shareholders.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. No assurance can be given that the foregoing objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Considerations -- Requirements for Qualification -- Annual Distribution Requirements."

     The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See "United States Federal Income Tax Considerations."

     If we have not facilitated liquidity in our shares either through listing them for trading on a national securities exchange, including them for quotation on Nasdaq, providing liquidity through our redemption plan or by some other means generally within eight to twelve years after the net proceeds of this offering are fully invested, we will start selling our properties and other assets, either on a portfolio basis or individually, or engage in another transaction or transactions approved by the Board of Directors, market conditions permitting. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board will try to determine whether listing the shares or

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liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. CIP(R), CPA(R):12, CPA(R):14 and CPA(R):15 have listing provisions similar to provisions for the listing of the shares and as of the date of the prospectus, none of them have listed their shares. Interests in nine of the previous 14 CPA(R) programs have been listed through a consolidation into what ultimately became W. P. Carey & Co. LLC. CPA(R):10 merged into CIP(R) and those shareholders desiring liquidity received promissory notes and subsequently cash for their shares. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

     We may continually reinvest the proceeds of property sales in investments that we or W. P. Carey & Co. believes will satisfy our investment policies. If we have not provided some form of liquidity or if our shares are not liquidated, generally within eight to twelve years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties, as described above, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings. See "United States Federal Income Tax Considerations."

INVESTMENT LIMITATIONS

     Numerous limitations are placed on the manner in which we may invest our funds. These limitations cannot be changed unless the bylaws are amended, which requires the approval of the shareholders. Unless the bylaws are amended, we will not:

      -- invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

      -- invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

      -- engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

      -- make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property which has the following three characteristics:

        - an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

        - no development or construction is in process on the property; and

        - no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

      -- issue equity securities on a deferred payment basis or other similar arrangement;

      -- issue debt securities in the absence of adequate cash flow to cover debt service;

      --  issue equity securities which are non-voting or assessable;

      -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

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      --  grant warrants and/or options to purchase shares to W. P. Carey & Co., directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

      -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

      -- invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- invest in securities representing more than 10% of the outstanding voting securities or value of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

      -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of W. P. Carey & Co. directors, W. P. Carey & Co., or our affiliates; or

      -- make loans where the amount advanced by us plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the property.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     The bylaws require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the bylaws or articles of incorporation, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the shareholders.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates and equity prices. In pursuing our business plan, the primary market risks to which we are exposed are interest rate risk and currency exchange rates.

     The value of our real estate is subject to fluctuations based on changes in interest rates, local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt when balloon payments are scheduled.

     We expect that our primary foreign currency exchange exposures will be to the Euro and the Pound Sterling (U.K.) Changes in currency rates can adversely impact our operations and ability to make distributions.

                        HOLDERS OF SHARES OF THE COMPANY

     As of the date of this prospectus, we had issued 20,000 shares, all of which are held by W. P. Carey & Co.

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                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis should be read in conjunction with the balance sheet and notes thereto at September 30, 2003. The following discussion contains forward looking statements. Forward-looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. Such statements include known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward looking statements. The risk factors are fully described under the heading "Risk Factors," beginning on page 15. Accordingly, such information should not be regarded as representations by us that the results or conditions described in such statements or objectives and plans will be achieved.

     We were formed in June 2003 and will be using the proceeds from this offering along with limited recourse mortgage financing to purchase properties and in most cases enter into long-term net leases with corporate lessees. We plan to structure our net leases to place certain economic burdens of ownership on these corporate lessees by requiring them to pay the costs of maintenance and repair, insurance and real estate taxes. The lease obligations are unconditional. When possible, we also negotiate guarantees of the lease obligations from parent companies. We negotiate leases that may provide for periodic rent increases that are stated or based on increases in the Consumer Price Index or, for retail properties, may provide for additional rents based on sales in excess of a specified base amount. We may also acquire interests in real estate through joint ventures with affiliates who have similar investment objectives as CPA(R):16 - Global. These joint ventures, which may be in the form of general partnerships, limited partnerships, limited liability companies or tenancies-in-common, also enter into net leases on a single-tenant basis. As of the date of this prospectus, we have not acquired any properties.

     If we qualify as a real estate investment trust, or "REIT", we will not be subject to federal income taxes on amounts distributed to shareholders provided we meet certain conditions including distributing at least 90% of our REIT taxable income to stockholders. Our objectives are to pay quarterly distributions at an increasing rate, to increase equity in our real estate through regular mortgage principal payments and to own a diversified portfolio of net-leased real estate that will increase in value.

     We are advised by W. P. Carey and its wholly-owned subsidiary, Carey Asset Management Corp., pursuant to an Advisory Agreement. Our contract with W. P. Carey is renewable annually by Independent Directors who are elected by our shareholders. In connection with each renewal, W. P. Carey is required to provide the Independent Directors with a comparison of the fee structure with several similar companies. The Advisory Agreement also provides that an independent portfolio valuation be performed after a stated period and annually thereafter, and average invested assets, the basis for determining the asset management fee, be based on the results of these independent valuations. Until the initial valuation is performed, the fee is based on the cost of the properties.

CRITICAL ACCOUNTING POLICIES

     As we use our offering proceeds to purchase investments in real estate, we have adopted certain critical accounting policies that are crucial to an understanding of our financial condition and results of operations. Such policies include, but are not limited to the following:

     The preparation of financial statements requires that we make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. For instance, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate charge and allowance for uncollectable amounts. Because our real estate operations will have a limited number of lessees, we believe that it will be necessary to evaluate specific situations rather than solely use statistical methods. We expect to recognize a provision for uncollected rents which typically will range between 0.25% and 1% of lease revenues (rental income and interest income from direct financing

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leases). We will measure our allowance for uncollected rents with actual rent arrearages experience and our judgment regarding collectibility of arrearages. Based on our actual experience in future years, we will compare our allowance for uncollected receivables to any arrearages and adjust the percentage applied.

     Real estate accounted for under the operating method is stated at cost less accumulated depreciation. Costs directly related to build-to-suit projects, primarily interest, if applicable are capitalized. We consider a build-to-suit project as substantially completed upon the completion of improvements, but no later than a date that is negotiated and stated in the lease. If portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions are accounted for separately. We allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction.

     In connection with our acquisition of properties, purchase costs will be allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of the tangible assets, consisting of land, buildings and tenant improvements, will be determined as if vacant. Intangible assets including the above-market or below-market value of leases, the value of in-place leases and the value of tenant relationships will be recorded at their relative fair values.

     We will record above-market and below-market in-place lease values for owned properties based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in-place at the time of acquisition of the properties and (ii) our estimate of fair market lease rates for the property or equivalent property, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease value will be amortized as a reduction of rental income over the remaining non-cancelable term of each lease. The capitalized below-market lease value will be amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases.

     The total amount of other intangible assets will be allocated to in-place lease values and tenant relationship intangible values based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with each tenant. Characteristics we will consider in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant's credit quality and the expectation of lease renewals among other factors. The aggregate value of other intangible assets acquired will be measured based on the difference between (i) the property valued with an in-place lease adjusted to market rental rates and (ii) the property valued as if vacant. Independent appraisals or our estimates will be used to determine these values.

     Factors we will consider in our analysis include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. We will also consider information obtained about a property in connection with its pre-acquisition due diligence. Estimated carrying costs will include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on our assessment of specific market conditions. We will estimate costs to execute leases including commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property.

     The value of in-place leases will be amortized to expense over the remaining initial term of each lease. The value of tenant relationship intangibles will be amortized to expense over the initial and renewal terms of the leases but no amortization period for intangible assets will exceed the remaining depreciable life of the building.

     We use estimates and judgments when evaluating whether long-lived assets are impaired. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, we perform projections of undiscounted cash flows, and if such cash flows are insufficient,

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the assets will be adjusted (i.e., written down) to their estimated fair value.
An analysis of whether a real estate asset has been impaired requires us to make our best estimate of market rents, residual values and holding periods. As our investment objective is to hold properties on a long-term basis, holding period assumptions will likely range from five to ten years. In our evaluations, we will generally obtain market information from outside sources; however, such information requires us to determine whether the information received is appropriate to the circumstances. Depending on the assumptions made and estimates used, the estimated future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We consider the likelihood of possible outcomes in determining the best estimate of future cash flows. Because we expect our properties to be leased to single tenants, we may be more likely to incur significant writedowns when circumstances deteriorate because of the possibility that a property will be vacated in its entirety. This makes the risks faced by us different from the risks faced by companies that own multi-tenant properties. Events or changes in circumstances can result in further writedowns and impact the gain or loss ultimately realized upon sale of the asset. For direct financing leases, we will perform a review of our estimated residual values of properties at least annually to determine whether there has been an other than temporary decline in our current estimate of residual value of the real estate of our assets subject to direct financing leases.

     It is anticipated that some properties will be purchased through real estate ventures with certain of our affiliates. These investments may be held through incorporated or unincorporated jointly-held entities. Substantially all of these investments will represent jointly purchased properties which are net leased to a single tenant and will be structured to provide diversification and reduce concentration of a risk from a single lessee for us and the affiliate. The placement of an investment in a jointly-held entity requires the approval of our Independent Directors. All of the jointly held investments will be structured so that we and the affiliate contribute equity, (including the financing of any losses) receive distributions and are allocated profit or loss in amounts that are proportional to our ownership interests. All of the jointly-held investments will be subject to contractual agreements. No fees are payable to affiliates under any of the limited partnership and joint venture agreements. The presentation of these jointly held investments and their related results in the financial statement is determined based on factors including, but not limited to, whether the entity is a variable interest entity and we are considered to be the primary beneficiary, controlling interest, significant influence and whether each party has the ability to make independent decisions. Such factors will determine whether such investments are consolidated in our accounts or accounted for under the equity method. Investments will be consolidated when we have a controlling financial interest in an entity, whether foreign or domestic. A controlling financial interest is usually ownership, directly or indirectly, of more than fifty percent of the outstanding voting shares of another entity. Equity method investments are reviewed for impairment in the event of a change in circumstances that is other than temporary. An investment's value is impaired only if our estimate of the net realizable value of the impairment is less than the carrying value of the investment. To the extent an impairment loss has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the fair value of the investment.

     To the extent that real estate investments and subsidiaries outside the U.S. account for their financial position and results of operations in a functional currency other than U.S. Dollars, it will be necessary for us to translate from the functional currency to U.S. Dollars. The functional currency is the currency of the primary economic environment in which the real estate investment or subsidiary operates. The translation of the functional currency for assets and liabilities uses the current exchange rate as of the balance sheet date and for revenues and expenses uses a weighted average exchange rate during the period. Gains and losses resulting from foreign currency translation are reported as a component of other comprehensive income as part of shareholder's equity.

     Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in the exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of that transaction. That increase or decrease in the expected functional currency cash flows is a foreign currency transaction gain or loss that generally will be included in determining net income for the period in which the exchange rate
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

changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date) whichever is later, realized upon settlement of a foreign currency transaction generally will be included in net income for the period in which the transaction is settled. Foreign currency transactions that are (i) designated as, and are effective as, economic hedges of a net investment and (ii) intercompany foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in the Company's financial statements will not be included in determining net income but will be accounted for in the same manner as foreign currency translation adjustments and reported as a component of other comprehensive income as part of shareholder's equity.

     Stated rental revenue will be recognized on a straight-line basis, and interest income from direct financing leases will be recognized such that we earn a constant rate of return on our net investment, over the terms of the respective leases. Unbilled rents receivable represents the amount by which straight-line rental revenue exceeds rents currently billed in accordance with the lease agreements. CPI-based and other contingent-type rents are recognized currently. We recognize rental income from sales overrides when reported by lessees, that is, after the level of sales requiring a rental payment to us is reached.

     We classify our directly-owned leased assets for financial reporting purposes as either real estate leased under the operating method or net investments in direct financing leases based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. In determining the classification of a lease, we use estimates of remaining economic life provided by independent appraisals of the leased assets. The calculation of the present value of future minimum rents includes determining a lease's implicit interest rate which requires an estimate of the residual value of leased assets as of the end of the non-cancelable lease term. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets. The contractual terms of our leases are not necessarily different for operating and direct financing leases; however the classification is based on accounting pronouncements which are intended to indicate whether the risks and rewards of ownership are retained by the lessor or transferred to the lessee. We believe that we retain certain risks of ownership regardless of accounting classification.

     When assets are identified by us as held for sale, we discontinue depreciating the assets and estimate the sales price, net of selling costs, of such assets. If, in our opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, an impairment charge is recognized and a valuation allowance is established. If circumstances that previously were considered unlikely occur and, as a result, we decide not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) the carrying value before it was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, or (b) the fair value at the time of the subsequent decision not to sell.

     Costs incurred in connection with obtaining mortgages and debt financing will be capitalized and amortized over the term of the related debt and included in interest expense. Unamortized financing costs are included in charges for early extinguishment of debt if a loan is retired and the costs have not been fully amortized. Costs incurred in connection with leases will be capitalized and amortized over the non-cancelable terms of the related leases, and included in property expense. Unamortized leasing costs will also be charged to property expense in the event of an early termination of a lease.

     Public business enterprises are required to report financial and descriptive information about their reportable operating segments. Operating segments are components of an enterprise about which financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. We evaluate the performance of our portfolio of properties as a whole. This evaluation includes assessing our ability to meet distribution

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objectives, increase distributions and increase value by evaluating potential investments in single tenant net lease real estate and by seeking opportunities such as refinancing mortgage debt at lower rates of interest, restructuring leases or paying off lenders at a discount to the face value of the outstanding mortgage balance. A determination of whether there is more than one discrete operating segment will be based on specific circumstances, including the geographical distribution of properties acquired.

RESULTS OF OPERATIONS

     CPA(R):16 - Global is newly formed and has no operating history. We are dependent upon proceeds received from this offering to conduct our proposed activities. The capital required to purchase any properties will be obtained from this offering and from any indebtedness that we may incur in connection with the acquisition of any properties or thereafter. We have initially been capitalized with $200,000 from the sale of 20,000 shares to W. P. Carey & Co. For information concerning the anticipated use of proceeds from this offering, see "Estimated Use of Proceeds."

                         DESCRIPTION OF THE PROPERTIES

     Although we have not yet purchased any properties, W. P. Carey & Co. is actively seeking and evaluating various potential property acquisitions and is engaging in discussions with sellers regarding the purchase of properties for us. During the continuation of this offering, and at such time during the negotiations of a potential property acquisition when W. P. Carey & Co. believes a reasonable probability exists that such property will be acquired by us, this prospectus will be supplemented to disclose such potential property acquisition. Based on W. P. Carey & Co.'s experience and acquisition methods, this generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a property and the obtaining of a commitment for financing and approval by the investment committee, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during this offering also by means of a supplement to this prospectus. See "Reports to Shareholders" for a description of other reports to shareholders which will describe property acquisitions.

     Our tenants generally will be required to maintain insurance on the leased properties. While we anticipate that each of our properties will be adequately insured, we will maintain a contingent, blanket building, business personal property and business income policy covering all of our properties, as well as a comprehensive commercial general liability policy covering our properties. Properties that are not net leased will either be insured by tenants or by CPA(R):16 - Global.

     We are required to provide certain financial information with respect to properties we acquire that are deemed significant under SEC rules (Rule 3-14 of Regulation S-X) based on our total investment in the properties. We provide information regarding the tenant for these significant properties because under net leases, we believe the financial condition of the tenant is more important than financial information relating to the operation of the property. Furthermore, information regarding the operation of the property is often not reliable.

     We have used $1.1 billion, which is the amount expected in good faith to be raised within the next twelve months, as the base for measuring which properties are significant. For the properties for which our total investment as of the date of this prospectus exceeds 10% but not 20% of this amount, we are required to provide summary financial information. For those properties for which our total investments as of the date of this prospectus is in excess of 20% of this amount, we are required to provide audited financial statements of the tenant that comply with accounting principles generally accepted in the United States of America. We own no properties for which our total investment exceeds 10% of the amount expected in good faith to be raised within the next twelve months.

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ACTUANT CORPORATION



ACQUISITION



     We have acquired, through a subsidiary, a 0.01% interest in a facility purchased by us and Corporate Property Associates 15 Incorporated, an affiliate, from Actuant Corporation and GB Tools and Supplies, Inc., and leased back to Actuant and GB. We have the option to purchase up to a 75% interest in the facility from CPA(R):15 on or before December 31, 2005. The facility is used for light manufacturing, warehouse and distribution and office space located in Kahl am Main, Germany.



PURCHASE TERMS



     The total cost of the facility, including the acquisition fee payable to Carey Asset Management Corp. is E13,724,584. We and CPA(R):15 paid at closing an acquisition fee of $417,259 (E340,314) to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $333,807 (E272,251), payable in each of the next four years, but only if we satisfy the preferred return. The cost of our 0.01% interest in the facility is E442. If we exercise our option to purchase an additional interest in this facility from CPA(R):15, the purchase price will be our proportional share of the total purchase price, plus our proportional share of the acquisition fees paid by CPA(R):15.



DESCRIPTION OF LEASE



     The facilities are leased to Actuant and GB under an absolute net and bond-type lease. The tenants will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 17 years, followed by two 5-year renewal terms at the option of Actuant and GB. The initial aggregate annual rent under the lease is E1,306,500, payable quarterly in advance in equal installments of E326,625. Additionally, the lease provides for annual rent to be increased by the lesser of 400% of the German Consumer Price Index, or 3.75% of the prior year's rent. If we exercise our option to purchase an additional interest in this property, we will receive our proportionate share of the rent.



DESCRIPTION OF PROPOSED FINANCING



     We plan to obtain mortgage financing from GMAC, on terms to be negotiated.


                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material United States federal income tax considerations associated with an investment in the shares. In this section when we refer to "the Code" we mean the Internal Revenue Code of 1986, as amended. This summary is not exhaustive of all possible United States tax considerations, does not address state, local, foreign or other federal taxes, and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a particular prospective shareholder in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law.

     WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE.

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OPINION OF COUNSEL

     CPA(R):16 - Global intends to conduct operations in a manner that will permit it to qualify and elect to be treated as a REIT for federal income tax purposes not later than the year ended December 31, 2004, and each taxable year thereafter. We have not requested a ruling from the IRS as to our qualification as a REIT. We have, however, obtained an opinion from Reed Smith LLP that, for federal income tax purposes, based on current law or interpretations thereof:

      -- we will qualify as a REIT provided we operate in the manner described in this prospectus and in accordance with the representations set forth in this prospectus and satisfy the share ownership tests described below, and

      -- under Revenue Ruling 66-109, 1966-1 C. B. 151, distributions will not be unrelated business taxable income, known as UBTI to a shareholder that is a tax-exempt entity (such as a pension plan, IRA, charitable remainder trust) that is required to account for UBTI even if we own debt financed property as that term is defined in the Code, provided that:

        - Such shareholder does not incur any "acquisition indebtedness" with respect to its shares; and

        - We are not a pension held REIT as defined by the Code.

     Counsel has also opined that the description of the material federal income tax consequences of an investment in our shares contained herein is accurate.

     As a prospective investor you should note that the opinions described herein represent only our counsel's best legal judgment as to the most likely outcome if relevant issues were litigated by the IRS and have no binding effect or official status of any kind. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of our counsel's opinions. Reed Smith LLP will not review our compliance with requirements for qualification as a REIT on a continuing basis. Although the board and W. P. Carey & Co. intend to cause CPA(R):16 - Global to operate in a manner that will enable it to comply with REIT provisions, there can be no certainty that such intention will be realized. If the IRS successfully challenges our tax status as a REIT, many, if not all, of the tax benefits available to entities qualifying as REITs would not be available to us or our shareholders.

     For any taxable year in which we qualify as a REIT, we generally will not be subject to United States federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from investments in a corporation, although foreign taxation and the inability of REITs to pass through foreign tax credits to shareholders (discussed below under "-- Taxation of Foreign Investments") may eliminate part of the advantage.

     Even if we qualify for taxation as a REIT, we will be subject to federal income tax, as follows:

      -- we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

      -- under some circumstances, we will be subject to "alternative minimum tax;"

      -- if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

      -- if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

      -- if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been

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          met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or the amount by which our gross income would have failed the 95% gross income test if the test were a 90% test as opposed to a 95% test, multiplied by a fraction intended to reflect our profitability;

      -- if we fail to distribute during each year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

      -- activities conducted through "taxable REIT subsidiaries" will be subject to United States federal income tax at regular corporate rates, and we will be subject to a 100% tax on payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) with respect to arrangements among us and our taxable REIT subsidiaries that are not comparable to similar arrangements among unrelated parties; and

      -- if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to regulations issued by the Internal Revenue Service (the "Built-In-Gain Rules").

REQUIREMENTS FOR QUALIFICATION

     In order for us to qualify as a REIT, we must elect to be taxed as a REIT and satisfy a variety of complex tests relating to our organization, structure, share ownership, assets, income and distributions, as well as record keeping requirements. These tests are summarized below.

ORGANIZATIONAL REQUIREMENTS

  Definition of REIT under the Code

     In order to qualify for taxation as a REIT under the Code, we

      --  must be a domestic corporation;

      --  must be managed by one or more trustees or directors;

      --  must have transferable shares;

      --  cannot be a financial institution or an insurance company;

      -- must have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

      --  must not be closely held.

     As a Maryland corporation, we satisfy the first requirement. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We expect to have more than 100 shareholders. We may refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements or to avoid the closely held test. However, there can be no assurance that a refusal to transfer will be effective.

     We will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. However, if a tax-exempt shareholder owns more than 25% of our shares (by value), or one or more tax-exempt shareholders, each own at least 10% of CPA(R):16 - Global, and in the aggregate own more than 50% of our shares (by value), those shareholder(s) may be required to treat all or a portion

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of their distributions from us as UBTI. See "United States Federal Income Tax
Considerations -- Treatment of Tax-Exempt Shareholders." Prior CPA(R) programs have not been deemed closely held.

     Based on the foregoing, we should satisfy the organizational and structural requirements as well as the share ownership and the non-closely held tests.

  Our Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to its share. Also, if a REIT owns a qualified REIT subsidiary, it will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to the income of that subsidiary. In addition, the character of the assets and gross income of the partnership of qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of the Code, including satisfying the gross income tests and asset tests.

INCOME TESTS

  Gross Income Requirements

     To qualify and maintain our status as a REIT, we must satisfy annually two gross income requirements:

      -- At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from disposition of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"). This is the 75% Income Test.

      -- At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the real property investments described above and from dividends, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

  Rents from Real Property

     The rents that we receive or that we are deemed to receive qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

      -- The amount of rent generally must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

      -- The Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

      -- If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

      -- The REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income or through a "taxable REIT subsidiary." However, a REIT

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          may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." In addition, the receipt of a small amount of income from non- customary tenant services will not prevent rents from qualifying as "rent from real property" if such income non-customary service does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy the requirements of those tests for three years, which period may be extended by the IRS up to a total of six years. If the election is made, then we must satisfy a number of complex rules, one of which is that we may be required operate the property through an independent contractor and we will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in stocks or debt instruments, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the date in which we receive the new capital investments. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs, if permitted. See "Investment Objectives, Procedures and Policies - Investment Limitations."

     We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments," so that there can be no assurance that the IRS will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, no assurance can be given in this regard. While past performance may not be repeated, we believe the CPA(R) REITs have satisfied the income tests at all times in the past.

     Eligibility for Relief Under the Code if We Fail to Qualify as a REIT

     If we fail to satisfy one or both of the 75% Income Test or the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

      -- our failure to meet these tests was due to reasonable cause and not due to willful neglect;

      -- we attach a schedule of our income sources to our federal income tax return; and

      -- any incorrect information on the schedule is not due to fraud with intent to evade tax.

     It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this type of income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Opinion of Tax Counsel," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

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      --  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

      -- Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

      -- Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting securities, or 10% of the total value of the securities of a non REIT corporation. However, we can own all of the stock of a qualified REIT subsidiary, more than 10% of the stock of a taxable REIT subsidiary, and certain debt securities.

     A taxable REIT subsidiary is a taxable corporation that we and the taxable REIT subsidiary elect to treat as a taxable REIT subsidiary. A taxable REIT subsidiary can perform services for our tenants and third parties, and under certain circumstances, may lease property from us. No more than 20% of the value of our gross assets can be securities of one or more taxable REIT subsidiaries.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

     We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Annual Distribution Requirements

     In order to be taxed as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders. The amount of these distributions must be at least equal to:

      -- the sum of 90% of our REIT taxable income (computed without regard to the distributions-paid deduction and our capital gain) and 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

      --  the sum of specific items of noncash income.

This is known as the 90% Distribution Test.

     We must pay distributions in the taxable year to which they relate. Alternatively, we may pay these distributions in the following taxable year if declared before we timely file our federal income tax return for that year and if paid on or before the first regular distribution payment after the declaration.

     Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT taxable income as adjusted, we will be subject to tax on the undistributed portion at regular capital gains or ordinary corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of

      --  85% of our ordinary income for that year,

      -- 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year, and

      --  any undistributed taxable income from prior periods,

we would be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed.

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ELECTION TO RETAIN OUR LONG-TERM CAPITAL GAINS

     We may elect to retain, rather than distribute our net long-term capital gains. The effect of this election is that:

      --  we are required to pay the tax on these gains;

      -- shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the REIT; and

      -- the basis of the shareholder's shares would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the domestic shareholders' long-term capital gains.

     We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to depreciation and other non-cash charges. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% Distribution Test. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% Distribution Test or to distribute a greater amount as may be necessary to avoid income and excise taxation. This could occur as a result of:

      -- timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of income and deduction of these expenses in arriving at our taxable income, or

      -- nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions.

     In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

DEFICIENCY DISTRIBUTIONS

     In some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency distributions" to our shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We will be required to file an annual federal income tax return, which, like other corporate returns, is subject to Internal Revenue Service examination. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to W. P. Carey & Co. or its affiliates. Were the Internal Revenue Service to challenge successfully our characterization of a transaction or determination of our REIT taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "United States Federal Income Tax Considerations -- Sale-Leaseback Transactions." If, as a result of a challenge, we are determined not to have satisfied the 90% Distribution Test, we would be disqualified as a REIT (unless we were to pay a deficiency distribution and pay interest and a penalty) as provided by the Code. A deficiency distribution cannot be used to satisfy the 90% Distribution Test if the failure to meet the test was not due to a later adjustment to our income by the Internal Revenue Service.

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FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Furthermore, while we have no intention of doing so, we may revoke our REIT election voluntarily. See "Risk Factors -- Failure to qualify as a REIT would adversely affect our operations and ability to make distributions."

TAXATION OF FOREIGN INVESTMENTS

     We intend to invest primarily in real property, some of which will be located outside of the United States. Because of the international nature of our operations, we will face some tax considerations that are different than a REIT investing in property located solely within the United States would face. The REIT structure is not necessarily the most efficient tax structure for making investments in international real estate.

     We may be subject to taxation in various foreign jurisdictions. We generally will be entitled to deduct foreign taxes paid, including foreign income taxes for which we do not claim a credit, from our REIT taxable income, which would reduce the amount that we are required to distribute annually to our shareholders. In lieu of a deduction, the Code generally provides a credit against United States federal income taxes for foreign income taxes paid by a United States taxpayer. If we so elect, we may be able to use part of this credit to offset our liability for United States federal income tax, for example by distributing less than 100 percent (but more than 90 percent) of our REIT taxable income, thus incurring a REIT-level United States federal income tax liability that we could offset with foreign tax credits. We may not be able to offset dollar-for-dollar credit since the foreign tax credit rules are complex and are based on types of income. The amount of any foreign tax credit does not reduce the amount we are required to distribute annually to our shareholders, and we will not be able to use this credit to the extent that we do not otherwise have a federal income tax liability. We are unable to pass through a foreign tax credit to our shareholders with respect to these foreign taxes.

     To minimize the impact of foreign taxes on foreign income, we may sometimes structure our foreign investments to take advantage of special United States or foreign tax or treaty provisions or to avoid the application of other such provisions. These structures may create additional tax issues that need to be addressed at the time of each foreign investment. Some structures that minimize foreign taxes on foreign investments may convert the character of income received by the REIT and passed through to its shareholders from capital gains to ordinary income for United States federal income tax purposes.

     Any income that we recognize with respect to hedging transactions that we have entered into to limit the risks to us with respect to changes in foreign currency exchange rates, as well as any gains (or losses) that we recognize with respect to changes in foreign currency exchange rates, will not be qualifying income for purposes of either the 75% Income Test or the 95% Income Test. Although we do not intend at this time to engage in hedging activities to mitigate the risks of exchange rate fluctuations, we are not prohibited from doing so. It is possible that we could have sufficient foreign currency exchange gain, due to either rate fluctuations or hedging activities, in a year to jeopardize our qualification as a REIT unless we were eligible for the relief provisions under the Code. See "United States Federal Income Tax
Considerations -- Requirements For Qualification -- Income Tests." In addition, changes in currency rates could adversely affect our REIT status.

SALE-LEASEBACK TRANSACTIONS

     Many of our investments will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to

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request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which could cause us to fail the Distribution Test. The CPA(R) REITs have not had a sale-leaseback recharacterized by the Internal Revenue Service.

TAXATION OF DOMESTIC SHAREHOLDERS

  Definition

     In this section, the phrase "domestic shareholder" means a holder of shares that for United States federal income tax purposes:

      --  is a citizen or resident of the United States;

      -- is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

      -- is an estate, the income of which is subject to United States federal income taxation regardless of its source; or

      -- a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     In any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable domestic shareholders will be taxed as described below.

 Distributions Generally

     Distributions to domestic shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders. Under the provisions of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), dividends from domestic corporations and certain qualified foreign corporations are generally subject to tax at the same rate as capital gains, provided that the shareholder has held the stock for a period of more than 60 days during that 120 day period that begins 60 days prior to the ex-dividend date for the dividend. The 2003 Act reduced the maximum rate of tax on most long term capital gains realized by individuals from 20% to 15%. Dividends from REITs, such as CPA:16 - Global generally do not qualify for the lower rate of tax and are instead taxable as ordinary income. However, dividends, other than capital gain dividends, that are
(i) attributable to income on which we were subject to tax in the previous taxable year at the REIT level, either because we did not distribute such income or such income consists of gains subject to tax under the Built-In Gain Rules, or (ii) attributable to dividends received by us from domestic and certain qualified foreign corporations during the current taxable year, will be taxable, to the extent designated by us, to individual stockholders as dividends eligible to be taxed under the provisions of the 2003 Act at the maximum capital gains rate of 15%.

     Dividend distributions from a REIT are not eligible for the distributions-received deduction for shareholders that are corporations. To the extent that we make a distribution in excess of our current or

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accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each domestic shareholder's shares, and the amount of each distribution in excess of a domestic shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. Shareholders may not include any of our losses on their own federal income tax returns.

     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the four percent excise tax , discussed in the section titled "Opinion of Tax Counsel" above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital or capital gains as taxable dividends.

 Capital Gain Distributions

     As long as we qualify as a REIT, distributions to domestic shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his/her or its stock. Capital gains distributions received by an individual shareholder from a REIT should qualify for the lower long term capital gain tax rate (a reduction from a maximum rate of 20% to 15%) which was adopted in the 2003 Act. We will classify portions of any designated capital gain distribution as either:

      -- a 15% capital gain distribution, which would be taxable to individual shareholders at the maximum 15% capital gain tax rate that was adopted in the 2003 Act; and

      -- an "unrecaptured Section 1250 gain" distribution, which would be taxable to individual shareholders at a maximum rate of 25%.

 Passive Activity Loss and Investment Interest Limitations

     Our distributions and gain from the disposition of the shares will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against this income. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest limitation, which treatment allows investment interest expense that would otherwise not be deductible to be deductible to the extent of certain types of investment income. However, to the extent that dividends qualify for the lower rate of tax adopted by the 2003 Act, such dividends will not be included in investment income for purposes of the investment interest deduction limitation unless you elect to have them taxed as ordinary income. Net capital gain from the disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitation only if and to the extent you so elect, in which case these capital gains will be taxed as ordinary income.

 Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a shareholder has received any capital gains distributions with respect to his/her or its shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his/her or its shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue regulations that would subject a portion of the capital gain a shareholder recognizes from the sale of shares or from a capital

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gain distribution to a tax at a 25% rate, to the extent the capital gain relates to depreciation we deducted. Pursuant to Notice 97-64, the Internal Revenue Service has stated that it intends to issue Temporary Regulations addressing the treatment of capital gain distributions allowing REITs to designate the portion of each capital gains distribution that is subject to the different rates of tax that apply to capital gains. The Notice indicates that the effective date of those regulations will be for REIT taxable years ending on or after May 7, 1997, but no regulations have yet been issued. The 2003 Act reduced the maximum rate of tax on most long term capital gains realized by individuals from 20% to 15%.

 Redemption of Shares

     If we redeem any of the shares held by a shareholder, including a redemption under our Redemption Plan, the tax treatment of the redemption will depend upon the number of shares redeemed and the facts and circumstances surrounding the redemption. If all of a shareholder's shares in CPA(R):16 - Global are redeemed or if the redemption is a "substantially disproportionate" redemption, the redemption will be treated as a sale or exchange of the redeemed shares as discussed under the heading "Certain Dispositions of the Shares." A redemption is treated as substantially disproportionate for this purpose, if the shareholder's proportionate ownership of CPA(R):16 - Global has been reduced by more than twenty percent. In determining the extent to which a shareholder's ownership has been reduced, certain attribution rules will treat as shares owned by the shareholder shares that are owned by other persons, including certain family members, entities in which the shareholder owns an interest, and persons that own an interest in the shareholder. If a redemption fails to satisfy either the completion termination of interest or substantially disproportionate tests above, it may none-the-less be treated as a sale or exchange if under all facts and circumstances the redemption is not essentially equivalent to a distribution.

     If a redemption of shares is not treated as a sale or exchange, the redemption will be treated as a distribution. For a discussion of distributions, see the material under the heading "Distributions Generally."

TREATMENT OF TAX-EXEMPT SHAREHOLDERS

     Our distributions to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute UBTI unless the shareholder has borrowed to acquire or carry its shares. Qualified trusts that hold more than 10% (by value) of the shares of REITs held predominantly by qualified trusts, may be required to treat a certain percentage of the REIT's distributions as unrelated business taxable income. We do not expect to be held predominantly by trusts and our articles of incorporation prohibit the required concentration of ownership.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in CPA(R):16 - Global will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA(R):16 - Global. Prospective tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR FOREIGN SHAREHOLDERS

     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "foreign shareholders") are complex. The following discussion is intended only as a summary of these rules. Foreign investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in CPA(R):16 - Global, including any reporting requirements.

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 Taxation if Effectively Connected With a United States Trade or Business

     In general, foreign shareholders will be subject to regular United States federal income tax with respect to their investment in CPA(R):16 - Global if the investment is "effectively connected" with the foreign shareholder's conduct of a trade or business in the United States. A corporate foreign shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under section 884 of the Code, which is payable in addition to regular United States federal corporate income tax. The following discussion will apply to foreign shareholders whose investment in CPA(R):16 - Global is not so effectively connected. Foreign investors should be aware that a United States REIT may not be a tax efficient vehicle for foreign investment in real estate outside of the United States.

 Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution that is not attributable to our gain from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each foreign shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. If 80% of our worldwide gross income during the three-year (or shorter applicable) period ending with the taxable year preceding the year of dividend declaration consists of active foreign business income, then all or a portion of any ordinary income dividend otherwise subject to a 30% United States federal income tax, or lower applicable treaty rate, may not be subject to United States federal income tax, depending on the proportion of such ordinary income dividend attributable to our active foreign business income. A foreign shareholder may be entitled to a refund from the United States Department of the Treasury to the extent we withhold amounts otherwise payable to the foreign shareholder in excess of such foreign shareholder's substantive federal income tax liability. See "Withholding Obligations From Distributions to Foreign Shareholders" below. We do not currently expect to satisfy the 80% active foreign business income test, although guidance in this area is limited and we may or may not meet this test in the future.

 Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     Distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a foreign shareholder under the Foreign Investment in Real Property Tax Act of 1980 referred to herein as "FIRPTA". Under FIRPTA, these distributions are taxed to a foreign shareholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a foreign shareholder will be taxed at the normal capital gain rates applicable to a domestic shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate shareholder that is not entitled to treaty or rate reductions. Distributions that are not attributable to gain from the sale or exchange of a United States real property interest will not be subject to FIRPTA. We currently expect to invest primarily in non-U.S. real property, and that any gain from the sale or exchange thereof will not be subject to FIRPTA.

Withholding Obligations From Distributions to Foreign Shareholders

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to foreign shareholders, and remit to the Internal Revenue Service,

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      --  35% of designated capital gain distributions or, if greater, 35% of distributions that could be capital gain distributions, and

      -- 30% of distributions not subject to the 35% rate of withholding (regardless of whether the distribution is paid out of earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. If the amount of tax we withheld with respect to a distribution to a foreign shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the foreign shareholder may file with the IRS for a refund of the excess taxes paid.

 Sale of Our Shares by a Foreign Shareholder

     A sale of our shares by a foreign shareholder generally will not be subject to United States federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if either we are not a United States real property holding corporation," or we are a "domestically controlled" REIT. A United States real property holding corporation is, in general, a corporation 50% or more of the value of whose assets is attributable to investments in U.S. real property during a specified testing period. A domestically controlled REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign shareholders. We anticipate that we will be a domestically controlled REIT. However, we cannot assure you that we will not be and or become a United States real property holding corporation or that we will be or remain a domestically controlled REIT. If we are a United States real property holding corporation and are not a domestically controlled REIT, whether a foreign shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in CPA(R):16 - Global. Our shares currently are not "regularly traded" on an established securities market. If the gain on the sale of shares were subject to taxation under FIRPTA, a foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, gain on dispositions of our shares and distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made by or to a corporate foreign shareholder that is not entitled to treaty exemptions or rate reductions. Under FIRPTA the purchaser of our shares from a foreign shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Capital gains not subject to FIRPTA will be taxable to a foreign shareholder if the foreign shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     Treasury regulations altered the procedures for claiming the benefits of an income tax treaty or exemption from FIRPTA withholding tax. Our foreign shareholders should consult their tax advisors concerning the effect, if any, of the new Treasury regulations on an investment in our shares.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR DOMESTIC SHAREHOLDERS

     Under some circumstances, domestic shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, shares. Recently enacted legislation has reduced the rate of backup withholding. For payments made through 2010, the rate is

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28%. After 2010, the rate is scheduled to return to the pre-August 7, 2001 rate of 31% unless subsequent legislation would change that rate. Backup withholding will apply only if the shareholder:

      -- fails to furnish his/her or its taxpayer identification number (which, for an individual, would be his or her Social Security Number);

      --  furnishes an incorrect taxpayer identification number;

      -- is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

      -- under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and: (a) that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments, or (b) that he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations.

     Domestic shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against the domestic shareholder's United States federal income tax liability and may entitle the domestic shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

BACKUP WITHHOLDING TAX FOR FOREIGN SHAREHOLDERS

     Additional issues may arise for information reporting and backup withholding for foreign shareholders. Foreign shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his/her or its shares in his/her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAX

     We and our operating subsidiaries may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of CPA(R):16 - Global, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

                              ERISA CONSIDERATIONS

     The following is a summary of some non-tax considerations associated with an investment in CPA(R):16 - Global by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the

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statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

     In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or a pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

      -- whether the investment is consistent with the applicable provisions of ERISA and the Code,

      -- whether the investment will produce UBTI to the Benefit Plan (see "United States Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders"), and

      --  the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the duty

      -- to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

      --  to invest plan assets prudently;

      -- to diversify the investments of the plan unless it is clearly prudent not to do so; and

      -- to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSETS

     While neither ERISA nor the Code defines the term "plan assets," a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). As discussed below, we have received an opinion of counsel that, under the Regulation, our assets should not be deemed to be "plan assets" if Benefit Plans invest in shares, assuming the conditions set forth in the opinion are satisfied.

     Under the Regulation, the assets of corporations, partnerships, or other entities in which a Benefit Plan makes an equity investment will be deemed to be assets of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule. The Regulation provides as one exception that the underlying assets of entities such as CPA(R):16 - Global will not be treated as assets of a Benefit

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Plan if the interest the Benefit Plan acquires is a "publicly-offered security."
A publicly-offered security must be

      --  "freely transferable,"

      -- part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

      -- sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, the restrictions imposed to maintain our status as a REIT should not cause the shares to not be freely transferable.

     We anticipate having over 100 shareholders following the completion of this offering. Thus, the second criterion of the publicly offered exception will be satisfied.

     The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, and we have represented that the shares will be part of a class registered under the Securities Exchange Act of 1934 within 120 days after December 31, 2003. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

     We have obtained an opinion from counsel that the shares should constitute "publicly-offered securities," and that our underlying assets should not be considered plan assets under the Regulation, assuming the offering takes place as described in this prospectus.

     In the event that our underlying assets were treated by the Department of Labor as assets of a Benefit Plan, our management would be treated as fiduciaries with respect to Benefit Plan shareholders, and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If our underlying assets were treated as assets of a Benefit Plan, the investment in CPA(R):16 - Global also might constitute an ineffective delegation of fiduciary responsibility to W. P. Carey & Co. and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by W. P. Carey & Co. of its ERISA fiduciary duties. Finally, an investment by an IRA in CPA(R):16 - Global might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, W. P. Carey & Co, and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person

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who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

     In the opinion of counsel, as discussed above, our assets should not constitute plan assets following an investment in shares by Benefit Plans. Accordingly, the problems discussed in the preceding three paragraphs are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The escrow agent will establish two separate escrow accounts. Benefit Plan funds will be deposited in one account while funds from all other investors will be deposited in another account. Pending issuance of the shares to a Benefit Plan, the escrow agent will invest Benefit Plan funds in a money market account maintained by the escrow agent. On each closing date, the funds paid by each Benefit Plan will be released from the Benefit Plan escrow account and exchanged for the applicable number of shares. Any interest earned by that account prior to any such closing date will be paid to the investing Benefit Plan.

     In considering an investment in CPA(R):16 - Global, a plan fiduciary should consider whether the escrow account arrangement as well as the ultimate investment in CPA(R):16 - Global would be consistent with fiduciary standards applicable to that Benefit Plan.

ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those

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fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Beginning no later than three years after the final closing of the original offering, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of W. P. Carey & Co. Prior to that time, we intend to use the offering price of shares as the per share net asset value.

     We anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other qualified plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance:

      -- that the value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

      -- that shareholders could realize this value if they were to attempt to sell their shares, or

      -- that this value would comply with the ERISA or IRA requirements described above.

                             DESCRIPTION OF SHARES

     The following description of the shares does not purport to be complete but contains a summary of portions of the articles of incorporation and is qualified in its entirety by reference to the articles of incorporation. Our articles of incorporation and bylaws became operative on June 5, 2003 and will remain in effect for the duration of CPA(R):16 - Global's existence.

GENERAL DESCRIPTION OF SHARES

     We are authorized to issue 250,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of our assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA(R):16 - Global upon issuance and payment therefor. Shares, other than excess shares, which are defined in the organizational documents to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time the shares are acquired, are not subject to mandatory redemption. The shares have no preemptive rights (which are intended to insure that a shareholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). We currently do not intend to issue any securities other than the shares discussed in this prospectus, although we may do so at any time. We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by the directors.

     It is our goal to provide liquidity for CPA(R):16 - Global shares. This may be achieved through listing the shares on a national securities exchange or over-the-counter market or by providing some other form of liquidity, including through the redemption plan. If we do not provide liquidity generally within eight to 12 years after the proceeds from this offering are fully invested, we will sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by our board, market conditions permitting. We will return any proceeds from these sales to our shareholders through distributions. Even if liquidity is not provided, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on

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

shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue our existence until all of our properties are sold and our other assets are liquidated.


     We will not issue certificates. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to Phoenix American a duly executed transfer form available upon request from them or from our website at www.cpa16global.com. Upon the issuance of our shares, we will send to each shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.


MEETINGS AND SPECIAL VOTING REQUIREMENTS

     An annual meeting of the shareholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president, or upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares, shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take shareholder action and elect each director.

     Our articles of incorporation may be amended by a majority of the board of directors (including a majority of the independent directors) and approval of the shareholders at a duly held meeting at which a quorum is present. Amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of CPA(R):16 - Global, must be approved by a vote of shareholders holding two-thirds of all outstanding shares entitled to vote for directors. In general, our bylaws may be amended by a majority vote of the shareholders present at the meeting. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA(R):16 - Global or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Without the consent of the Shareholders, the directors may make minor changes that do not impact such rights, or that the directors deem are necessary to resolve ambiguities or to conform the bylaws to any applicable laws or regulations. Shareholders may, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, elect to remove a director from the board or dissolve CPA(R):16 - Global. Shareholders do not have the ability to vote to replace W. P. Carey & Co. or to select a new advisor.

     The affirmative vote of a majority of all shares entitled to be cast is required to approve any merger or sale of substantially all of our assets other than in the ordinary course of business. The term "substantially all" as used in this context is a term used in the Maryland General Corporate Law. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect for investors of the Maryland law's lack of definition is that we cannot provide investors with a definition for "substantially all" and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve any particular sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which makes the final determination of the fair value to be paid to the shareholder and which decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting shareholder.

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

     Shareholders are entitled to receive a copy of our shareholder list upon request provided that the requesting shareholder represents to us that the list will not be used to pursue commercial interests, including the solicitation of other shareholders for the purchase of shares. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request (or five days if the shareholder first requests a copy of the representation and returns it to us within 30 days). A shareholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to us will be liable to us for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Securities Exchange Act of 1934, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

     In order to assist us in preserving our status as a REIT, the articles of incorporation contain an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

     The articles of incorporation stipulate that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate shareholder.

     We have the authority to redeem excess shares immediately upon becoming aware of the existence of excess shares or after giving the person in whose hands shares are excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations. W. P. Carey & Co. and its affiliates may not receive a fee on the purchase of excess shares by us.

     The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Securities

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

Exchange Act of 1934) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

     All persons who own five percent or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly, by these persons. See "United States Federal Income Tax Considerations -- Statement of Stock Ownership." If we were to have less than 2,000 shareholders at any time, statements or affidavits would be required from shareholders who own (i) at least one percent of the outstanding shares in a taxable year (more than 200, but less than 2,000 shareholders) or (ii) at least one half of one percent of the outstanding Shares in a taxable year (200 or fewer shareholders).

DISTRIBUTIONS

     Distributions will be paid to investors who are shareholders as of the record date selected by the directors. Distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. We are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

     Distributions will be paid at the discretion of the directors, in accordance with our earnings, cash flow and general financial condition. The directors' discretion will be directed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We can borrow to make distributions if the borrowing is necessary to maintain our REIT status or if the borrowing is part of a liquidation strategy whereby, the borrowing is done in anticipation of the sale of the properties, and the proceeds will be used to repay the loan.

     We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

SUMMARY OF DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

     CPA(R):16 - Global has adopted the 2003 Distribution Reinvestment and Share Purchase Plan, referred to herein as the Plan, pursuant to which some shareholders may elect to have up to the full amount of their cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of the Plan. The Plan is attached as Exhibit 4.1 to the registration statement.

     The primary purpose of the Plan is to provide interested investors with an economical and convenient method of increasing their investment in CPA(R):16 - Global by investing cash distributions in additional shares at the most recent net asset value and/or after the termination of this offering by investing optional cash payments in shares at that net asset value. To the extent shares are purchased from us under the Plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

     The Plan will be available to shareholders who purchase shares in this offering. You may elect to participate in the Plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. Any other shareholder who receives a copy of our prospectus in this offering or a separate prospectus relating solely to the Plan and who has not previously elected to participate in the Plan may so elect at any time to participate in the Plan. Phoenix American, acting as

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agent for each participant in the Plan, will apply cash dividends which become payable to such participant on shares of CPA(R):16 - Global (including shares held in the participant's name and shares accumulated under the Plan), to the purchase of additional whole and fractional shares of CPA(R):16 - Global for such participant.

     Eligibility. Participation in the Plan is limited to registered owners of CPA(R):16 - Global. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the shareholder in order to be eligible for this plan. Further, a shareholder who decides to participate in the Plan after the completion of CPA(R):16 - Global's public offering period may purchase shares through the Plan only after receipt of a prospectus relating solely to the Plan.

     Stock Purchases. In making purchases for the accounts of participants, Phoenix American may commingle the funds of one participant with those of other participants in the Plan. All shares purchased under the Plan will be held in the name of each participant. In the case of each purchase on the open market, the price per share for each participant's account shall be deemed to be the average price of all shares purchased with the funds available from that distribution. In the case of purchases made directly from us, the price will be the most recently determined net asset value per share ("NAV"). NAV is determined by adding the most recent appraised value of the real estate owned by us to the value of our other assets, subtracting the total amount of all our liabilities and dividing the difference by the total number of outstanding shares. Phoenix American shall have no responsibility with respect to the market value of the shares acquired for participants under the Plan. During the offering period, shares will be purchased at the offering price of $10 per share.

     Timing of Purchases. Phoenix American will make every reasonable effort to invest all distributions promptly after receipt, and in no event later than 30 days after the applicable distribution payment date (except where necessary to comply with applicable securities laws). If, for any reason beyond the control of Phoenix American, investment cannot be completed within 30 days after the applicable distribution payment date, participants' funds held by Phoenix American will be distributed to the participant.

     Account Statements. Following each purchase of shares, Phoenix American will mail to each participant an account statement showing the cash distributions, the number of shares purchased, the price per share and the participant's total shares accumulated under the Plan.

     Expenses and Commissions. There will be no direct expenses to participants for the administration of the Plan. Brokerage commissions and acquisition fees, as described below, and administrative fees associated with the Plan will be paid by us. Any interest earned on distributions while held by Phoenix American will be paid to us to defray costs relating to the Plan. Additionally, in connection with any shares purchased under the Plan, we will pay to Carey Financial selling commissions of five percent per share sold. Carey Financial may, in its sole discretion, reallow up to five percent per share of the selling commission to selected dealers.

     Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. This means that shareholders will still be subject to federal taxation when they elect to participate in the reinvestment plan. Specifically, shareholders will be treated as if they have received a distribution from us in cash and then applied such distribution to purchase shares in the reinvestment plan. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be taxed as long-term capital gains. In addition, any brokerage commissions paid by us on behalf of the participant constitutes additional distribution income. Total distribution income received from us along with brokerage commissions paid on the participant's behalf will be reported on an annual information return filed with the Internal Revenue Service. A copy will be sent to the participant, or the information will be shown on the participant's final account statement for the year.

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     Stock Certificates.  No share certificates will be issued to a participant.

     Voting of Shares. In connection with any matter requiring the vote of CPA(R):16 - Global shareholders, each participant will be entitled to vote all of the whole shares held by the participant in the Plan. Fractional shares will not be voted.

     Absence of Liability. Neither CPA(R):16 - Global nor Phoenix American shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither CPA(R):16 - Global nor Phoenix American shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant's participation in the Plan upon such participant's death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, we and Phoenix American have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

     Termination of Participation. A participant may terminate participation in the Plan at any time by written instructions to that effect to Phoenix American. To be effective on a distribution payment date, the notice of termination and the termination fee must be received by Phoenix American at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, Phoenix American may also terminate any participant's account at any time in its discretion by notice in writing mailed to the participant. The Plan may also be terminated if, at any time in the future, a sufficient number of CPA(R):16 - Global's registered shareholders are not participating in the Plan.

     Amendment of Plan. The Plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, Phoenix American receives written notice of termination of the participant's account. Amendment may include an appointment by us or Phoenix American with the approval of our of a successor agent, in which event such successor shall have all of the rights and obligations of Phoenix American under the Plan.

     Governing Law. The Plan and the authorization card signed by the participant (which is deemed a part of the Plan) and the participant's account shall be governed by and construed in accordance with the laws of Maryland.

REDEMPTION OF SHARES


     Prior to the time, if any, as the shares are listed on a national securities market, any shareholder (other than W. P. Carey & Co.) that has held shares for at least one year, and who purchased the shares from us or received the shares from us through a non-cash transaction, not in the secondary market, may present all or any portion of their shares to us for redemption at any time, in accordance with the procedures outlined herein. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption and to the extent the number of shares for which redemption is requested does not exceed 5% of the total number of our shares outstanding on a rolling 12-month period, measured from the beginning of the redemption period. As a result, some or all of a shareholder's shares may not be redeemed. In addition, W. P. Carey & Co. may assist with the identification of prospective third party buyers, but receives no compensation for such assistance. Affiliates of W. P. Carey are eligible to have their shares redeemed on the same terms as other shareholders.


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     Generally, the cash available for redemption will be limited to 1% of the operating cash flow of the previous fiscal year, plus any proceeds from our distribution reinvestment plan. Shareholders may offer shares to us for purchase and we will purchase the offered shares if we have sufficient cash. Also, in any twelve-month period, measured at the beginning of the current redemption period, will not redeem any shares in excess of that number of shares representing over five percent of the total number of our shares outstanding at the beginning of that redemption period. The purchase price will be the then-current Net Asset Value, less a 7% surrender fee. Net Asset Value will be determined in accordance with the procedure described in connection with ERISA compliance. See "ERISA Considerations -- Annual Valuation."



     If we have sufficient funds to purchase some but not all of the shares offered, or if over 5% of our then outstanding shares are offered for redemption, requesting shareholders' shares will be redeemed on a pro-rata basis, based upon the total number of shares for which redemption was requested, and the total funds available for redemption. Requests not fulfilled in one quarter will automatically have their request carried forward to the next quarter, unless such request is revoked. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. There can be no assurances that we will have sufficient funds to repurchase any shares.


     A shareholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent to the redemption agent, which is currently Phoenix American Financial Services, Inc. To request a form, call our Investor Relations Department at 1-800-WPCAREY. The redemption agent at all times will be registered as a broker-dealer with the commission and each state's securities commission. Within 30 days following the redemption agent's receipt of the shareholder's request, the redemption agent will forward to the shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter, during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

     A shareholder may present to us fewer than all of his/her or its shares for redemption, provided, however, that the minimum number of shares which must be presented for redemption shall be at least 25% of a shareholder's shares.

     The board of directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in our best interests. The board of directors may also suspend the redemption of shares if:

      -- they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company;

      -- they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical;

      -- any governmental or regulatory agency with jurisdiction over us so demands for the protection of the shareholders;

      -- they determine, in their sole discretion, that such redemption would be unlawful;

      -- they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or

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

      -- the board of directors, in their sole discretion, deem such amendment or suspension to be in our best interest.

     For a discussion of the tax treatment of such redemptions, See "United States Federal Income Tax Considerations -- Taxation of Domestic Shareholders." The redemption plan will terminate, and CPA(R):16 - Global no longer shall accept shares for redemption, if and when listing occurs.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of CPA(R):16 - Global and its shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-up Transaction. A "Roll-up Transaction" is transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of CPA(R):16 - Global and the issuance of securities of a Roll-up Entity. This term does not include:

      -- a transaction involving our securities that have been listed on a national securities exchange or included for quotation on Nasdaq National Market System for at least 12 months; or

      -- a transaction involving the conversion to corporate, trust, or association form of only CPA(R):16 - Global if, as a consequence of the transaction there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to W. P. Carey & Co.; or our investment objectives.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

             (A) remaining as shareholders of CPA(R):16 - Global and preserving their interests therein on the same terms and conditions as existed previously, or

             (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

          (i) which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in the bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CPA(R):16 - Global. See "Management," "Reports to Shareholders" and "Description of Shares;"

          (ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

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

          (iii) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          (iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

     We currently have no plans to enter into a Roll-up Transaction.

TRANSFER AGENT

     The transfer agent and registrar for the shares is Phoenix American Financial Services. The transfer agent's address is 2401 Kerner Boulevard, San Rafael, CA 94901-5509, and its phone number is 1-888-241-3737.

PROMOTER

     W. P. Carey & Co. LLC is the promoter of our company because it is the founder and organizer of CPA(R):16 - Global.

                                  THE OFFERING

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, we are offering to the public through Carey Financial and selected dealers and registered investment advisors, on a best efforts basis, a maximum of $1,100,000,000 of shares of common stock consisting of 110,000,000 shares priced at $10 per share. The minimum order is 200 shares or $2,000. The offering price of $10.00 per share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The offering price was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved. We have also registered 50,000,000 shares ($500,000,000) available to shareholders who elect to participate in the Distribution Reinvestment and Share Purchase Plan who receive a copy of this prospectus or a separate prospectus for such plan. Prior to the conclusion of this offering, if any of the 50,000,000 shares remain after meeting anticipated obligations under the Distribution Reinvestment and Share Purchase Plan, we may decide to sell a portion of these shares in this offering.

     Carey Financial will receive a selling commission in an amount equal to $0.65 per share, whether sold directly by it or by one of the selected dealers, all of whom must be members in good standing of the National Association of Securities Dealers, Inc. Carey Financial will, in turn, reallow up to $0.65 per share of the selling commissions to selected dealers for shares they sell. We also will pay a selected dealer fee of one and one-half percent of the price of each share sold by the selected dealer to Carey Financial, which fee will be reallowed to the selected dealer. For a more complete discussion of all compensation and fees paid in connection with the offering, see "Management Compensation." We have agreed to indemnify Carey Financial and selected dealers and registered investment advisors against specified liabilities, including liabilities under the Securities Act of 1933.

     We will offer a reduced share purchase price to "single purchasers" on orders of more than $250,000 and selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not

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

affect the amount we receive for investment. The following table sets forth the reduced share purchase price and selling commissions payable to Carey Financial:

                                  PURCHASE PRICE        SELLING COMMISSION
                                   PER SHARE FOR           PER SHARE FOR
         FOR A "SINGLE         INCREMENTAL SHARE IN    INCREMENTAL SHARE IN
          PURCHASER"           VOLUME DISCOUNT RANGE   VOLUME DISCOUNT RANGE
         -------------         ---------------------   ---------------------
  $     2,000 --   $  250,000         $10.00                   $0.65
     250,001  --      500,000           9.85                    0.50
     500,001  --      750,000           9.70                    0.35
     750,001  --    1,000,000           9.60                    0.25
   1,000,001  --    5,000,000           9.50                    0.15

     As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $28,940. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

     Selling commissions for purchases of more than $5,000,000 will, in our sole discretion, be reduced to $0.15 per share or less but in no event will the proceeds to us be less than $9.35 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of more than $5,000,000, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and
(iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

     Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a "single purchaser." The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term "single purchaser" will include:

      -- any person or entity, or persons or entities, acquiring shares as joint purchasers,

      -- all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity,

      -- all funds and foundations maintained by a given corporation, partnership or other entity, and

      -- all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in CPA(R):16 - Global.

     In the event a single purchaser described in the last four categories above wishes to have its orders combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

     Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the six and one half percent selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional whole shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

     No selling commissions will be paid in connection with the following special sales: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their

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

respective affiliates who request and are entitled to purchase shares net of selling commissions; and (ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature. In that event, these shares shall be sold to the investor net of all selling commissions, at a price per share of $9.35.

     Any purchases by W. P. Carey & Co., its affiliates and their employees and the selected dealers, registered investment advisors and their employees will be for investment purposes only and not with the intent to resell the shares. There is no limit on the number of shares such persons may purchase. There is no limit on the number of shares that can be purchased by affiliates of W. P. Carey & Co. and their employees and the selected dealers, registered investment advisors and their employees. Any resale of the 20,000 shares currently owned by W. P. Carey & Co. or shares it or our affiliates may purchase are subject to Rule 144 promulgated under the Securities Act of 1933, which limits the number of shares which may be resold at any one time and the manner of the resale.

     We will reimburse Carey Financial for its identified expenses and for identified expenses of selected dealers and registered investment advisors reimbursed by Carey Financial, including the costs of any sales and information meetings of the employees of Carey Financial and the selected dealers and registered investment advisors (to the extent Carey Financial reimburses the selected dealers and registered investment advisors for the expenses) relating to this offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the National Association of Securities Dealers, Inc. and the prior review and approval by the National Association of Securities Dealers, Inc. (in order to comply with Rule 2710(c)(6)(B)(xiii)), and Carey Financial, the selected dealers and registered investment advisors (as appropriate), CPA(R):16 - Global, W. P. Carey & Co. or any of their affiliates may establish sales incentive programs for associated persons of Carey Financial, or selected dealers or registered investment advisors, or may reimburse Carey Financial and selected dealers and registered investment advisors for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by us and W. P. Carey & Co. directly to associated persons during this offering will not exceed $100 per year.

     Carey Financial may provide wholesaling services to us. These wholesaling services include developing and preparing sales material, conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We will reimburse Carey Financial for its identified expenses incurred in coordinating wholesaling activities, including, but not limited to:

      --  travel and entertainment expenses;

      -- compensation of employees of Carey Financial in connection with wholesaling activities; and

      --  expenses incurred in coordinating broker-dealer seminars and meetings.

     In no event shall the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with this offering, including selling commissions, selected dealer fees, wholesaling expense reimbursements and other expense reimbursements (including reimbursements for sales seminars, bonus and sales incentives, and due diligence), exceed 10% of the gross offering proceeds of the offering (plus one-half percent for bona fide due diligence expenses). Carey Financial and we will monitor the payment of all fees and expense reimbursements to assure that this limit is not exceeded.

     The maximum amount of all items of compensation we may pay to W. P. Carey & Co. or its affiliates is set forth below. For a complete description of these fees, see "Management Compensation" beginning on page 23.

                                                            MAXIMUM AGGREGATE   PER SHARE
                                                            -----------------   ---------
Selling Commission........................................     $71,500,000        $0.65
Selected Dealer Fees......................................     $16,500,000        $0.15
Expense Reimbursements....................................     $22,000,000        $0.20

     In the event all organization and offering expenses, other than selling commissions, and fees paid and expenses reimbursed to or paid on behalf of the selected dealers and selected investment advisors, exceed four percent of the gross offering proceeds, the excess will be paid by W. P. Carey & Co. with no recourse by or reimbursement to W. P. Carey & Co. The organization and offering expenses paid in connection with our formation plus selling commissions and fees paid and expenses reimbursed to selected dealers and selected investment advisors shall be reasonable and shall in no event exceed an amount equal to 15% of the proceeds raised in this offering.

ORDER PROCEDURES


     Every prospective investor desiring to purchase shares will be required to comply with the procedures for ordering shares we impose on Carey Financial and the selected dealer and selected investment advisors from whom the investor intends to purchase shares. Carey Financial and certain selected dealers will require an order form, a specimen of which is attached to this prospectus, to be completed and delivered together with a check payable to "Deutsche Bank Trust Company Americas, as Escrow Agent" for the aggregate purchase price of the shares ordered.


     Generally, investors must complete and execute an order form. Selected dealers and selected investment advisor will submit the checks directly to the escrow agent by noon of the business day following receipt. Some selected dealers or selected investment advisors may offer investors alternate procedures for purchasing shares. Under the alternative procedures, the investor must maintain an account with the selected dealers or selected investment advisor or open the account at no charge. An investor may then purchase shares by contacting his/her or its broker-dealer and indicating the amount of the desired investment in shares. If the investor has not already received a copy of this prospectus, Carey Financial or a selected dealer will forward a copy of this prospectus to the investor. Carey Financial or a selected dealer will notify the investor that the full amount of the purchase price payment must be in the investor's account by a specified settlement date, which shall occur within five business days after the notice to the investor. An investor's account will be charged the amount of the investment on the settlement date. For investors in all jurisdictions, by noon of the next business day following the date funds are debited, the funds debited from the investor's account will be sent to the escrow agent for deposit in the escrow account we established for this offering. In addition, investors may be able to direct that any distributions we pay be invested directly into a mutual fund or other alternate payee. Prior to the settlement date, the investor may withdraw his/her or its order by notifying his/her or its broker-dealer at Carey Financial or the selected dealer.

     On or after the settlement date, investors will have no right to withdraw any funds submitted to the escrow agent during this offering period. We have the unconditional right in our sole discretion to accept or reject any order or any part thereof within 30 days of receipt of the order and no sale of shares will be completed until at least five days after the date on which the investor receives a copy of this prospectus. The Sponsor or the Person designated by the sponsor shall send each Shareholder a confirmation of his or her purchase. Carey Financial or a selected dealer will send each shareholder a confirmation of his or her purchase. If we reject any order or any part thereof, we will notify the investor in writing thereof and arrange for the escrow agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon within 10 days after the date of such rejection. Shares will be evidenced on our books and records, which will include a list of shareholders' names, addresses and number of shares owned. An investor will not receive a share certificate or other evidence of his/her or its interest in CPA(R):16 - Global unless the shares are listed on a national securities exchange or included for quotation on Nasdaq.

     If Carey Financial or selected dealers chose to, with your prior consent, they may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

ESCROW ARRANGEMENTS


     All funds received by Carey Financial, the selected dealers and the registered investment advisor from orders will be placed promptly in an interest-bearing escrow account with the escrow agent at our expense until these funds are released as described below. Separate escrow accounts will be established for benefit plan funds and all other funds. Payment for shares is to be sent to the escrow agent at Deutsche Bank. These funds will be held in trust for the benefit of investors to be used for the purposes set forth in this prospectus. The escrow agent will be given the right to invest non-benefit plan funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which the certificates or deposits are fully insured by any federal or state government agency or any other investment that meets the requirements of 15c2-4. Benefit plan funds will be invested in a separate account maintained by the escrow agent. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us will not become part of our capital. Instead, within 15 days following each issuance of shares, CPA(R):16 - Global will cause the escrow agent to make distributions to shareholders of all interest earned on their escrowed funds used to purchase the shares. Interest, if any, earned on proceeds will be payable to you only if your funds have been held in escrow by Deutsche Bank for at least 20 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital. We may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of benefit plans).



     Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically (but not less often than quarterly) as agreed between us and Carey Financial. The interest earned in this escrow account will be paid to you only if your funds have been held in escrow by Deutsche Bank for at least 20 days. Within 90 days after the minimum offering amount of $10,000,000 has been raised and certain other requirements have been met, the money will be transferred to us. If we do not sell $10,000,000 in shares and meet the other requirements before one year after the effective date of this prospectus, your funds in the escrow account (including interest) will be returned promptly and we will stop selling shares. Otherwise, those of you who have purchased shares will become shareholders when your funds are transferred from the escrow account into our account. This offering will terminate at the time all shares being offered are sold or unsold shares are withdrawn from registration by order of the board, but in no case later than, 2005.

                            REPORTS TO SHAREHOLDERS

     We will provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period (but not less than 90 days) if required by law. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period (but not less than 30 days) if required by law. The annual financial statements will contain or be accompanied by a complete statement of any transactions with W. P. Carey & Co. or its affiliates and of compensation and fees paid or payable by us to Carey Asset Management and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value.

     Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders under certain conditions. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate our appraisal records. In the event that the Securities and Exchange Commission promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interests of CPA(R):16 - Global and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

                                 LEGAL OPINIONS

     Certain legal matters, including the legality of the shares, will be passed upon for us by Reed Smith LLP, 2500 One Liberty Place, Philadelphia, Pennsylvania 19103.

                                    EXPERTS

     The balance sheet at September 30, 2003 included in this Prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                SALES LITERATURE

     In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include:

      --  an investor sales promotion brochure;

      --  prospecting letters or mailers and seminar invitations;

      --  media advertising inviting seminar attendance;

      --  a brochure describing the investment committee;

      --  a presentation using a computer;

      -- reprints of articles about us or the net lease or sale-leaseback industry;

      --  fact sheets describing our acquisitions;

      -- a slide presentation and studies of the prior performance of entities managed by W. P. Carey & Co. and its affiliates as well as other net lease investment programs;

      --  broker-dealer updates;

      --  an electronic media presentation;

      --  a video presentation;

      --  a cd-rom presentation;

      --  a script for telephonic marketing; and

      --  certain third-party articles.

     In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

                              FURTHER INFORMATION

     This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the Commission, Washington, D.C., under the Securities Act of 1933, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the Commission in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public Reference Section of the Commission, Washington, D.C. 20549, the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission's Web Site: http://www.sec.gov.

     All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         INDEX TO FINANCIAL STATEMENTS

Corporate Property Associates 16 - Global Incorporated:
Pro Forma Financial Information (Unaudited)
Pro Forma Consolidated Balance Sheet, September 30, 2003....  F-3
Pro Forma Consolidated Statement of Income, for the period
  from inception (June 5, 2003) through September 30,
  2003......................................................  F-4
Pro Forma Consolidated Statement of Taxable Income and After
  Tax Cash Flow, for the period from inception (June 5,
  2003) through September 30, 2003..........................  F-5
Notes to Pro Forma Consolidated Financial Statements........  F-6
Financial Statements, September 30, 2003
Report of Independent Auditors..............................  F-8
Balance Sheet, September 30, 2003...........................  F-9
Notes to Balance Sheet......................................  F-10

     The pro forma consolidated financial statements of Corporate Property Associates 16 - Global Incorporated (the "Company"), which are unaudited, have been prepared based on the historical financial statements of the Company. The pro forma consolidated balance sheet of the Company at September 30, 2003 has been prepared as if the purchase of a property through a limited partnership in which the Company is expected to own a 75% controlling interest had occurred on September 30, 2003 and that the placement of a mortgage loan to finance the purchase of the properties had occurred in connection with the purchase. The pro forma consolidated statement of income has been prepared as if the 75% interest in the limited partnership was acquired and mortgage financing obtained on June 5, 2003, the date of inception of the Company. Adjustments also reflect the Company's asset and performance fee and interest on the deferred acquisition fee payable. In management's opinion, all adjustments necessary to reflect the effects of its probable acquisition of real estate have been made. The pro forma financial information should be read in conjunction with the historical financial statements of the Company.

     The unaudited consolidated pro forma balance sheet and statement of income are not necessarily indicative of the financial condition or results of operations had the acquisitions occurred on June 5, 2003 nor are they necessarily indicative of the financial position or results of operations of future periods.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                                  (UNAUDITED)

                                                                           PRO FORMA
                                                             HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                             ----------   -----------   -----------
ASSETS:
Land.......................................................               $ 6,728,413   $ 6,728,413
Investment in direct financing lease.......................                 9,539,963     9,539,963
Cash and cash equivalents..................................   $200,000       (200,000)           --
Deferred offering costs....................................    514,192             --       514,192
                                                              --------    -----------   -----------
     Total assets..........................................   $714,192    $16,068,376   $16,782,568
                                                              ========    ===========   ===========
LIABILITIES, MINORITY INTEREST AND SHAREHOLDER'S EQUITY:
Liabilities:
Mortgage note payable......................................               $11,114,430   $11,114,430
Other liability............................................                 3,421,434     3,421,434
Deferred acquisition fee payable to affiliate..............                   244,025       244,025
Due to affiliates..........................................   $514,192             --       514,192
                                                              --------    -----------   -----------
                                                               514,192     14,779,889    15,294,081
                                                              --------    -----------   -----------
Minority interest..........................................                 1,288,487     1,288,487
                                                                          -----------   -----------
Shareholder's equity
Common stock, $.001 par value: authorized 250,000,000
  shares: issued and outstanding, 20,000 at September 30,
  2003.....................................................         20                           20
Additional paid in capital.................................    199,980             --       199,980
                                                              --------    -----------   -----------
     Total shareholder's equity............................    200,000             --       200,000
                                                              --------    -----------   -----------
     Total liabilities, minority interest and shareholder's
       equity..............................................   $714,192    $16,068,376   $16,782,568
                                                              ========    ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
    FOR THE PERIOD FROM INCEPTION (JUNE 5, 2003) THROUGH SEPTEMBER 30, 2003
                                  (UNAUDITED)

                                                                            PRO FORMA
                                                              HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                              ----------   -----------   ---------
Revenue:
Rental income...............................................         --     $170,972     $170,972
Interest income from direct financing lease.................         --      333,809      333,809
                                                               --------     --------     --------
                                                                     --      504,781      504,781
                                                               --------     --------     --------
Expenses:
Interest expense............................................         --      261,635      261,635
Property expense............................................         --       38,656       38,656
                                                               --------     --------     --------
                                                                     --      300,291      300,291
                                                               --------     --------     --------
Income before minority interest in income...................         --      204,490      204,490
Minority interest in income.................................         --      (61,773)     (61,773)
                                                               --------     --------     --------
     Net income.............................................         --     $142,717     $142,717
                                                               ========     ========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

   PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME AND AFTER TAX CASH FLOW
    FOR THE PERIOD FROM INCEPTION (JUNE 5, 2003) THROUGH SEPTEMBER 30, 2003
                                  (UNAUDITED)

Consolidated pro forma net income for the period from
  inception (June 5, 2003) through September 30, 2003.......   $142,717
Depreciation adjustment for tax purposes....................    (52,171)
                                                               --------
  Pro forma taxable income..................................     90,546
Add: Depreciation...........................................     52,171
Less: Company's share of principal paid on mortgage loan....    (39,852)
  Distributions to minority interest in excess of minority
  interest in taxable income................................     (4,107)
                                                               --------
  Pro forma after tax cash flow.............................   $ 98,758
                                                               ========

   The accompanying notes are an integral part of the consolidated financial statements.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The pro forma consolidated balance sheet as of September 30, 2003 was derived from the historical audited balance sheet as of September 30, 2003, included herein. Corporate Property Associates 16 Global Incorporated (the "Company") had no operations for the period from inception (June 5, 2003) through September 30, 2003 and the pro forma consolidated statement of income consists solely of pro forma adjustments for the proposed acquisition. The pro forma adjustments are described in Note 2A. All income and expense amounts in the consolidated pro forma statement of income reflect amounts for the date of inception (June 5, 2003) through September 30, 2003.

NOTE 2.  PRO FORMA ADJUSTMENTS

     A. The Company and an affiliate, Corporate Property Associates 15 Incorporated ("CPA(R):15), have formed a limited partnership for the purpose of purchasing land and building in Kahl am Main, Germany and to enter into a net lease with Actuant Corporation ("Actuant"). The purchase of the property and the related mortgage financing have not been completed; however, the Company believes that the purchase and the financing are probable. The Company will initially purchase a de minimus interest in the limited partnership with an option to increase its ownership interest to 75%, which it intends to do. The pro forma financial statements have been presented as though the Company purchased its 75% interest concurrent with the purchase of the Actuant property. The limited partnership has been structured so that capital will be contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests.

     The cost of the Acutant property is E13,612,565 (inclusive of fees of E612,565 of which E272,251 is deferred and payable in accordance with the Advisory Agreements of the Company and CPA(R):15). Based on an exchange rate of $1.1951 for the Euro as of November 19, 2003, the cost of the property has been translated to $16,268,376 of which $6,728,413 is allocable to land and $9,539,963 allocable to a direct financing lease. The initial lease term of 17 years represents more than 75% of the remaining economic life for the improvements, and, therefore, the building portion of the lease has been classified as an investment in direct financing lease. The land portion of the lease has been accounted for separately as it represents more than 25% of the fair value of the leased assets.

     The lease provides for annual rent of E1,306,500 ($1,561,398) with annual rent attributable to the land portion of the lease of $528,853 based on the lessee's incremental borrowing rate of 7.86%, and with annual rent attributable to the building portion of the lease of $1,032,545. For the periods presented, rental income and interest from direct financing lease are $170,972 and $333,809, respectively. Interest on the mortgage loan of E 9,300,000 ($11,114,430) is based on an expected annual interest rate of 7.22% with payments of principal and interest based on a 25-year amortization schedule. The interest rate will be set at a fixed rate as of the date of obtaining the financing and will be based on an index, which is subject to change.

     The Company pays its Advisor a combined asset management and performance fees equal to 1% per annum of Average Invested Assets, or its pro rata share of amounts invested in real estate, net of unpaid deferred acquisition fees. Based on Average Invested Assets of $11,957,257, the annual fees amount to $119,573 ($38,656 for the period presented) and are reflected in property expense in the accompanying pro forma consolidated statement of income. The Company's share of the deferred acquisition fee to an affiliate of $244,025 bears interest at an annual rate of 5%, or $3,544 for the period presented.

     CPA(R):15's minority interest in income is derived based on lease revenues (rental income and interest income from direct financing lease) of $504,781 less mortgage interest expense of $257,691 with 25% of such amount allocable to minority interest.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

     B. Pro forma consolidated net income has been adjusted to taxable income for depreciation expense because for financial reporting purposes no depreciation is recorded on investment in direct financing leases. The limited partnership has depreciable improvements of $9,539,963, which will be depreciated on a straight-line basis over 40 years, $238,499. For property placed in service in June of the year of purchase, depreciation expense for the period presented would be $69,562 of which the Company's share is $52,171.

     Amount distributable to CPA(R):15 was determined by adding back its share of depreciation of $17,391 to its share of taxable net income and deducting its share of mortgage amortization of $13,284.

                         REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED:

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Corporate Property Associates 16 - Global Incorporated at September 30, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of Carey Asset Management Corp. (the "Advisor"); our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by the Advisor, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------------------------------------

New York, NY
November 20, 2003

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

                                 BALANCE SHEET
                               SEPTEMBER 30, 2003

ASSETS:
Cash and cash equivalents...................................        $200,000
Deferred offering costs.....................................         514,192
                                                                    --------
          Total assets......................................        $714,192
                                                                    ========
LIABILITIES AND SHAREHOLDER'S EQUITY:
Liabilities:
Due to affiliates...........................................        $514,192
                                                                    --------
          Total liabilities.................................         514,192
                                                                    --------
Commitments and contingencies
Shareholder's equity:
Common stock, $.001 par value; authorized 250,000,000
  shares; issued and outstanding, 20,000 at September 30,
  2003......................................................              20
Additional paid-in capital..................................         199,980
                                                                    --------
          Total shareholders' equity........................         200,000
                                                                    --------
          Total liabilities and shareholders' equity........        $714,192
                                                                    ========

    The accompanying notes are an integral part of the financial statements.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1. ORGANIZATION AND OFFERING

     Corporate Property Associates 16 - Global Incorporated, a Maryland corporation, (the "Company"), was formed on June 5, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial, commercial and governmental real property and personal and mixed property connected therewith net leased to creditworthy corporations and other creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Asset Management Corp. (the "Advisor"), a wholly-owned subsidiary of W. P. Carey & Co. LLC.

     On June 11, 2003, the Advisor purchased 20,000 shares of common stock for $200,000 and was admitted as the initial shareholder of the Company. The Company has filed a registration statement with the United States Securities and Exchange Commission for a public offering to sell up to 110,000,000 shares of common stock to the public on a "best efforts" basis (the "Offering") by Carey Financial Corporation, an affiliate of the Advisor ("Carey Financial"), and selected other dealers at a price of $10 per share. In addition, 50,000,000 shares will be issuable pursuant to the Company's distribution and share purchase plan. The Company intends to invest the net proceeds of the Offering in properties.

BASIS OF CONSOLIDATION:

     Consolidated financial statements will include the accounts of the Company, its wholly and majority-owned foreign and domestic subsidiaries, variable interest entities for which the company is considered to be the primary beneficiary and controlling majority-owned partnership interests. All material inter-entity transactions will be eliminated.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the assessment of the realizability of real estate assets and investments. Actual results could differ from those estimates.

REAL ESTATE LEASED TO OTHERS AND INTANGIBLE ASSETS:

     The Company will lease real estate to others, primarily on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including real estate taxes, insurance, maintenance, repairs, renewals and improvements. Expenditures for maintenance and repairs including routine betterments are charged to operations as incurred. Significant renovations which increase the useful life of the properties are capitalized.

     The Company expects to diversify its real estate investments among various corporate tenants engaged in different industries, by property type and geographically.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

     The leases will be accounted for under either the direct financing or operating methods. Such methods are described below:

          Direct financing method Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

          Operating method Real estate is recorded at cost less accumulated depreciation, rental revenue is recognized on a straight-line basis over the term of the leases and expenses (including depreciation) are charged to operations as incurred.

     In connection with the Company's acquisition of properties, purchase costs will be allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of the tangible assets, consisting of land, buildings and tenant improvements, will be determined as if vacant. Intangible assets including the above-market or below-market value of leases, the value of in-place leases and the value of tenant relationships will be recorded at their relative fair values.

     Above-market and below-market in-place lease values for owned properties will be recorded based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in-place at the time of acquisition of the properties and (ii) management's estimate of fair market lease rates for the property or equivalent property, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease value will be amortized as a reduction of rental income over the remaining non-cancelable term of each lease. The capitalized below-market lease value will be amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases.

     The total amount of other intangible assets will be allocated to in-place lease values and tenant relationship intangible values based on management's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with each tenant. Characteristics to be considered in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant's credit quality and the expectation of lease renewals among other factors. The aggregate value of other intangible assets acquired will be measured based on the difference between (i) the property valued with an in-place lease adjusted to market rental rates and (ii) the property valued as if vacant. Independent appraisals or management's estimates will be used to determine these values.

     Factors to be considered by management in their analysis include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Management will also consider information obtained about a property in connection with its pre-acquisition due diligence. Estimated carrying costs will include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on management's assessment of specific market conditions. Management will estimate costs to execute leases including commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property.

     The value of in-place leases will be amortized to expense over the remaining initial term of each lease. The value of tenant relationship intangibles will be amortized to expense over the initial and renewal terms of the leases but no amortization period for intangible assets will exceed the remaining depreciable life of the building.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

     When events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, the Company will assess the recoverability of its long-lived assets, including residual interests of real estate assets and investments, based on projections of undiscounted cash flows, without interest charges, over the life of such assets. In the event that such cash flows are insufficient, the assets will be adjusted to their estimated fair value. Residual values of direct financing leases will be reviewed at least annually. If a decline in the estimated residual value is other than temporary, the accounting for the direct financing lease will be revised using the changed estimate. The resulting reduction in the net investment in the direct financing lease is recognized as a loss in the period in which the estimate is changed.

     For properties under construction, interest will capitalized rather than expensed and rentals received recorded as a reduction of capitalized project (i.e., construction) costs.

     Substantially all of the Company's leases are expected to provide for either scheduled rent increases, periodic increases based on formulas indexed to indices such as Consumer Price Index or sales overrides. Rents from sales overrides (percentage of sales rent) are recognized as reported by lessees, that is, after the level of sales requiring a rental payment to the Company is reached.

  Depreciation:

     Depreciation of buildings and improvements will be computed using the straight-line method over the estimated useful lives of the properties -- generally not to exceed 40 years.

  Offering Costs:

     Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholders' equity upon the issuance of shares.

  Equity Investments:

     The Company's ownership interests in (i) entities in which it owns 50% or less and has the ability to exercise significant influence and (ii) jointly controlled tenancies-in-common will be accounted for under the equity method, i.e., at cost, increased or decreased by the Company's share of earnings or losses, less distributions.

  Cash and Cash Equivalents:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. All of the Company's cash and cash equivalents were held in the custody of one financial institution which balance at times may exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions.

  Foreign Currency Translation and Transactions:

     The functional currency for certain foreign investments will not be the U.S. Dollar. The translation from currencies other than the U.S. Dollar will be performed for assets and liabilities using current exchange rates in effect at the balance sheet date and revenues and expense accounts using a weighted average exchange rate. The gains and losses resulting from such translation will be reported as a component of other comprehensive income as part of shareholder's equity.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

     Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in the expected functional currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss measured from the transaction date or the most recent intervening balance sheet date, whichever is later, realized upon settlement of a foreign currency generally is included in net income from the period in which the transaction is settled. Foreign currency transactions are not included in determining net income but are accounted for in the same manner as foreign currency translation adjustments and reported as a component of other comprehensive income as part of shareholder's equity if (i) they are designated as, and are effective, as economic hedges of a net investment, or are (ii) intercompany foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in the Company's financial statements.

  Other Assets:

     Included in other assets will be deferred charges and deferred rental income. Deferred charges are costs incurred in connection with mortgage note financing and are amortized over the term of the mortgage and will be included in interest expense. Deferred rental income is the aggregate difference between contractual rents that vary during the term and income recognized on a straight-line basis.

  Earnings Per Share:

     The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company will present basic per-share amounts in its financial statements.

NOTE 3.  FEDERAL INCOME TAXES

     At the earliest date possible, the Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986. As a REIT, the Company will not be subject to Federal income taxes on amounts distributed to shareholders, provided it distributes at least 90% of its REIT taxable income to its shareholders and meets certain other conditions.

NOTE 4.  AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES

     Pursuant to the advisory agreement, the Advisor will perform certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative duties. The Advisory Agreement between the Company and the Advisor provides that the Advisor will receive asset management and performance fees, each of which will be 1/2 of 1% of Average Invested Assets, as defined in the Advisory Agreement (and based on the historical cost of real estate assets acquired). The performance fee will be subordinated to the Preferred Return, a cumulative non-compounded annual distribution return of 5%. In connection with the day-to-day operations, the Advisor will also be reimbursed for the actual cost of personnel needed to provide administrative services to the operation of the Company.

     The Company will be a participant in an agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities and sharing the associated costs. The

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

Company's share of rental occupancy and leasehold costs will be based on its share of gross revenues of the participants in the agreement.

     In connection with structuring and negotiating acquisitions and related mortgage financing on behalf of the Company, the Advisory Agreement provides for transaction fees of not more than 4.5%, based on the aggregate cost of properties acquired of which 2% will be deferred and payable in equal annual installments over three years with payment subordinated to the Company meeting the Preferred Return. Unpaid installments bear interest at an annual rate of 5%.

     In connection with the disposition of properties, the Company will incur a subordinated disposition fee which will be the lesser of (i) 50% of the competitive real estate commission and (ii) 3% of the sales price of the property. The subordinated disposition fee is not payable unless or until shareholders have received a return of 100% of their initial investment plus a 6% non-compounded cumulative annual distribution return. In connection with calculating any gain or loss on the disposition of a property, the subordinated disposition fee will be accrued for financial statement purposes.

     The Advisor is obligated to reimburse the Company for the amount by which operating expenses of the Company exceeds the 2%/25% Guidelines (the greater of 2% of Average Invested Assets or 25% of Net Income) as defined in the Advisory Agreement for any twelve-month period. If in any year the operating expenses of the Company exceed the 2%/25% Guidelines, the Advisor will have an obligation to reimburse the Company for such excess, subject to certain conditions. Only if the Independent Directors find that such excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the Advisor may be paid in future years for the full amount or any portion of such excess expenses, but only to the extent that such reimbursement would not cause the Company's operating expenses to exceed this limit in any such year. Charges related to asset impairment, bankruptcy of lessees, lease payment defaults, extinguishment of debt or uninsured losses are generally not considered unusual and nonrecurring. A determination that a charge is unusual and nonrecurring, such as the costs of significant litigation that are not associated with day-to day operations, or uninsured losses that are beyond the size or scope of the usual course of business based on the event history and experience of the Advisor and Independent Directors, is made at the sole discretion of the Independent Directors. The Company will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable.

     The Company has entered into a sales agency agreement with Carey Financial, whereby Carey Financial will receive a selling commission of up to $0.65 per share sold and certain other payments.

NOTE 5.  COMMITMENTS AND CONTINGENCIES:

     The Company will be liable for certain expenses of the Offering described in the Prospectus, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. The Company will reimburse Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial's registered representatives or employees of one of its affiliates relating to the Offering. The total underwriting compensation to Carey Financial and other dealers in connection with the Offering shall not exceed 10% of the gross proceeds of the Offering. The Advisor has agreed to be responsible for the repayment of (i) organization and offering expenses (excluding selling commissions to Carey Financial with respect to Shares held by clients of it and selected dealers and fees paid and expenses reimbursed to selected dealers) which exceed 4% of the gross proceeds of the offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

NOTE 6.  ACCOUNTING PRONOUNCEMENTS:

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," ("FIN 45") which changes the accounting for, and disclosure of certain guarantees. Beginning with transactions entered into after December 31, 2002, certain guarantees are required to be recorded at fair value, which is different from prior practice, under which a liability was recorded only when a loss was probable and reasonably estimable. In general, the change applies to contracts or indemnification agreements that contingently require the Company to make payments to a guaranteed third-party based on changes in an underlying asset, liability, or an equity security of the guaranteed party. The accounting provisions only apply for certain new transactions entered into and existing guarantee contracts modified after December 31, 2002.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," which amends SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based compensation (i.e., recognition of a charge for issuance of stock options in the determination of income.). However, SFAS No. 148 does not permit the use of the original SFAS No. 123 prospective method of transition for changes to the fair value based method made in fiscal years beginning after December 15, 2003. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation, description of transition method utilized and the effect of the method used on reported results. The transition and annual disclosure provisions of SFAS No. 148 are to be applied for fiscal years ending after December 31, 2003. The Company does not have any employees nor any stock-based compensation plans.

     On January 17, 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), the primary objective of which is to provide guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model applies when either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without additional financial support. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures.

     On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging under SFAS No. 133. The changes in the statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, the statement (1) clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative instrument discussed in paragraph 6(b) of SFAS No. 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to language used in FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", and (4) amends certain other existing pronouncements. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively.

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

     On May 30, 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity." SFAS No. 150 establishes standards to classify as liabilities certain financial instruments that are mandatorily redeemable or include an obligation to repurchase and expands disclosures required for such financial statements. Such financial instruments will be measured at fair value with changes in fair value included in the determination of net income. The FASB recently issued FSP 150-3, which defers the provisions of paragraphs 9 and 10 of SFAS No. 150 indefinitely as they apply to mandatorily redeemable noncontrolling interests associated with finite-lived entities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.

                                                                       EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) funds for which the Affiliates of the Advisor of CPA(R):16 - Global serve as general partners and the record of CPA(R) funds in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in CPA(R) Global. These tables are as follows:

     Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Advisor
     Table III -- Operating Results of Prior Programs
     Table IV -- Results of Completed Programs
     Table V -- Sales or Dispositions of Properties

     PERSONS WHO PURCHASE SHARES IN CPA(R):16 - GLOBAL WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) FUNDS TO WHICH THESE TABLES RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN CPA(R):16 - GLOBAL WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) FUNDS. NEITHER CPA(R):16 - GLOBAL NOR ANY OF THE OTHER CPA(R) PROGRAMS IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 OR SUBJECT TO REGULATION THEREUNDER. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of CPA(R):16 - Global and CPA(R) funds are similar.

     Additional information regarding prior public CPA(R) funds can be obtained from the Advisor by written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800) WP CAREY, for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table
VI -- Acquisition of Real Properties by Prior Public Programs included in Part II of the Registration Statement to which this prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means accounting principles generally accepted in the United States of America.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating cash expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2002
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 2000, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS. MORTGAGE FINANCING FOR THE CPA(R) FUNDS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                               CPA(R):14      CPA(R):15
                                                               ---------      ---------
Dollar amount offered.......................................  $700,000,000   $400,000,000(4)
Dollar amount raised (net of discounts and individual
  advisor contributions)....................................   657,665,642    398,452,136
Dollar amount raised........................................          100%           100%
Less offering expenses:
  Selling commissions.......................................         7.40%          9.51%
  Organization expenses.....................................         3.25%          1.34%
Reserves (working capital)..................................         1.00%          1.00%
Percent available for investment in real estate.............        88.35%         88.15%
Acquisition costs:
  Cash down payments........................................        83.59%         67.53%
  Other costs capitalized...................................         0.24%          0.00%
  Acquisition fees..........................................         8.88%          7.35%
  Total acquisition costs (includes debt financing).........       194.85%        178.42%
Percent leverage (mortgage financing divided by total
  acquisition costs)........................................           52%(1)          58%(1)
Date offering began.........................................      11/10/97(2)      11/7/01(3)
Length of offering (in months)                                48 mos......        12 mos.
Months to invest 90% of amount available for investment
  (from beginning of offering)..............................       46 mos.            N/A(5)

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 11/10/99. Second offering commenced November 1999 and closed in November 2001. Remaining shares of second offering withdrawn 9/19/02.

(3) All shares from the offering of 40,000,000 shares were sold (including 109,559 shares issued subsequent to December 31, 2002). Second offering commended October 11, 2002.

(4) Dollar amount raised does not include $690,000,000 offering that commenced March 19, 2003.

(5) Program has not reached investment of 90% of amount available for investment.

                                    TABLE II
                COMPENSATION TO ADVISOR AS OF DECEMBER 31, 2002

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the advisor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 2000. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE ADVISOR AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS." PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS:

                                        CIP(R)(1)(4)    CPA(R):12      CPA(R):14     CPA(R):15(5)
                                        ------------    ---------      ---------     ------------
Date offering(s) commenced............       8/19/91        2/18/94       11/10/97        2/26/01
Dollar amount raised (net of discounts
  and individual advisor
  contributions)......................  $213,640,509   $282,757,082   $657,665,642   $398,452,136
Amount to be paid to advisor from
  proceeds of offering:
  Underwriting fees(7)................             0      1,178,537     40,555,654     50,613,831
  Acquisition fees -- real estate
     commissions and mortgage
     placement fees(2)................     1,606,567      4,859,652     45,448,020     29,276,630
Other Fees(6).........................     1,072,281              0              0              0
Dollar amount of cash generated from
  operations before deducting payments
  to advisor..........................   120,548,631    106,693,936    168,493,056     14,987,180
Amount paid to advisor from
  operations:
  Property management, leasing and
     asset management fees(2).........    21,418,694     16,706,232     21,408,668      1,473,576
  Reimbursements(3)...................     5,449,839      3,710,821      4,550,736        192,700
Other (cash distributions to
  Advisor)............................             0              0              0              0
Dollar amount of property sales and
  re-financing before deducting
  payments to advisor.................   160,194,998     29,450,154     11,408,477              0

                                   FOOTNOTES

(1) Dollar amount raised does not include $74,440,000 raised in a private placement offering that commenced after completion of the Offering.

(2) Represents asset management fees incurred, due to advisor and its affiliates from January 1, 2000 through December 31, 2002. No property management or leasing fees were incurred during this period.

(3) Represents reimbursements of actual costs of personnel provided by advisor and its affiliates in connection with providing management and administrative services from January 1, 2000 to December 31, 2002.

(4) Includes amounts paid under CPA(R):10. On May 1, 2002 CIP(R) and CPA(R):10 merged. CPA(R):10 offering commenced on 6/20/90.

(5) Dollar amount raised does not include $690,000,000 offering that commenced March 19, 2003.

(6) Represents amounts paid for disposition fees in April 2002 by CPA(R):10.

(7) Includes commissions, selected dealers and marketing fees and all other costs, including due diligence costs, relating to the offering of shares. A substantial portion of costs reimbursed to the Advisor and Affiliates are passed through to unaffiliated broker-dealers. Amounts also include monitoring fees which have been paid subsequent to completion of an offering.

                              TABLE III (1 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1979         1980         1981         1982         1983            1984
                                                    ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Profit (loss) on sale of properties...............         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses...............................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense.................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation.....................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations...............................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale......................           0            0            0            0       22,180(1)            0
Cash generated from operations(8).................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales..........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing...................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less: Cash distribution to investors
 -- from operating cash flow(9)...................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution.....................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less: Special items...............................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items..................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    23.65   $    10.85   $    (5.38)  $    (7.87)  $    (8.60)     $    (3.58)
 Capital gain (loss)..............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital.............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales.........................................           0            0            0            0            0               0
 -- Refinancing...................................           0            0            0            0            0               0
 -- Operations....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                    ------------------------------------------------------------------
                                                       1985         1986             1987         1988         1989
                                                    ----------   -----------      ----------   ----------   ----------
Gross Revenues....................................  $4,187,199   $ 3,513,411      $6,584,410   $4,487,838   $4,167,975
Profit (loss) on sale of properties...............         N/A       (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A           N/A             N/A          N/A     (300,000)(4)
Less:
 Operating expenses...............................     276,287       630,225         766,707      811,685      418,278
 Interest expense.................................   2,254,996     2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation.....................................   1,266,962     1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis......................     388,954      (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations...............................     (49,859)   (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale......................           0       (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(8).................   1,221,045       736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales..........................           0       500,000(2)            0            0            0
Cash generated from refinancing...................           0             0               0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,221,045     1,236,214       1,078,838    1,908,203    1,964,408
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,504,646     1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing....................           0             0               0            0            0
Cash generated (deficiency) after cash
 distribution.....................................    (283,601)      180,860          15,000       833455      871,881
Less: Special items...............................           0             0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................    (283,601)      180,860          15,000      833,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    (2.47)  $    (56.21)     $    (6.19)  $    23.86   $    58.16
 Capital gain (loss)..............................           0         (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       19.25             0           52.66        53.20         7.08
 -- Return of capital.............................       55.23         52.24               0            0        47.00
Source (on cash basis):
 -- Sales.........................................           0             0               0            0            0
 -- Refinancing...................................           0             0               0            0            0
 -- Operations....................................       74.48         52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         100%        98.75%          98.75%       98.75%       83.14%

                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1990         1991            1992         1993         1994         1995
                                                    ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Profit (loss) on sale of properties...............         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses...............................     411,712      298,435         302,200      465,548      666,955      374,328
 Interest expense.................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation.....................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis......................     865,480      989,595       1,057,859    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations...............................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale......................           0       52,204(5)            0            0            0            0
Cash generated from operations(8).................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales..........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing...................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution.....................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less: Special items...............................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    59.36   $    42.22      $    40.24   $    54.37   $    46.04   $    91.13
 Capital gain (loss)..............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital.............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales.........................................           0            0               0            0            0            0
 -- Refinancing...................................           0            0               0            0            0            0
 -- Operations....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                             CPA(R):1
                                                    --------------------------
                                                       1996            1997
                                                    ----------      ----------
Gross Revenues....................................  $4,589,145      $4,825,055
Profit (loss) on sale of properties...............     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt....    (255,438)(6)          --
Write-down of property............................         N/A             N/A
Less:
 Operating expenses...............................     388,484       1,104,473
 Interest expense.................................   1,280,995       1,062,706
 Depreciation.....................................     969,570         905,816
Net income (loss) GAAP Basis......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations...............................   1,540,197       2,256,416
 -- from gain (loss) on sale......................     153,615         630,826
Cash generated from operations(8).................   2,826,531       2,820,490
Cash proceeds from sales..........................     355,958       1,042,200
Cash generated from refinancing...................           0               0
Cash generated from operations, sales and
 refinancing......................................   3,182,489       3,862,690
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,417,554       1,977,926
 -- from sales and refinancing....................                           0
Cash generated (deficiency) after cash
 distribution.....................................   1,764,935       1,884,764
Less: Special items...............................           0               0
Cash generated (deficiency) after cash
 distributions and special items..................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    76.24          111.69
 Capital gain (loss)..............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       70.17           97.91
 -- Return of capital.............................           0               0
Source (on cash basis):
 -- Sales.........................................           0               0
 -- Refinancing...................................           0               0
 -- Operations....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       82.46%          81.44%

                              TABLE III (2 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                            CPA(R):2
                                                              --------------------------------------------------------------------
                                                                 1980            1981            1982         1983         1984
                                                              ----------      ----------      ----------   ----------   ----------
Gross Revenues..............................................  $1,658,322      $4,092,794      $6,422,836   $9,793,731   $9,895,531
Profit on sale of properties................................         N/A             N/A             N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A             N/A             N/A          N/A          N/A
Write-down of property
Less:
 Operating expenses.........................................     181,613         291,223         290,558      307,165      346,920
 Interest expense...........................................     197,038         606,089       3,341,880    6,511,201    6,349,960
 Depreciation...............................................      14,421         127,460         157,900      154,909      154,909
Net income-GAAP Basis.......................................   1,265,250       3,068,022       2,632,498    2,820,456    3,043,742
Taxable income (Loss):
 -- from operations.........................................     630,885       2,003,000          (9,093)  (1,168,795)    (885,102)
 -- from gain on sale.......................................           0               0               0            0            0
 -- from extraordinary charge...............................           0               0               0            0            0
Cash generated from operations(3)...........................   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Cash generated from sales...................................           0               0               0            0            0
Cash generated from refinancing.............................           0               0               0            0            0
Cash generated from operations, sales and refinancing.......   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................     473,028       2,229,443       2,440,555    2,525,000    2,547,000
 -- from sales and refinancing..............................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Less: Special items.........................................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    48.95      $    72.11      $     (.33)  $   (42.08)  $   (30.78)
 Capital gain (loss)........................................           0               0               0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       36.70           80.25           87.86        90.90        91.70
  -- Return of capital......................................           0               0               0            0            0
 Source (on cash basis):
  -- Sales..................................................           0               0               0            0            0
  -- Refinancing............................................           0               0               0            0            0
 -- Operations..............................................       36.70           80.25           87.86        90.90        91.70
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         N/A             N/A             100%         100%         100%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1985         1986            1987         1988         1989
                                                              ----------   ----------      ----------   ----------   -----------
Gross Revenues..............................................  $9,960,370   $9,954,236      $9,694,869   $9,754,664   $10,013,889
Profit on sale of properties................................         N/A      920,577(1)          N/A          N/A           N/A
Extraordinary charge on extinguishment of debt..............         N/A     (894,945)(2)         N/A          N/A           N/A
Write-down of property
Less:
 Operating expenses.........................................     364,373      393,350         480,635      489,806       540,777
 Interest expense...........................................   6,307,664    4,916,744       4,204,623    4,074,729     3,856,045
 Depreciation...............................................     155,782      314,560         475,162      475,162       479,598
Net income-GAAP Basis.......................................   3,132,551    4,355,214       4,534,449    4,714,967     5,137,469
Taxable income (Loss):
 -- from operations.........................................    (532,969)     260,572       1,604,613    1,997,924     2,600,538
 -- from gain on sale.......................................           0    2,035,116(1)            0            0             0
 -- from extraordinary charge...............................           0     (239,948)(2)           0            0             0
Cash generated from operations(3)...........................   2,881,848    4,325,850       5,084,085    5,096,066     5,502,770
Cash generated from sales...................................           0    5,441,434(1)            0            0             0
Cash generated from refinancing.............................           0            0               0            0             0
Cash generated from operations, sales and refinancing.......   2,881,848    9,767,284       5,084,085    5,096,066     5,502,770
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   2,657,778    3,691,774       3,435,000    3,506,667     3,645,000
 -- from sales and refinancing..............................           0    4,950,000               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Less: Special items.........................................           0            0               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   (19.19)  $      .73      $    57.77   $    71.93   $     93.62
 Capital gain (loss)........................................           0        73.27               0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       95.68       156.79          123.66       126.24        131.22
  -- Return of capital......................................           0       156.11               0            0             0
 Source (on cash basis):
  -- Sales..................................................           0       180.00               0            0             0
  -- Refinancing............................................           0            0               0            0             0
 -- Operations..............................................       95.68       132.90          123.66       126.24        131.22
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         100%       93.24%          93.24%       93.24%        93.24%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1990         1991         1992         1993             1994
                                                              ----------   ----------   ----------   -----------      ----------
Gross Revenues..............................................  $9,732,269   $9,756,071   $9,763,695   $ 6,665,727      $5,161,447
Profit on sale of properties................................         N/A          N/A          N/A     8,377,679(5)       23,451(7)
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A      (520,979)(6)         N/A
Write-down of property                                                                                  (841,889)(8)    (445,551)(9)
Less:
 Operating expenses.........................................     685,927      691,505      983,060       846,569         911,755
 Interest expense...........................................   3,771,706    3,595,406    3,337,825     2,142,199       1,593,880
 Depreciation...............................................     480,393      478,388      476,279       501,762         501,657
Net income-GAAP Basis.......................................   4,794,243    4,990,772    4,966,531    10,190,008       1,732,055
Taxable income (Loss):
 -- from operations.........................................   2,461,101    2,874,398    3,574,899     1,924,220       1,368,123
 -- from gain on sale.......................................           0            0            0    21,777,693          40,237
 -- from extraordinary charge...............................           0            0            0             0               0
Cash generated from operations(3)...........................   5,298,252    5,389,873    5,513,940     3,977,769       2,770,535
Cash generated from sales...................................           0            0            0    15,972,862         124,615
Cash generated from refinancing.............................           0            0            0             0               0
Cash generated from operations, sales and refinancing.......   5,298,252    5,389,873    5,513,940    19,950,631       2,895,150
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   3,773,333    3,832,222    3,898,333     2,691,111       1,458,890
 -- from sales and refinancing..............................           0            0            0    14,300,312               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Less: Special items.........................................           0            0            0             0               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    88.60   $   103.48   $   128.70   $     69.27      $    49.25
 Capital gain (loss)........................................           0            0            0        784.00            1.45
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................      135.84       137.96       140.34        366.84           52.52
  -- Return of capital......................................           0            0            0        250.04            0.00
 Source (on cash basis):
  -- Sales..................................................           0            0            0        520.00               0
  -- Refinancing............................................           0            0            0             0               0
 -- Operations..............................................      135.84       137.96       140.34         96.88           52.52
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       93.24%       93.24%       93.24%        61.97%          61.65%

                                                                            CPA(R):2
                                                              ------------------------------------
                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
Gross Revenues..............................................  $5,185,804   $4,590,963   $4,919,703
Profit on sale of properties................................         N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A
Write-down of property
Less:
 Operating expenses.........................................     718,035      735,018      857,919
 Interest expense...........................................   1,351,797      731,843      542,304
 Depreciation...............................................     519,891      499,320      519,460
Net income-GAAP Basis.......................................   2,596,081    2,624,782    3,000,020
Taxable income (Loss):
 -- from operations.........................................   5,114,606    1,967,557    2,683,925
 -- from gain on sale.......................................           0            0            0
 -- from extraordinary charge...............................           0            0            0
Cash generated from operations(3)...........................   6,164,009    2,791,872    3,365,082
Cash generated from sales...................................           0            0            0
Cash generated from refinancing.............................           0            0            0
Cash generated from operations, sales and refinancing.......   6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   1,491,667    2,303,728    2,167,890
 -- from sales and refinancing..............................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Less: Special items.........................................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   184.46   $    70.96   $    96.80
 Capital gain (loss)........................................           0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       53.72        83.09        78.19
  -- Return of capital......................................           0            0            0
 Source (on cash basis):
  -- Sales..................................................           0            0            0
  -- Refinancing............................................           0            0            0
 -- Operations..............................................       53.72        83.09        78.19
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       61.65%       61.65%       61.65%

                              TABLE III (3 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                             CPA(R):3
                                          ------------------------------------------------------------------------------
                                            1981            1982         1983         1984         1985         1986
                                          ---------      ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 173,916      $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Profit on sale of properties............        N/A             N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................        N/A             N/A          N/A          N/A          N/A    (1,256,013)(2)
Write-down of property..................        N/A             N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................     54,011         384,169      369,246      506,660      502,562       496,570
 Interest expense.......................     60,855       4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................          0               0            0            0            0        20,502
Net Income-GAAP Basis...................     59,050       3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable income (Loss):
 -- from operations.....................   (190,312)       (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................          0               0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........          0               0            0            0            0      (852,511)(2)
Cash generated from operations(3).......     41,249       2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............          0               0            0            0            0     5,302,208(1)
Cash generated from refinancing.........          0               0            0            0            0             0
Cash generated from other...............          0               0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................     41,249       2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........          0       1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........          0               0            0            0            0             0
 -- other...............................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................     41,249         792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........     41,249         792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $  (25.06)     $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................          0               0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................          0           71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................          0               0            0            0            0             0
Source (on cash basis):
 -- Sales...............................          0               0            0            0            0             0
 -- Refinancing.........................          0               0            0            0            0             0
 -- Other...............................          0               0            0            0            0             0
 -- Operations..........................          0           71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        N/A             N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          -----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                          -----------   ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,669,175   $ 8,478,263
Profit on sale of properties............          N/A          N/A          N/A          N/A          N/A           N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A           N/A
Write-down of property..................          N/A          N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729     1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632     1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272       108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542     4,900,217
Taxable income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197     5,452,217
 -- from gain on sale...................            0            0            0            0            0             0
 -- from extraordinary charge...........            0            0            0            0            0             0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639     5,252,425
Cash generated from sales...............            0            0            0            0            0             0
Cash generated from refinancing.........            0            0            0            0            0             0
Cash generated from other...............            0            0            0            0            0     8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632     4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0             0
 -- other...............................            0            0            0            0            0     3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Less: Special items.....................            0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $    161.91
 Capital gain...........................            0            0            0            0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08        145.52
  -- Return of capital..................       123.68            0            0            0            0        100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0             0
 -- Refinancing.........................            0            0            0            0            0             0
 -- Other...............................            0            0            0            0            0        100.00(5)
 -- Operations..........................       119.39       113.74       122.68       132.72       138.08        146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1993             1994            1995             1996            1997
                                          -----------      ----------      -----------      ----------      ----------
Gross Revenues..........................  $ 7,554,227      $7,391,852      $ 7,249,265      $5,730,082      $8,104,707
Profit on sale of properties............          N/A             N/A              N/A             N/A             N/A
Extraordinary charges on extinguishment
 of debt................................          N/A             N/A              N/A             N/A             N/A
Write-down of property..................   (1,302,318)(6)    (697,325)(7)     (146,184)(8)         N/A             N/A
Other income............................                                    11,499,176(9)          N/A             N/A
Less:
 Operating expenses.....................    1,441,186       1,719,172        1,173,053       1,031,997       1,227,688
 Interest expense.......................    1,734,434       1,602,175        1,255,047          75,158          17,744
 Depreciation...........................      147,229         158,367          198,590         188,893         215,272
Net Income-GAAP Basis...................    2,929,060       3,214,813       15,975,567       4,434,034       6,644,003
Taxable income (Loss):
 -- from operations.....................    5,504,655       4,461,854       23,951,874       2,988,189       5,502,953
 -- from gain on sale...................            0               0                0         157,910               0
 -- from extraordinary charge...........            0               0                0               0               0
Cash generated from operations(3).......    4,387,721       4,647,375       12,917,577       3,906,606       4,587,044
Cash generated from sales...............            0               0        5,435,869(9)    1,853,816(10)           0
Cash generated from refinancing.........            0               0                0               0               0
Cash generated from other...............    2,260,792       2,286,195                0               0               0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513       6,933,570       18,353,446       5,760,422       4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531       4,656,367        4,722,367       3,319,280       4,214,958
 -- from sales and refinancing..........            0               0                0               0               0
 -- other...............................            0               0        8,000,000               0               0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982       2,277,203        5,631,079       2,441,142         372,086
Less: Special items.....................            0               0                0               0               0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982       2,277,203        5,361,079       2,441,142         372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47      $   132.50      $    711.33      $    88.74      $   163.42
 Capital gain...........................            0               0                0            4.69               0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        86.98           95.47           376.83           98.57          125.17
  -- Return of capital..................        48.83           41.82                0               0               0
Source (on cash basis):
 -- Sales...............................            0               0                0               0               0
 -- Refinancing.........................            0               0                0               0               0
 -- Other...............................            0               0                0               0               0
 -- Operations..........................       135.81          137.29           376.83           98.57          125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%          84.41%           84.41%          68.83%          68.83%

                              TABLE III (4 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Profit on sale of properties.................       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Write-down of property.......................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:
 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780
 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592
 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations..........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 -- from gain on sale........................         0            0             0             0     4,047,994(1)            0
 -- from extraordinary charge                         0            0             0             0             0               0
 -- other....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 -- from sales and refinancing...............         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................         0        63.06         98.18         97.73         54.28           53.53
 -- Return of capital........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 -- Sales....................................         0            0             0             0             0           40.00
 -- Refinancing..............................         0            0             0             0             0               0
 -- Operations...............................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Profit on sale of properties.................         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Write-down of property.......................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317     1,243,008..      1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 -- from operations..........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 -- from gain on sale........................           0              0               0              0            0
 -- from extraordinary charge                    (160,000)(4)    (70,266)(5)           0              0            0
 -- other....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 -- from sales and refinancing...............           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       69.10          85.97           92.93          93.07        81.25
 -- Return of capital........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 -- Sales....................................           0              0               0              0            0
 -- Refinancing..............................           0              0               0              0            0
 -- Operations...............................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Profit on sale of properties.................          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Write-down of property.......................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 -- from operations..........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 -- from gain on sale........................      957,340               0     9,318,375               0               0
 -- from extraordinary charge                            0               0             0               0               0
 -- other....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 -- from sales and refinancing...............            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       106.66           97.62        190.68           97.83          123.21
 -- Return of capital........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 -- Sales....................................            0               0             0               0               0
 -- Refinancing..............................            0               0             0               0               0
 -- Operations...............................       106.66          107.18        199.99           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                              TABLE III (5 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                             CPA(R):5
                                          ------------------------------------------------------------------------------
                                            1983        1984         1985         1986          1987            1988
                                          --------   ----------   ----------   -----------   -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025   $14,405,568     $15,061,441
Other...................................       N/A          N/A          N/A           N/A           N/A             N/A
Profit (loss) on sale or disposition of
 properties.............................       N/A          N/A          N/A           N/A      (457,484)(1)         N/A
Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A           N/A             N/A
Write-down of property..................       N/A          N/A          N/A      (860,000)(4)         N/A           N/A
Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702     1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584     7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987     2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834       165,810         197,354
Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918     2,897,209       4,542,112
Taxable Income (Loss):
 -- from operations.....................    83,341    4,180,317    2,173,368       277,783    (1,015,507)        406,029
 -- from gain (loss) on sale or
  disposition...........................         0            0            0             0    (1,065,808)              0
 -- from other..........................         0            0            0             0             0               0
Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334     5,622,209       6,571,710
Cash generated from sales...............         0            0            0             0       500,000(1)            0
Cash generated from refinancing.........         0            0            0             0             0               0
Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334     6,122,209       6,571,710
Less: Cash distribution to investors:
 -- from operating cash flow(11)........         0    5,150,600    5,324,013     5,481,771     5,535,961       5,587,744
 -- from sales and refinancing..........         0            0            0             0             0               0
Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Less: special items.....................
Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $   1.38   $    69.43   $    36.09   $      4.61   $    (16.87)    $      6.74
  Capital gain (loss)...................         0            0            0             0        (17.69)              0
  Other.................................         0            0            0             0             0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................         0        85.54        74.31         44.41         48.12           75.43
 -- Return of capital...................         0            0        14.11         46.63         43.82           17.37
 Source (on cash basis):
 -- Sales...............................         0            0            0             0             0               0
 -- Refinancing.........................         0            0            0             0             0               0
 -- Operations..........................         0        85.54        88.42         91.04         91.94           92.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A           N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Profit (loss) on sale or disposition of
 properties.............................       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Write-down of property..................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 -- from operations.....................      799,445        857,331      1,077,650       1,530,150       2,039,288
 -- from gain (loss) on sale or
  disposition...........................    87,421(2)        488,066         (2,674)(6)     871,676               0
 -- from other..........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 -- from sales and refinancing..........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
  Capital gain (loss)...................         1.45              0          (0.04)          14.48               0
  Other.................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        72.47          68.56          47.88           96.00           74.67
 -- Return of capital...................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 -- Sales...............................            0              0              0               0               0
 -- Refinancing.........................            0              0              0               0               0
 -- Operations..........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,700
Other...................................          N/A              N/A              N/A              N/A
Profit (loss) on sale or disposition of
 properties.............................    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Write-down of property..................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,422        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 -- from operations.....................      866,115        1,621,566        1,690,288        1,481,174
 -- from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 -- from other..........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,862,314        8,054,982        4,456,949        5,175,122
 -- from sales and refinancing..........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     14.87      $     26.93      $     28.07      $     24.60
  Capital gain (loss)...................       166.40                0           141.45            48.61
  Other.................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        90.33            31.77            74.02            44.60
 -- Return of capital...................         7.03           102.01                0            54.51
 Source (on cash basis):
 -- Sales...............................            0                0                0                0
 -- Refinancing.........................            0                0                0                0
 -- Operations..........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                              TABLE III (6 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain on sale............................           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,295      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 -- from operations.....................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 -- from gain on sale...................           0             0             0              0              0              0
 -- from extraordinary charge...........           0             0             0              0              0              0
 -- from other..........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 -- from operating cash flow(5).........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 -- from sales and refinancing..........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926
 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       47.49         72.72         68.46          74.81          69.06          70.62
  -- Return of capital..................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  -- Sales..............................           0             0             0              0              0              0
  -- Refinancing........................           0             0             0              0              0              0
  -- Operations.........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A           100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain on sale............................            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations.....................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 -- from gain on sale...................            0                  0                  0              0              0
 -- from extraordinary charge...........      (13,559)(2)              0                  0              0              0
 -- from other..........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 -- from sales and refinancing..........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        70.91              83.40              76.85          60.76          92.89
  -- Return of capital..................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  -- Sales..............................            0                  0                  0              0              0
  -- Refinancing........................            0                  0                  0              0              0
  -- Operations.........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain on sale............................       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 -- from operations.....................    3,450,345          4,530,411
 -- from gain on sale...................      242,713                  0
 -- from extraordinary charge...........            0                  0
 -- from other..........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,880,911          7,002,505
 -- from sales and refinancing..........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        95.72             134.14
  -- Return of capital..................            0               3.19
 Source (on cash basis):
  -- Sales..............................            0                  0
  -- Refinancing........................            0                  0
  -- Operations.........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................       99.79%             99.79%

                              TABLE III (7 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R):7
                                ------------------------------------------------------------------------------------
                                   1986         1987         1988          1989           1990              1991
                                ----------   ----------   ----------    -----------    -----------       -----------
Gross Revenues................  $   90,399   $4,119,934   $9,066,142    $14,071,843    $13,725,684       $13,648,275
Profit (loss) on sale of
 properties...................         N/A          N/A          N/A            N/A         58,172(1)         54,197(4)
Gain on sale of securities....         N/A          N/A    1,766,185(3)      48,158(3)      69,544(3)            N/A
Extraordinary gain charge.....
Write-down of property........         N/A          N/A          N/A            N/A       (500,000)(2)           N/A
Other.........................         N/A          N/A          N/A            N/A            N/A               N/A
Less:
 Operating expenses...........      46,413      326,846    1,848,463      5,576,552      6,194,008         6,170,575
 Interest expense.............      22,911    1,389,385    3,479,631      4,657,478      4,718,573         4,471,097
 Depreciation.................           0      131,567    1,009,247      1,422,116      1,567,896         1,607,889
Net Income-GAAP Basis.........      21,075    2,272,136    4,494,986      2,463,855        872,923         1,452,911
Taxable Income (Loss):
  -- from operations..........     (51,877)   1,203,013    1,585,180      1,195,514          3,689           746,150
  -- from gain (loss) on
  sales.......................           0            0    1,766,185(3)      48,158(3)     127,716(1)(3)      54,197(4)
  -- other....................           0            0            0              0              0                 0
Cash generated from
 operations...................   1,550,648    1,115,274    4,136,538      3,745,289      3,153,131         3,303,198
Cash generated from sales.....           0            0    1,766,185(3)      48,158(3)     245,324           183,430(4)
Cash generated from
 refinancing..................           0            0            0              0              0           978,087
Cash generated from other.....           0            0            0              0              0                 0
Cash generated from
 operations, sales,
 refinancing and other........   1,550,648    1,115,274    5,902,723      3,793,447      3,398,455         4,464,715
Less: Cash distribution to
 investors:
  -- from operating cash
  flow(6).....................           0    1,363,271    3,902,233      3,940,765      3,992,781         3,303,198
  -- from sales and
  refinancing.................           0            0            0              0              0           503,673
Cash generated (deficiency)
 after cash distributions.....   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Less: Special items...........           0            0            0              0              0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $    (4.29)  $    24.98   $    32.91    $     24.82    $       .08       $     15.49
 Other........................           0            0            0              0              0                 0
 Capital gain.................           0            0        36.67           1.00              0                 0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........           0        60.60        81.02          51.16          18.12             30.17
  -- Return of capital........           0            0            0          30.66          64.78             53.03
 Source (on cash basis):
  -- Sales....................           0            0            0              0              0                 0
  -- Refinancing..............           0            0            0              0              0             10.46
  -- Operations...............           0        60.60        81.02          81.82          82.90             72.74
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....         N/A          N/A          N/A            100%         99.86%            99.70%

                                                                             CPA(R):7
                                ---------------------------------------------------------------------------------------------------
                                   1992            1993              1994              1995              1996              1997
                                -----------     -----------       -----------       -----------       -----------       -----------
Gross Revenues................  $14,502,032     $12,243,029       $13,840,052       $12,196,252       $12,731,328       $12,706,396
Profit (loss) on sale of
 properties...................          N/A        (552,383)(8)     7,814,474(10)     1,019,362(13)        74,729(17)           N/A
Gain on sale of securities....          N/A             N/A               N/A         1,323,858(13)           N/A               N/A
Extraordinary gain charge.....                      879,433(12)      (511,503)                                 --               N/A
Write-down of property........          N/A      (3,303,228)(9)      (641,731)(11)     (319,685)(14)           --          (139,999)
(18)
Other.........................     (141,723)(5)     435,106(3)        986,155           111,226(15)      (128,879)(15)     (128,642)
(19)
Less:
 Operating expenses...........    6,404,695       4,485,628         4,336,235         4,986,585         5,181,249         5,921,214
 Interest expense.............    4,155,956       3,324,398         3,537,640         2,456,129         1,942,737         1,868,189
 Depreciation.................    1,616,335       1,647,397         1,619,726         1,361,952         1,154,088         1,213,286
Net Income-GAAP Basis.........    2,183,323         244,534        11,993,846         5,526,347         4,399,104         3,435,066
Taxable Income (Loss):
  -- from operations..........    1,534,247      11,218,042         2,452,425         3,451,813         3,856,378         3,268,674
  -- from gain (loss) on
  sales.......................            0       2,093,467        10,460,324                 0          (188,980)         (144,260)
  -- other....................       51,875(5)      283,740           682,500                 0                 0                 0
Cash generated from
 operations...................    4,489,865       4,135,048         5,347,231         5,089,776         5,499,073         4,682,499
Cash generated from sales.....            0         283,740        14,662,004         1,546,019(13)       617,867(17)       200,000
Cash generated from
 refinancing..................            0       1,047,890           700,000                                  --                --
Cash generated from other.....       32,313(5)        3,578            38,281            31,457(16)        27,761(16)        30,787
Cash generated from
 operations, sales,
 refinancing and other........    4,522,178       5,470,256        20,747,516         6,667,252         6,144,701         4,913,286
Less: Cash distribution to
 investors:
  -- from operating cash
  flow(6).....................    3,388,324(7)    2,948,590         3,246,729        10,434,626         3,483,017         3,751,664
  -- from sales and
  refinancing.................            0               0                 0                 0                 0                 0
Cash generated (deficiency)
 after cash distributions.....    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684         1,161,622
Less: Special items...........            0               0                 0                                   0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684         1,161,622
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $     31.85     $    232.91       $     50.92       $     71.77       $     80.18       $     67.95
 Other........................         1.08            5.89             14.17                 0                 0             (3.00)
 Capital gain.................            0           43.47            217.18                 0             (4.14)                0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........        45.33            5.08             67.41            114.82             91.47             71.42
  -- Return of capital........        20.86           56.14                 0            101.98                 0              6.58
 Source (on cash basis):
  -- Sales....................            0               0                 0                                   0                 0
  -- Refinancing..............            0               0                 0                                   0                 0
  -- Operations...............        66.19           61.22             67.41            216.80             91.47             78.00
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....        99.70%          97.86%            83.50%            73.82%            73.16%            73.16%

                              TABLE III (8 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Profit on sale of properties.......         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............      50,641             0
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow.......     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Profit on sale of properties.......          N/A             N/A          21,697(6)          N/A
Other..............................      (83,436)        (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       1,918,771
 Interest expense..................    6,266,275       5,799,127       5,232,928       4,543,266
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,325,929
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow.......    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                              TABLE III (9 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):9
                                   ----------------------------------------------------------------------------------------------
                                      1989          1990           1991               1992           1993           1994
                                   ----------    -----------    -----------        -----------    -----------    -----------
Gross Revenues...................  $2,543,943    $10,284,029    $12,514,907        $12,280,669    $12,216,612    $11,612,360
Profit on sale of properties.....         N/A            N/A          1,731(1)             N/A            N/A            N/A
Other............................         N/A            N/A            N/A                N/A        658,052        669,020
Write-down of property...........
Extraordinary charge.............         N/A            N/A            N/A                N/A            N/A       (480,000)(4)
Less:
 Operating expenses..............     432,917        808,315        887,820          1,308,664        963,533        949,925
 Interest expense................   1,122,585      5,063,322      6,631,202          6,425,597      6,347,577      5,726,296
 Depreciation....................      29,901      1,141,461      1,697,599          1,697,599      1,697,599      1,697,599
 Minority Interest...............         N/A            N/A            N/A                N/A            N/A            N/A
Net Income-GAAP Basis............     958,540      3,270,931      3,300,017          2,848,809      3,865,955      3,427,560
Taxable Income (Loss):
 -- from operations..............     710,320      2,624,917      2,816,278          2,612,003      3,316,011      3,030,197
 -- from gain on sale............
 -- from other...................           0              0          1,731(1)               0              0              0
 -- from extraordinary charge....           0              0              0                  0              0              0
Cash generated from operations...   1,784,343      3,895,420      5,662,385          5,211,896      5,906,190      5,807,477
Cash generated from sales........           0              0          1,897                  0        522,878              0
Cash generated from
 refinancing.....................           0              0              0                  0              0              0
Cash generated from other........           0              0              0                  0              0        484,044
Cash generated from operations,
 sales, refinancing and other....   1,784,343      3,895,420      5,664,282          5,211,896      6,429,068      6,291,521
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(3).......................     551,330      4,802,863      5,476,956          5,526,795      5,562,850      5,589,709
 -- from sales and refinancing...           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions..............   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Less: Special items..............           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions and special
 items...........................   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $    12.64    $     39.38    $     42.30        $     39.24    $     49.81    $     45.51
   Capital gain..................
   Other.........................           0              0           0.03(1)               0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........       20.12          49.07          49.57              42.79          58.07          51.48
   -- Return of capital..........           0          22.98          32.65              40.23          25.49          32.48
 Source (on cash basis):
   -- Sales......................           0              0              0                  0              0              0
   -- Refinancing................           0              0              0                  0              0              0
   -- Operations.................       20.12          72.05          82.22              83.02          83.56          83.96
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................         N/A            N/A          99.99%             99.99%         99.99%         99.99%

                                                         CPA(R):9
                                   ----------------------------------------------------
                                      1995                 1996                1997
                                   -----------          -----------         -----------
Gross Revenues...................  $11,946,610          $12,074,578         $11,986,186
Profit on sale of properties.....          N/A               45,066(11)             N/A
Other............................     (535,337)(6)          658,416(9)          687,423(9)
Write-down of property...........                                                   N/A
Extraordinary charge.............          N/A                  N/A                 N/A
Less:
 Operating expenses..............      998,762              564,905           1,415,642
 Interest expense................    5,525,604            5,360,760           5,121,709
 Depreciation....................    1,697,599            1,677,253           1,450,319
 Minority Interest...............          N/A                  N/A                   0
Net Income-GAAP Basis............    3,189,308            5,175,142           4,685,939
Taxable Income (Loss):
 -- from operations..............    3,805,214            4,431,434           4,410,918
 -- from gain on sale............                           106,024          (1,037,083)
 -- from other...................            0                    0                   0
 -- from extraordinary charge....            0                    0                   0
Cash generated from operations...    5,921,560            6,162,302           6,568,323
Cash generated from sales........            0              324,126(11)               0
Cash generated from
 refinancing.....................            0                    0                   0
Cash generated from other........      463,274(7)           388,329(7)          350,364
Cash generated from operations,
 sales, refinancing and other....    6,384,834            6,874,757           6,918,687
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(3).......................    5,616,322            5,643,736           6,779,152
 -- from sales and refinancing...            0                    0                   0
Cash generated (deficiency) after
 cash distributions..............      768,512            1,231,021             139,535
Less: Special items..............            0                    0                   0
Cash generated (deficiency) after
 cash distributions and special
 items...........................      768,512            1,231,021             139,535
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $     57.16          $     66.56         $     66.25
   Capital gain..................                                 0              (15.58)
   Other.........................            0                    0                   0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........        47.90                77.73               70.38
   -- Return of capital..........        36.45                 7.04               31.44
 Source (on cash basis):
   -- Sales......................            0                    0                   0
   -- Refinancing................            0                    0                   0
   -- Operations.................        84.35                84.77              101.82
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................        99.99%               92.90%              92.90%

                              TABLE III (10 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                              CPA(R):10
                                ----------------------------------------------------------------------
                                   1990         1991          1992            1993            1994
                                ----------   -----------   -----------     -----------     -----------
Gross Revenues................  $1,783,676   $11,169,869   $14,547,882     $16,128,694     $16,386,307
Profit (loss) on sale of
 properties and securities....         N/A           N/A           N/A             N/A       1,177,284(5)
Other.........................         N/A           N/A     1,342,086(9)    1,478,086(9)    1,529,736(9)
Write-down of property........
Extraordinary (loss) gain.....         N/A           N/A           N/A             N/A        (253,902)
Less:
 Operating expenses...........     393,287     1,358,840     2,241,255       2,511,268       2,894,710
 Interest expense.............     711,223     5,190,535     7,460,861       8,082,223       8,151,222
 Depreciation.................     230,176     1,242,512     1,756,126       1,944,589       1,945,769
 Minority Interest Income
  (Loss)......................      72,594       492,191       570,880         587,472         599,839
 Net Income (Loss)-GAAP
  Basis.......................     376,396     2,885,791     3,860,846       4,481,228       5,247,885
Taxable Income (Loss):
 -- from operations...........     452,075     2,917,417     3,066,872       2,697,330       2,618,952
 -- from gain (loss) on
  sale........................                                                       0         823,905
 -- from other................           0             0             0               0
 -- from extraordinary
  charge......................           0             0             0               0               0
Cash generated from
 operations...................     496,208     4,840,317     6,071,495       6,284,822       6,311,466
Cash generated from sales.....           0             0             0               0               0
Cash generated from
 refinancing..................           0             0             0               0               0
Cash generated from other.....           0             0             0               0               0
Cash generated from
 operations, sales,
 refinancing and other........     496,208     4,840,317     6,071,495       6,284,822       6,311,466
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................           0     4,266,821     5,860,479       5,916,386       5,950,669
-- from sales and
 refinancing..................           0             0             0               0               0
Cash generated (deficiency)
 after cash distributions.....     496,208       573,496       211,016         368,436         360,797
Less: Special items...........           0             0             0               0               0
Cash generated (deficiency)
 after cash distributions and
 special items................     496,208       573,496       211,016         368,436         360,797
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     9.00   $     46.00   $     42.00     $     37.00     $     36.00
 Capital gain.................                                                    0.00           11.00
 Nontaxable distributions.....           0         33.00         39.00           45.00           35.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........         N/A         45.00         53.00           62.00           73.00
 -- Return of capital.........         N/A         34.00         28.00           20.00            9.00
Source (on cash basis):
 -- Sales.....................         N/A             0             0               0               0
 -- Refinancing...............         N/A             0             0               0               0
 -- Operations................         N/A         79.00         81.00           82.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................         N/A           N/A           N/A             100%          93.93%

                                                             CPA(R):10
                                -------------------------------------------------------------------
                                   1995             1996             1997                  1998
                                -----------      -----------      -----------           -----------
Gross Revenues................  $16,131,750      $15,505,748      $14,665,622           $14,462,401
Profit (loss) on sale of
 properties and securities....          N/A        1,051,823(13)     (362,038)(14)(16)          N/A
Other.........................    1,595,406(9)     1,718,797(9)     1,806,760(9)          1,908,256(9)
Write-down of property........   (7,519,431)(8)   (1,753,139)(12)         N/A                   N/A
Extraordinary (loss) gain.....                                      3,850,490(15)         1,638,375(17)
Less:
 Operating expenses...........    2,887,021        3,030,780        3,277,006             3,719,149
 Interest expense.............    8,310,440        7,911,209        6,467,266             6,130,144
 Depreciation.................    1,967,631        2,007,557        2,023,890             2,043,223
 Minority Interest Income
  (Loss)......................   (1,881,218)         583,283          607,472               636,617
 Net Income (Loss)-GAAP
  Basis.......................   (1,076,149)       2,990,400        7,585,200             5,479,899
Taxable Income (Loss):
 -- from operations...........    3,329,594        3,529,835        4,281,656             5,169,310
 -- from gain (loss) on
  sale........................      447,991          129,811          211,300                     0
 -- from other................           --                                 0                     0
 -- from extraordinary
  charge......................           --                0                0                     0
Cash generated from
 operations...................    6,263,624        7,452,036        7,266,779             7,067,653
Cash generated from sales.....    5,122,501(10)   13,733,825        1,480,259(14)               N/A
Cash generated from
 refinancing..................            0                0                0                     0
Cash generated from other.....            0                0                0                     0
Cash generated from
 operations, sales,
 refinancing and other........   11,386,125       21,185,861        8,747,038             7,067,653
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................    5,975,481        5,981,514        5,294,000             5,231,589
-- from sales and
 refinancing..................            0                0                0                     0
Cash generated (deficiency)
 after cash distributions.....    5,410,644       15,204,347        3,453,038             1,836,064
Less: Special items...........            0                0                0                     0
Cash generated (deficiency)
 after cash distributions and
 special items................    5,410,644       15,204,347        3,453,038             1,836,064
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     47.00      $     49.00      $     59.00           $     70.00
 Capital gain.................         6.00                0             3.00                     0
 Nontaxable distributions.....        30.00            34.00            11.00                  1.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........         0.00            41.00            73.00                 70.00
 -- Return of capital.........        83.00            42.00             0.00                  0.00
Source (on cash basis):
 -- Sales.....................            0                0                0                     0
 -- Refinancing...............            0                0                0                     0
 -- Operations................        83.00            83.00            73.00                 70.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        93.93%           82.27%           81.45%                81.45%

                                                          CPA(R):10
                                -------------------------------------------------------------
                                   1999             2000             2001          2002(23)
                                -----------      -----------      -----------     -----------
Gross Revenues................  $15,526,311      $14,557,170      $15,405,635     $ 4,664,049
Profit (loss) on sale of
 properties and securities....      124,155(18)       22,750(20)    1,048,344(22)          --
Other.........................    2,024,156(9)     2,122,147(9)     2,262,007(9)    1,109,348(9)
Write-down of property........     (412,067)(19)    (225,798)(21)         N/A              --
Extraordinary (loss) gain.....          N/A              N/A              N/A              --
Less:
 Operating expenses...........    3,712,518        3,441,002        3,952,990       1,088,033
 Interest expense.............    5,811,680        5,562,331        4,985,075       1,518,786
 Depreciation.................    2,024,367        2,336,787        2,295,763         725,782
 Minority Interest Income
  (Loss)......................      651,949          722,561          996,395         334,041
 Net Income (Loss)-GAAP
  Basis.......................    5,062,041        4,413,588        6,485,763       2,106,755
Taxable Income (Loss):
 -- from operations...........    5,174,563        3,595,923        4,277,405       1,202,595
 -- from gain (loss) on
  sale........................   (1,138,289)        (447,477)       1,016,961
 -- from other................            0                0
 -- from extraordinary
  charge......................            0                0
Cash generated from
 operations...................    7,979,497        6,681,365        8,481,992       3,198,376
Cash generated from sales.....    2,471,355(19)       22,750        8,055,093(22)
Cash generated from
 refinancing..................            0       26,000,000                               --
Cash generated from other.....            0
Cash generated from
 operations, sales,
 refinancing and other........   10,450,852       32,704,115       16,537,085       3,198,376
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................    5,419,330        5,430,463        5,452,082       6,240,616
-- from sales and
 refinancing..................            0                0                               --
Cash generated (deficiency)
 after cash distributions.....    5,031,522       27,273,652       11,085,003      (3,042,240)
Less: Special items...........            0                0
Cash generated (deficiency)
 after cash distributions and
 special items................    5,031,522       27,273,652       11,085,003      (3,042,240)
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     40.00      $     41.00      $     57.00
                                                                                         ----
 Capital gain.................        14.00                0            13.00
 Nontaxable distributions.....        17.00            30.00             2.00           82.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........        66.42            57.91            72.00           28.00
 -- Return of capital.........         4.58            13.09                            54.00
Source (on cash basis):
 -- Sales.....................            0                0               --              --
 -- Refinancing...............            0                0               --              --
 -- Operations................        71.00            71.00            72.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        80.12%           79.84%           74.92%          74.92%

                              TABLE III (11 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                        CIP(R)
                                --------------------------------------------------------------------------------------
                                  1991         1992           1993            1994            1995            1996
                                ---------   ----------     -----------     -----------     -----------     -----------
Gross Revenues................  $  92,097   $5,075,196     $17,182,632     $24,713,657     $27,992,356     $31,360,134
Profit (loss) on sale.........                                     N/A       1,535,763(2)            0          (7,630)(6)
Other.........................                               1,480,759       1,613,451       2,800,337(4)    3,633,869(4)(7)
Unrealized gains..............
Extraordinary (charge) gain...                                     N/A             N/A        (401,269)(3)    (275,000)(3)
Write-down of property........                                                                              (1,753,455)
Discontinued operations.......                 129,856(32)     213,838(32)     630,584(32)     652,975(32)     613,650(32)
Less:
 Operating expenses...........    207,640    1,633,547       3,442,321       4,474,127       5,640,755       6,008,688
 Interest expense.............     22,790    1,281,813       6,488,616      10,493,574      12,996,676      13,745,401
 Depreciation.................      9,799      272,979         955,469       1,450,697       2,429,949       2,904,756
 Minority Interest............                                       0         459,583         748,841         766,582
Net Income (Loss)-GAAP
 Basis........................   (148,132)   2,016,713       7,990,823      11,615,474       9,228,178      10,146,141
Taxable Income (Loss):
 -- from gain on sale.........
 -- from operations...........   (148,132)   1,880,687       6,450,406       6,644,624       9,666,322      10,048,321
 -- from other................                                       0               0               0         656,796
 -- from extraordinary
  charge......................                                       0               0               0               0
Cash generated from
 operations...................     73,399    2,913,159      10,717,806      12,086,809      13,008,549      15,885,655
Cash generated from sales.....                                       0      12,008,853       5,927,217(5)    2,044,260(6)
Cash generated from
 refinancing..................                                       0         160,000                              --
Cash generated from other.....                                       0               0       2,003,099(4)      835,243(7)
Cash generated from
 operations, sales,
 refinancing and other........     73,399    2,913,159      10,717,806      24,255,662      20,938,865      18,765,158
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(1).....................               2,915,819       8,122,156      11,358,858      11,452,669      12,488,221
 -- from sales and
  refinancing.................                                       0               0               0               0
Cash generated (deficiency)
 after cash distributions.....     73,399       (2,660)      2,595,650      12,896,804       9,486,196       6,276,937
Less: Special items...........                                       0               0                               0
Cash generated (deficiency)
 after cash distributions and
 special items................     73,399       (2,660)      2,595,650      12,896,804       9,486,196       6,276,937
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $  (85.00)  $    34.00     $     52.00     $     55.00     $     53.00     $     65.76
 Capital Gain.................                   19.00                                            7.00            3.99
 Nontaxable distributions.....                                   22.00           25.00           21.00           11.95
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........                   31.00           65.00           80.00           65.00           64.05
 -- Return of capital.........                   22.00            9.00              --           16.00           17.65
 Source (on cash basis):
 -- sales.....................                                       0               0               0               0
 -- Refinancing...............                                       0               0               0               0
 -- operations................                   53.00           74.00           80.00           81.00           81.70
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        N/A          N/A             N/A             N/A             N/A             N/A

                                                                              CIP(R)
                                ---------------------------------------------------------------------------------------------------
                                   1997                 1998            1999             2000             2001             2002
                                -----------          -----------     -----------      -----------      -----------      -----------
Gross Revenues................  $32,987,997          $33,777,384     $38,778,383      $39,802,172      $40,299,156      $48,540,664
Profit (loss) on sale.........     (343,963)(8)(10)          N/A         361,704(15)       24,269(18)    1,048,335(23)    1,836,226
Other.........................    3,109,120(4)         3,264,738(11)   4,510,943(11)    4,943,863(11)    5,411,560(11)    8,865,740(
11)
Unrealized gains..............                                                                 --        2,128,000(24)   (2,162,611)
(29)
Extraordinary (charge) gain...      427,448(9)         1,638,375(12)           0                                --       (3,145,089)
(30)
Write-down of property........                               N/A        (402,753)(17)    (143,919)(19)  (2,300,000)(26)
Discontinued operations.......      591,236(32)          598,346(32)     101,376(32)      (17,392)(32)  (1,997,793)(32)  (2,542,808)
(32)
Less:
 Operating expenses...........    7,878,378            8,206,616       9,539,891        9,278,974       10,049,870       13,324,119
 Interest expense.............   13,664,622           13,019,711      13,540,217       14,232,684       13,490,736       16,587,687
 Depreciation.................    3,369,141            3,511,562       4,591,305        4,887,595        4,806,925        5,931,695
 Minority Interest............      773,371              809,309         842,152          833,012          875,599        2,069,620
Net Income (Loss)-GAAP
 Basis........................   11,086,326           13,731,645      14,836,088       15,376,728       15,366,128       13,479,001
Taxable Income (Loss):
 -- from gain on sale.........       81,144                    0       1,219,341         (446,838)       1,016,952          (86,302)
 -- from operations...........   11,157,568           13,630,377      15,182,042       13,861,589       12,918,522       13,199,547
 -- from other................            0                    0               0
 -- from extraordinary
  charge......................            0                    0               0                                         (1,211,596)
Cash generated from
 operations...................   15,487,202           18,608,041      22,586,212       24,730,585       23,916,088       25,599,411
Cash generated from sales.....    1,194,272(8)               N/A       3,166,039(15)       24,269        8,055,093       13,208,838
Cash generated from
 refinancing..................           --                    0               0                                         41,371,682
Cash generated from other.....           --                    0               0
Cash generated from
 operations, sales,
 refinancing and other........   16,681,474           18,608,041      25,752,251       24,754,854       31,971,181       80,179,931
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(1).....................   13,681,539           14,957,641      17,714,500       18,187,256       18,550,352       20,876,834
 -- from sales and
  refinancing.................                                                                                                   --
Cash generated (deficiency)
 after cash distributions.....    2,999,935            3,650,400       8,037,751        6,567,598       13,420,829       59,303,097
Less: Special items...........            0                    0               0               --               --               --
Cash generated (deficiency)
 after cash distributions and
 special items................    2,999,935            3,650,400       8,037,751        6,567,598       13,420,829       59,303,097
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     67.16          $     74.56     $     70.00      $     61.00      $     59.00      $     48.00
 Capital Gain.................           --                   --            6.00               --            50.00
 Nontaxable distributions.....        15.04                 7.95            7.00            22.00            20.00            37.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........        66.39                72.32           68.00            70.00            70.00            52.00
 -- Return of capital.........        15.81                10.19           15.00            13.00            14.00            33.00
 Source (on cash basis):
 -- sales.....................            0                    0              --                                                 --
 -- Refinancing...............            0                    0              --                                                 --
 -- operations................        82.20                82.51           83.00            83.00            84.00            85.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................          N/A                  N/A             N/A              N/A            96.57%           93.72%

                              TABLE III (12 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                    CPA(R):12
                                 -------------------------------------------------------------------------------
                                  1993       1994        1995           1996            1997            1998
                                 -------   --------   ----------     -----------     -----------     -----------
Gross Revenues.................  $ 2,558   $465,327   $3,993,647     $11,433,627     $25,313,419     $34,563,142
Profit (loss) on sale..........                                                                0             N/A
Other..........................             554,571    1,322,990(11)   2,042,400(11)   2,086,993(11)   2,178,813
Extraordinary charge...........                                0                                        (379,246)(13)
Unrealized gains...............
Write-down of property.........                   0                          N/A                      (4,281,421)(14)
Discontinued operations........
Less:
 Operating expenses............    5,211    900,393    1,551,098       2,792,846       5,074,248       6,664,488
 Interest expense..............             147,256    1,260,189       3,525,774       6,499,865       8,557,890
 Depreciation..................                          390,307         947,206       3,022,683       5,160,001
 Minority Interest.............                                                                                0
 Net Income (Loss) -- GAAP
 Basis.........................   (2,653)   (27,751)   2,115,043       6,210,201      12,803,616      11,698,909
Taxable Income (Loss):
 -- from gain on sale..........                                                0           6,900               0
 -- from operations............   (2,653)   390,164    2,377,198       5,670,787      15,389,092      15,794,247
 -- from other.................        0          0
 -- from extraordinary
   charge......................                                                0
Cash generated from
 operations....................    2,807    591,308    3,661,087       7,747,104      19,955,591      21,781,298
Cash generated from sales......                                                0                             N/A
Cash generated from
 refinancing...................                                                                        7,042,051
Cash generated from other......                                                                                0
Cash generated from operations,
 sales, refinancing and
 other.........................    2,807    591,308    3,661,087       7,747,104      19,955,591      28,823,349
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1).....................             288,882    2,350,687       6,779,669      15,081,819      21,781,298
 -- from sales and
   refinancing.................                                                0               0       1,246,392
Cash generated (deficiency)
 after cash distributions......    2,807    302,426    1,310,400         967,435       4,873,772       5,795,659
Less: Special items............                                                0                               0
Cash generated (deficiency)
 after cash distributions and
 special items.................    2,807    302,426    1,310,400         967,435       4,873,772       5,795,659
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)........  $ (0.13)  $  30.00   $    76.00     $     68.00     $     81.00     $     56.00
 Capital Gain..................                                                                0               0
 Nontaxable distributions......                                            12.00               0           25.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income..........      N/A         --        53.00           60.00           60.00           41.00
 -- Return of capital..........               30.00        23.00           20.00           21.00           40.00
 Source (on cash basis):
 -- Sales......................                                                                                0
 -- Refinancing................                                                                             4.00
 -- Operations.................      N/A      30.00        76.00           80.00           81.00           77.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of properties
 retained divided by original
 total acquisition cost of all
 properties in program)........      N/A        N/A          N/A             N/A             N/A             N/A

                                                             CPA(R):12
                                 -----------------------------------------------------------------
                                    1999              2000              2001              2002
                                 -----------       -----------       -----------       -----------
Gross Revenues.................  $39,276,440       $44,926,537       $46,050,772       $46,679,574
Profit (loss) on sale..........    2,308,555(16)     2,440,282(20)     8,863,709(25)            --
Other..........................    4,126,251(11)     7,977,028(11)     5,032,221(11)     6,927,217(11)
Extraordinary charge...........            0                 0                          (2,245,111)(33)
Unrealized gains...............                                        1,123,500(24)      (446,541)(24)
Write-down of property.........            0                 0                                  --
Discontinued operations........                                                                 --
Less:
 Operating expenses............    7,824,025         9,447,283        10,982,069        11,175,950
 Interest expense..............   10,491,059        12,307,768        13,314,629        14,126,475
 Depreciation..................    6,481,995         7,373,672         7,432,476         7,488,348
 Minority Interest.............    1,043,103         1,205,530         1,393,297         1,473,948
 Net Income (Loss) -- GAAP
 Basis.........................   19,871,064        25,009,594        27,947,731        16,650,418
Taxable Income (Loss):
 -- from gain on sale..........    2,308,555                 0                          14,134,721
 -- from operations............   16,530,484        23,017,661        12,879,863
 -- from other.................                              0
 -- from extraordinary
   charge......................            0                                            (1,284,509)
Cash generated from
 operations....................   27,259,506        29,952,623        26,570,694        28,575,029
Cash generated from sales......    1,767,389(16)    15,751,800                           2,836,800
Cash generated from
 refinancing...................            0                                            35,092,049
Cash generated from other......            0
Cash generated from operations,
 sales, refinancing and
 other.........................   29,026,895        45,704,423        26,570,694        66,503,878
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1).....................   23,267,781        23,435,295        24,204,541        24,692,005
 -- from sales and
   refinancing.................            0                 0                                  --
Cash generated (deficiency)
 after cash distributions......    5,759,114        22,269,128         2,366,153        41,811,873
Less: Special items............            0                 0                                  --
Cash generated (deficiency)
 after cash distributions and
 special items.................    5,759,114        22,269,128         2,366,153        41,811,873
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)........  $     56.00       $     76.00       $     44.00       $     43.00
 Capital Gain..................         9.00              4.00
 Nontaxable distributions......        16.00              2.00             38.00             39.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income..........        69.00             82.00             82.00             55.00
 -- Return of capital..........        12.00                                                 27.00
 Source (on cash basis):
 -- Sales......................            0                 0                                  --
 -- Refinancing................            0                 0                                  --
 -- Operations.................        81.00             82.00             82.00             82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of properties
 retained divided by original
 total acquisition cost of all
 properties in program)........          100%            97.17%            93.42%           93.59%

                              TABLE III (13 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                      CPA(R):14
                                        --------------------------------------
                                          1997        1998            1999
                                        --------   ----------      -----------
Gross Revenues........................             $2,209,200      $10,022,604
Profit (loss) on sale.................  $     --
Other.................................                 21,200(11)    2,901,253(11)
Unrealized gain.......................                                       0
Extraordinary (charge) gain...........
Write-down of property................                                       0
Discontinued operations...............
Less:
 Operating expenses...................    12,255      975,410        2,764,738
 Interest expense.....................                 20,745        1,352,113
 Depreciation.........................                175,977          976,618
 Minority Interest....................                                 152,219
Net Income (Loss) -- GAAP Basis.......   (12,255)   1,058,268        7,678,169
Taxable Income (Loss):
 -- from gain on sale.................                                       0
 -- from operations...................              1,477,386        8,216,115
 -- from other........................                                       0
 -- from extraordinary charge.........                                       0
Cash generated from operations........        --    1,706,324        8,801,121
Cash generated from sales.............                                       0
Cash generated from refinancing.......                                       0
Cash generated from other.............                                       0
Cash generated from operations, sales,
 refinancing and other................        --    1,706,324        8,801,121
Less: Cash distribution to investors:
 -- from operating cash flow(1).......              1,324,348        9,781,253
 -- from sales and refinancing........                                       0
Cash generated (deficiency) after cash
 distributions........................                381,976         (980,132)
Less: Special items...................                                       0
Cash generated (deficiency) after cash
 distributions and special items......        --      381,976         (980,132)
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss)...............  $  (0.06)  $    31.00      $     55.00
 Capital Gain.........................                                      --
 Nontaxable distributions.............                                   10.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income.................        --        25.00            39.00
 -- Return of capital.................        --         6.00            26.00
Source (on cash basis):
 -- Sales.............................                                      --
 -- Refinancing.......................                                      --
 -- Operations........................        --        31.00            65.00
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition
 cost of properties retained divided
 by original total acquisition cost of
 all properties in program)...........                    100%             100%

                                                          CPA(R):14
                                        ----------------------------------------------
                                           2000             2001              2002
                                        -----------      -----------      ------------
Gross Revenues........................  $42,540,621      $67,141,404      $112,356,014
Profit (loss) on sale.................     (303,899)(21)    (346,482)(28)           --
Other.................................    3,428,463(11)    3,693,509(11)     5,320,345(11)
Unrealized gain.......................           --           78,010(24)       354,510(24)
Extraordinary (charge) gain...........           --               --
Write-down of property................   (2,462,400)(22)  (3,810,000)(27)           --
Discontinued operations...............      138,344(34)      140,161(34)       405,042(34)
Less:
 Operating expenses...................    6,642,204       13,555,440        20,499,045
 Interest expense.....................    6,574,390       22,080,999        45,248,779
 Depreciation.........................    4,292,647       12,591,767        20,698,586
 Minority Interest....................    4,075,339          291,495         1,723,566
Net Income (Loss) -- GAAP Basis.......   21,756,549       18,376,901        30,265,935
Taxable Income (Loss):
 -- from gain on sale.................     (270,769)      (2,664,443)          745,691
 -- from operations...................   25,379,016       20,628,347        22,876,314
 -- from other........................           --               --                --
 -- from extraordinary charge.........           --               --                --
Cash generated from operations........   26,689,149       53,275,503        60,569,392
Cash generated from sales.............    1,104,340        2,903,486         5,997,781
Cash generated from refinancing.......
Cash generated from other.............
Cash generated from operations, sales,
 refinancing and other................   27,793,489       56,178,989        66,567,173
Less: Cash distribution to investors:
 -- from operating cash flow(1).......   21,466,303       32,811,085        48,580,869
 -- from sales and refinancing........                                              --
Cash generated (deficiency) after cash
 distributions........................    6,327,186       23,367,904        17,986,304
Less: Special items...................           --               --                --
Cash generated (deficiency) after cash
 distributions and special items......    6,327,186       23,367,904        17,986,304
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss)...............  $     66.00      $     44.00      $      36.00
 Capital Gain.........................                                            1.00
 Nontaxable distributions.............                         27.00             38.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income.................        60.00            36.00             45.00
 -- Return of capital.................         6.00            35.00             30.00
Source (on cash basis):
 -- Sales.............................                                              --
 -- Refinancing.......................                                              --
 -- Operations........................        66.00            71.00             75.00
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition
 cost of properties retained divided
 by original total acquisition cost of
 all properties in program)...........        99.77%           99.26%            99.17%

                              TABLE III (14 OF 14)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R):15
                                                              -------------------------
                                                               2001*           2002
                                                              --------      -----------
Gross Revenues..............................................  $  2,304      $14,393,639
Profit (loss) on sale.......................................
Other.......................................................       355(11)    1,066,835(11)
Unrealized gains (losses)...................................
Extraordinary (charge) gain.................................
Write-down of property......................................
Discontinued operations.....................................
Less:
  Operating expenses........................................    71,138        2,847,727
  Interest expense..........................................                  4,187,968
  Depreciation..............................................                  2,569,741
  Minority Interest.........................................                     88,113
Net Income (Loss) -- GAAP Basis.............................   (68,479)       5,766,925
Taxable Income (Loss):
  -- from gain (loss) on sale...............................
  -- from operations........................................   (68,479)      11,774,749
  -- from other.............................................        --
  -- from extraordinary charge..............................        --
Cash generated from operations..............................   (11,793)      13,332,697
Cash generated from sales...................................
Cash generated from refinancing.............................
Cash generated from other...................................
Cash generated from operations, sales, refinancing and
  other.....................................................   (11,793)      13,332,697
Less: Cash distributed to investors:
  -- from operating cash flow(1)............................        --        6,178,957
  -- from sales and refinancing.............................
Cash generated (deficiency) after cash distributions........   (11,793)       7,153,740
Less: Special items.........................................        --               --
Cash generated (deficiency) after cash distributions and
  special items.............................................   (11,793)       7,153,740
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss)....................................       N/A      $     45.00
  Capital gain..............................................       N/A               --
  Nontaxable distributions..................................       N/A               --
Cash Distributions to Investors:
Source (on GAAP basis):
  -- Investment income......................................       N/A            29.00
  -- Return of capital......................................       N/A            16.00
Source (on cash basis):
  -- Sales..................................................
  -- Refinancing............................................
  -- Operations.............................................       N/A            45.00
Amount (in percentage terms) remaining invested in program
  properties at the end of the last year reported in the
  Table (original total acquisition cost of properties
  retained divided by original total acquisition cost of all
  properties in program)....................................       N/A              N/A

---------------

  *  For the period from inception, February 26, 2001, to December 31, 2001.

                             FOOTNOTES TO CPA(R):1

 (1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

 (2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

 (3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

 (4) Represents write-down of the 2400 Industrial Lane Property.

 (5) Results from the sale of properties net leased to Kobacker Stores, Inc.

 (6) Result of refinancing mortgage loan on property leased to the Gap Inc.

 (7) Results from the sale of the property net leased to Winn-Dixie Stores, Inc.

 (8) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (9) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                             FOOTNOTES TO CPA(R):2

 (1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Results from the sale of properties leased to Heekin Can, Inc.

 (6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

 (7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

 (8) Represents write-down of the Moorestown, N.J. property.

 (9) Represents write-down of the Reno, Nevada property.

                             FOOTNOTES TO CPA(R):3

 (1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                             FOOTNOTES TO CPA(R):4

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(13) Represents writedown of the property net leased to Simplicity Manufacturing, Inc.

(14) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):5

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (2) Represents exchange of property net leased to Industrial General
     Corporation.

 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.

 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.

 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.

 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.

(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.

(20) Results from foreclosure on the properties net leased to Arley Merchandise Corporation.

(21) Represents writedown of properties net leased to Arley Merchandise Corporation.

                             FOOTNOTES TO CPA(R):6

 (1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

 (3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

 (7) Result from the sale of two properties leased to Autozone, Inc.

                             FOOTNOTES TO CPA(R):7

 (1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.

 (2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.

 (3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

 (4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

 (5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.

(18) Represents writedown on properties net leased to Swiss M-Tex, L.P.

(19) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):8

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (3) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

 (5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

 (6) Results from the sale of two properties leased to Furon Company.

 (7) Represents equity income for 1997.

                       FOOTNOTES TO CPA(R):9 & CPA(R):10

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to Kmart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993 through 2002.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

(14) Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.

(15) Results from the transfer of CPA(R):10's general partnership interest in Hope Street Connecticut to CPA(R):9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(16) Results include subordinated disposition fees.

(17) Results from the satisfaction of a subordinated mortgage note.

(18) Results from the sale of Titan Corporation securities and the sale of properties formerly leased to Harvest Foods, Inc.

(19) Represents writedown of a vacant property in Clarksdale, Mississippi.

(20) Results from the sale of a vacant property in Clarksdale, Mississippi.

(21) Represents a writedown of a vacant property in Texarkana, Arkansas.

(22) Results from the sale of properties leased to Wal-Mart Stores, Inc.

(23) Through April 30, 2002 at which time CPA(R):10 was acquired by CIP(R).

            FOOTNOTES TO CIP(R), CPA(R):12, CPA(R):14, & CPA(R): 15

 (1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (2) Results from sale of property leased to Data Documents, Inc.

 (3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

 (4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.

 (5) Results of Sale of Data Documents property.

 (6) Loss on sale of properties based to Safeway Stores, Incorporated.

 (7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.

 (8) Results of sale of properties formerly leased to Harvest Foods, Inc.

 (9) Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(10) Results include subordinated disposition fees.

(11) Results of equity investments income (loss).

(12) Results from the satisfaction of a subordinated mortgage note.

(13) Results from the prepayment of mortgage debt on the Etec Systems, Inc. properties.

(14) Represents writedown of Lanxide Corporation property.

(15) Results from the sale of Garden Ridge Corporation securities and the redemption of warrants that had been granted by Q Clubs, Inc.

(16) Results from the sale of Etec Systems, Inc. stock, the redemption of warrants that had been granted by Q Clubs, Inc. and the sale of excess land at the Rheometric Scientific, Inc. property in Piscataway, New Jersey.

(17) Represents writedown of a vacant property in Clarksdale, Mississippi.

(18) Results from the sale of a vacant property in Clarksdale, Mississippi.

(19) Represents a writedown of a vacant property in Texarkana, Arkansas.

(20) Results from the sale of Texas Freezer Company Inc. securities and a sale of QMS, Inc. property.

(21) Results from the sale of excess land at two properties.

(22) Represents a writedown of Benjamin Ansehl Company property.

(23) Results from sale of six properties leased to Wal-Mart Stores, Inc.

(24) Unrealized gain (loss) on derivative instruments.

(25) Results from sale of BAE Systems, Inc. property.

(26) Results from writedown of Waban's Inc. property.

(27) Results from writedown of Burlington Motor Carriers, Inc. property.

(28) Results from sale of former Benjamin Ansehl Company property.

(29) Unrealized gain on derivative instruments and reversal of unrealized gain on warrants in connection with disposition.

(30) Extraordinary charge on the early extinguishment of mortgage loans in 2002 on properties leased to Best Buy, Inc., Garden Ridge Corporation, ShopRite Supermarkets, Inc., Childtime Childcare, Inc., Barnes & Noble, Inc., Hibbett Sporting Goods, Inc., Petsmart, Inc. and Waban, Inc.

(31) Not used.

(32) Income (loss) from discontinued operations for the years ended December 31, 1992 through 2002 represents the results for a vacant property in Austin, Texas and a property in Maple Heights, Ohio leased to Nicholson Warehouse which are held for sale at June 30, 2003 and a property in Little Rock, Arkansas which was sold in June 2002. The reclassification for prior periods is in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets."

(33) Extraordinary charge on the early extinguishment of mortgage loans in 2002 on properties leased to Best Buy, Inc., Garden Ridge Corporation, ShopRite Supermarkets, Inc. and Childtime Childcare, Inc.

(34) Income from discontinued operations for the years ended December 31, 2000, 2001 and 2002 for a property in Greenville, Texas, formerly leased to Atrium Companies, Inc., which was sold in June 2002.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                   CPA(R):1      CPA(R):2      CPA(R):3      CPA(R):4      CPA(R):5      CPA(R):6      CPA(R):7
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Dollar Amount Raised............  $20,000,000   $27,500,000   $33,000,000   $42,784,000   $56,600,000   $47,930,000   $45,274,000
Number of Properties
  Purchased.....................           24            19            17            12            36            54            53
Date of Closing of Offering.....      9/30/79       9/23/80       5/13/82       6/16/83       3/31/84       2/13/85       9/17/87
Date of First Sale of
  Property......................       6/6/89       7/15/86      10/22/86      10/22/86      12/31/87       4/28/95       12/3/93
Date of Final Sale of
  Property(1)(2)................       1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)......  $    547.51   $  1,044.25   $  1,844.85   $    678.36   $    300.55   $    649.69   $    629.58
      -- from operations........         0.00          0.00          0.00         (0.33)         0.00          0.00          0.00
    Capital Gain (loss).........  $     11.34   $    858.72   $    105.88   $    109.97   $    354.66   $      0.00   $    291.18
      -- Other..................  $      0.00   $      0.00   $      0.00   $      0.00   $     43.48   $      0.54   $     21.14
Cash Distributions to Investors
  Source (on Gaap basis)
    -- Investment Income........       765.68      2,069.50      2,115.01      1,405.10        928.11      1,017.83        636.60
    -- Return of Capital........     1,517.49      1,524.35      1,832.07      1,591.09      1,136.70      1,509.79      1,441.83
  Source (on Cash basis)
    -- Sales....................     1,051.80      1,818.20      1,677.00      1,358.60        734.80      1,380.60      1,107.80
    -- Refinancing..............         0.00          0.00          0.00          0.00          0.00          0.00         10.46
    -- Operations...............     1,231.37      1,775.65      1,935.48      1,542.63      1,330.01      1,147.02        941.13
    -- Other....................         0.00          0.00        100.00          0.00          0.00          0.00          0.00

                                   CPA(R):8      CPA(R):9      CPA(R):10
                                  -----------   -----------   -----------
Dollar Amount Raised............  $67,749,000   $59,990,000   $72,050,000
Number of Properties
  Purchased.....................           47            33            70
Date of Closing of Offering.....      6/30/89       4/30/91       6/17/91
Date of First Sale of
  Property......................      4/15/94        9/5/96      11/10/94
Date of Final Sale of
  Property(1)(2)................       1/1/98        1/1/98        5/1/02
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)......  $    595.28   $    418.85   $    533.00
      -- from operations........         0.00          0.00             0
    Capital Gain (loss).........  $      0.00   $    (15.58)  $     47.00
      -- Other..................  $     (0.21)  $      0.03   $    277.00
Cash Distributions to Investors
  Source (on Gaap basis)
    -- Investment Income........       692.73        467.11        640.97
    -- Return of Capital........     1,480.42      1,281.36        287.91
  Source (on Cash basis)
    -- Sales....................     1,391.00      1,052.60          0.00
    -- Refinancing..............         0.00          0.00          0.00
    -- Operations...............       782.15        695.89        928.88
    -- Other....................         0.00          0.00          0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

(2) Date of merger of CPA(R):10 and CIP(R). Shares of CPA(R):10 were converted to shares of CIP(R)

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 2002

     Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 2000. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.

                                                                 SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                              --------------------------------------------------------------
                                                                                         PURCHASE
                                                                  CASH                    MONEY    ADJUSTMENTS
                                                                RECEIVED     MORTGAGE    MORTGAGE   RESULTING      TOTAL
                                                                 NET OF       BALANCE     TAKEN       FROM        PROCEEDS
                                       DATE       DATE OF       CLOSING       AT TIME    BACK BY   APPLICATION    RECEIVED
             PROPERTY                ACQUIRED       SALE         COSTS        OF SALE    PROGRAM     OF GAAP     FROM SALE
             --------               ----------  ------------  ------------  -----------  --------  -----------  ------------
Formerly Kobacker Stores,
 Inc.(4)..........................   1/17/1979     3/31/2000  $  2,129,875  $         0  $      0     None      $  2,129,875
                                                 & 7/26/2000
Sund Defribrator(5)...............   8/30/1985      5/3/2000       300,000            0         0     None           300,000
Autozone, Inc.(6).................   8/28/1987     8/30/2000       228,693            0         0     None           228,693
Formerly Yellow Front Stores,
 Inc.(7)..........................   1/29/1988     5/28/2000       373,169            0         0     None           373,169
Formerly Harvest Foods, Inc.(8)...   2/21/1992     3/16/2000        50,000            0         0     None            50,000
QMS, Inc.(9)......................   2/19/1997     6/13/2000     9,417,077    5,061,923         0     None        14,479,000
Buffets, Inc.(10).................   9/28/2000     12/4/2000     1,094,340            0         0     None         1,094,340
Builders' Supply and Lumber Co.,
 Inc.(11).........................   6/26/1999                      10,000            0         0     None            10,000
Formerly Kobacker Stores,
 Inc.(12).........................                  1/1/2001
                                                 & 2/12/2001       318,340            0         0     None           318,340
Formerly G.D. Serle & Co.(13).....    9/2/1980      3/2/2001        91,992            0         0     None            91,992
High Voltage Engineering(14)......  11/10/1988      3/5/2001     5,739,576            0         0     None         5,739,576
Formerly G.D. Serle & Co. (15)....    1/5/1981     3/23/2001       120,743            0         0     None           120,743
BAE Systems, Inc.(16).............   9/29/1997      5/1/2001    30,497,865            0         0     None        30,497,865
Formerly Harvest Foods,
 Inc.(17).........................   2/21/1992      6/5/2001     1,218,322            0         0     None         1,218,322
Formerly Yale Industrial Products,
 Inc(18)..........................  12/30/1983     7/20/2001     9,365,572            0         0     None         9,365,572
Benjamin Ansehl Company(19).......  11/24/1998     8/15/2001             0    2,903,486         0     None         2,903,486
Formerly Color Tile, Inc.(20).....   10/1/1980     9/25/2001       985,286            0         0     None           985,286
Wal-Mart Stores, Inc.(21).........  12/19/1991     9/29/2001     2,922,102   11,969,762         0     None        14,891,864
Formerly Yellow Front Stores,
 Inc.(22).........................   1/29/1988     1/18/2001
                                                   1/10/2001
                                                & 11/21/2001     2,800,150            0   700,000     None         3,500,150
Formerly Gould, Inc. (23).........  12/23/1985     1/17/2002     3,318,858            0         0     None         3,318,858
General Cinema Corporation(24)....   7/31/1986     1/18/2002     2,188,383            0         0     None         2,188,383
Formerly Emerson Electric
 Company(25)......................    4/9/1981     2/26/2002     3,326,564            0         0     None         3,326,564
Formerly Yellow Front Stores, Inc.
 (26).............................   1/29/1988     4/12/2002     1,618,938            0         0     None         1,619,047
                                                   5/31/2002
                                                  10/24/2002
Formerly DeVlieg Bullard,
 Inc.(27).........................    4/3/1986     5/30/2002       524,270            0         0     None           524,270
Affiliated Foods Southwest,
 Inc.(28).........................   2/21/1992     5/31/2002       297,452            0         0     None           297,452
Formerly Knudsen
 Corporation(29)..................    6/1/1983     6/20/2002    24,000,000            0         0     None        24,000,000
Atrium Companies Inc.(30).........  11/18/1999     6/21/2002     3,524,768    1,987,192         0     None         3,524,768
Formerly Furon Company(31)........   1/29/1990      7/1/2002    15,174,260   10,750,605         0     None        15,174,260
Formerly NVRyan LP(32)............   3/31/1989      7/1/2002       650,716            0         0     None           650,716
Formerly Landmark Hotel
 Corporation(33)..................   1/30/1986     8/14/2002     2,878,267            0         0     None         2,878,267
Formerly ARC Automation Services,
 Inc.(34).........................  10/20/1983     10/1/2002       835,109            0         0     None           835,109
Waban Inc.(35)....................   6/29/1993     12/5/2002       803,433    5,939,818         0     None         6,743,251
                                                              ------------  -----------  --------               ------------
                                                              $126,804,120  $38,612,786  $700,000       --      $153,379,218
                                                              ============  ===========  ========               ============

                                          COST OF PROPERTIES INCLUDING
                                           CLOSING AND SOFT COSTS(1)
                                    ----------------------------------------
                                                                   TOTAL
                                                                ACQUISITION        EXCESS
                                                                   COST,        (DEFICIENCY)
                                                                  CAPITAL       OF OPERATING
                                     ORIGINAL      ORIGINAL     IMPROVEMENT     RECEIPTS OVER
                                      EQUITY       MORTGAGE     CLOSING AND         CASH
             PROPERTY               INVESTMENT     FINANCING     SOFT COSTS    EXPENDITURES(2)
             --------               -----------   -----------   ------------   ---------------
Formerly Kobacker Stores,
 Inc.(4)..........................  $   971,275   $ 1,327,055   $  2,298,330    $  1,305,828
Sund Defribrator(5)...............      750,000       379,040      1,129,040       1,116,315
Autozone, Inc.(6).................      207,903             0        207,903         283,593
Formerly Yellow Front Stores,
 Inc.(7)..........................      217,731       301,500        519,231         265,278
Formerly Harvest Foods, Inc.(8)...      336,515       522,449        858,964          83,261
QMS, Inc.(9)......................    6,674,000     7,200,000     13,874,000       2,658,362
Buffets, Inc.(10).................    1,100,000             0      1,100,000               0(3)
Builders' Supply and Lumber Co.,
 Inc.(11).........................      275,109             0        275,109               0(3)
Formerly Kobacker Stores,
 Inc.(12).........................
                                        163,010       222,721        385,731         190,854
Formerly G.D. Serle & Co.(13).....      227,872             0        227,872         304,569
High Voltage Engineering(14)......    2,100,000     1,950,000      4,050,000       5,251,866
Formerly G.D. Serle & Co. (15)....      204,168             0        204,168         509,474
BAE Systems, Inc.(16).............   21,376,106             0     21,376,106       4,758,026
Formerly Harvest Foods,
 Inc.(17).........................      533,137       827,712      1,360,849         124,888
Formerly Yale Industrial Products,
 Inc(18)..........................    2,500,000     3,000,000      5,500,000      10,985,738
Benjamin Ansehl Company(19).......    2,921,000     3,100,000      6,021,000         758,744
Formerly Color Tile, Inc.(20).....      632,652             0        632,652         606,493
Wal-Mart Stores, Inc.(21).........      344,450    15,000,000     15,344,450       2,735,318
Formerly Yellow Front Stores,
 Inc.(22).........................
                                      1,449,917     1,999,279      3,449,196       2,721,050
Formerly Gould, Inc. (23).........    4,379,455             0      4,379,455       5,196,148
General Cinema Corporation(24)....    4,330,000             0      4,330,000       2,837,626
Formerly Emerson Electric
 Company(25)......................    3,264,862             0      3,264,862       6,574,057
Formerly Yellow Front Stores, Inc.
 (26).............................    1,049,538     1,447,200      2,496,738       1,724,745
Formerly DeVlieg Bullard,
 Inc.(27).........................      337,347       621,837        959,184               0(3)
Affiliated Foods Southwest,
 Inc.(28).........................      136,589       213,411        350,000         182,055
Formerly Knudsen
 Corporation(29)..................    6,212,173     5,516,550     11,728,723      26,336,912
Atrium Companies Inc.(30).........    1,182,144     2,009,263      3,191,407         245,592
Formerly Furon Company(31)........    9,292,552    14,000,000     23,292,552      22,151,762
Formerly NVRyan LP(32)............      473,580       701,600      1,175,180         681,396
Formerly Landmark Hotel
 Corporation(33)..................    1,000,000     7,500,000      8,500,000       8,747,993
Formerly ARC Automation Services,
 Inc.(34).........................      854,549       872,685      1,727,234       1,246,743
Waban Inc.(35)....................    2,750,000     7,000,000      9,750,000       1,044,945
                                    -----------   -----------   ------------    ------------
                                    $78,247,634   $75,712,302   $153,959,936    $111,629,631
                                    ===========   ===========   ============    ============

                                   FOOTNOTES

 (1) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs. Original equity investment and mortgage financing includes amounts funded for the initial acquisition plus subsequent capital improvements and costs funded through equity investments.

 (2) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned. No amounts are presented for partial land sales since such amounts are negligible.

 (3) The property sold represents only a portion of the property owned by the program and no receipts or expenses have been separately allocated.

 (4) In January 1979, CPA(R):1 purchased fifteen properties formerly leased to Kobacker Stores, Inc. In January 1998, CPA(R):1 was consolidated with W.P.Carey & Co. LLC. In March 2000, and July 2000, ten of the former Kobacker stores were sold, for approximately $2,443,000 with the company realizing a loss on sale of approximately, $455,000.

 (5) In August 1985, CPA(R):5 purchased several properties formerly leased to Industrial General Corp. In January 1998, CPA(R):5 was consolidated with W.P.Carey & Co. LLC and in May 2000, the "Cathage, NY" Property was sold for $300,000 with W.P.Carey & Co. LLC realizing a loss on the sale of $72,583.

 (6) In August 1987, CPA(R):7 purchased seven properties net leased to Autozone, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. On August 30, 2000, the Autozone property in Pensacola, Florida was sold for approximately $229,000 with the company realizing a loss on the sale of approximately, $304,000.

 (7) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master net lease to Yellow Front Stores, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. In May 2000, the Silver City, New Mexico property, formerly net leased to Yellow Front, was sold for approximately $373,000 with the company recognizing a gain on sale of approximately $52,000.

 (8) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In March 2000, the Clarksdale, Mississippi property was sold for approximately $50,000. The property had formerly been written down to its net realizable value, with CPA(R):10 and CIP(R) recognizing a gain on sale of approximately $24,250 and $24,269, respectively.

 (9) In February 1997 CPA(R):12 purchased a property in Mobile, Alabama net leased to QMS, Inc. On June 13, 2000, the property was sold for approximately $14,479,000 and CPA(R):12 recognized a gain on sale of $1,212,886.

(10) In September 2000, CPA(R):14 purchased a property in Eagan, Minnesota. In December 2000, approximately 10 acres of excess land at that property were sold for $1,094,340 with CPA(R):14 realizing a loss on sale of $38,490.

(11) In June 1999, CPA(R):14 purchased a property in Harrisburg, North Carolina. In December 2000, approximately 9 acres of excess land at the property were sold for $10,000 with CPA(R):14 realizing a loss on sale of $265,409.

(12) In January 1979, CPA(R):1 purchased fifteen properties formerly leased to Kobacker Stores, Inc. In January 1998, CPA(R):1 was consolidated with W.P.Carey & Co. LLC. In January 2001 and February 2001, two of the former Kobacker stores were sold for $370,500. The properties had formerly been written down to their respective sales price.

(13) In September 1980, CPA(R):2 purchased a property formerly leased to G.D. Serle & Co. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co. LLC. On March 2, 2001, the G.D. Serle property in Greensboro, North Carolina was sold, for $100,000 with W.P.Carey & Co. LLC realizing a gain on sale of $1,010.

(14) In November 1988, CPA(R):8 purchased a property in Sterling, Massachusetts and net leased it to High Voltage Engineering Corporation. In January 1998, CPA(R):5 was consolidated with

     W.P.Carey & Co. LLC. On March 5, 2001, the High Voltage Engineering Corporation property was sold for approximately $5,731,000, with W.P.Carey & Co. LLC realizing a gain on sale of approximately $42,000.

(15) In January 1981, CPA(R):2 purchased a property formerly leased to G.D. Serle & Co. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co. LLC. On March 23, 2001, the G.D. Serle property in New Orleans, Louisiana was sold, for $122,300 with W.P.Carey & Co. LLC realizing a gain on sale of $743.

(16) In September 1997, CPA(R):12 purchased a property in San Diego, California and assumed an existing net lease with BAE Systems, Inc., formerly GDE Systems, Inc. On May 1, 2001, the property was sold for $30,497,865, net of transaction costs, with CPA(R):12 realizing a gain on sale of $8,863,709. The funds were held by an intermediary in an escrow account for the purpose of entering into a Section 1031 noncash exchange, which under the Internal Revenue Code, allowed CPA(R):12 to acquire like-kind real properties within a stated period in order to defer a taxable gain of approximately $9,800,000. The noncash exchange was completed in 2001.

(17) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In June 2001, the Texarkana, Arkansas property was sold for $1,218,322. The property had formerly been written down to its net realizable value, with CPA(R):10 and CIP(R) recognizing a loss on sale of $38,420 each.

(18) In December 1983, CPA(R):5 purchased a property formerly leased to Yale Industrial Products, Inc. In January 1998, CPA(R):5 was consolidated with W.P.Carey & Co. LLC. On July 20, 2001, the Yale Industrial Products, Inc. property in Forest City, Arkansas was sold for approximately $9,400,000 with W.P.Carey & Co. LLC realizing a gain on sale of approximately $304,000.

(19) In November 1998, CPA(R):14 purchased a property in St. Louis, Missouri and entered into a net lease with the Benjamin Ansehl Company. During 2000, Benjamin Ansehl filed a petition of bankruptcy, and subsequently vacated the property. Due to the expected termination of the lease, CPA(R):14 incurred an impairment loss of $2,462,400 in 2000. In August 2001, CPA(R):14 sold the property for $2,903,486 and recognized a loss on sale of $346,482.

(20) In October 1980, CPA(R):2 purchased a property formerly leased to Color Tile, Inc. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co. LLC. On September 25, 2001, the Color Tile property in Canton, Ohio was sold, for $1,070,000 with W.P.Carey & Co. LLC realizing a gain on sale of $801,469.

(21) In December 1991, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased six retail stores and entered into a net lease with Wal-Mart Stores, Inc. In September 2001, CPA(R):10 and CIP(R) sold the six retail properties for $14,891,864 and realized a gain on sale of $1,086,755 each.

(22) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master net lease to Yellow Front Stores, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. In January 2001, and November 2001, three of the properties, formerly net leased to Yellow Front Stores, Inc. properties were sold for $3,500,000, with W.P.Carey & Co. LLC recognizing a gain on sale of $411,000.

(23) In December 1985, CPA(R):6 purchased a property in Urbana, Illinois formerly net leased it to Gould, Inc. In January 1998, CPA(R):6 was consolidated with W.P.Carey & Co. LLC. In January 2002, the property, formerly net leased to Gould, Inc. was sold for $3,600,000 with W.P.Carey & Co. LLC realizing a gain on sale of $756,876.

(24) In July 1986, CPA(R):6 purchased a property in Burnsville, Minnesota and net leased it to General Cinema Corporation. In January 1998, CPA(R):6 was consolidated with W.P.Carey & Co. LLC. In January 2002, the General Cinema Corporation was sold for $2,200,000 with W.P.Carey & Co. LLC realizing a loss on sale of $7,496.

(25) In April 1981, CPA(R):2 purchased a property in Maumelle, Arizona formerly net leased it to Emerson Electric Company. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co.

     LLC. In February 2002, the property formerly net leased to Emerson Electric Company was sold, for $3,600,000 with W.P.Carey & Co. LLC realizing a gain on sale of $399,854.

(26) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master lease to Yellow Front Store, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. In April, May and October, 2002, three properties formerly net leased to Yellow Front Stores, Inc. were sold for $1,785,000 with W.P.Carey & Co. LLC realizing a loss on sale of $27,789.

(27) In April 1986, CPA(R):5 purchased properties formerly net leased to DeVlieg Bullard, Inc. in McMinville, Tennessee. In January 1998, CPA(R):5 and CPA(R):6 were consolidated with W.P.Carey & Co. LLC. In May 2002, one of the properties formerly net leased to DeVlieg Bullard, Inc. was sold for $500,000 with no gain or (loss) realized by W.P.Carey & Co. LLC.

(28) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In May 2002, the Little Rock, Arkansas property was sold for $297,452 and a gain on sale of $8,874 was recognized.

(29) In June 1983, CPA(R):3 and CPA(R):4 purchased a property formerly net leased to Knudsen Corporation in Los Angeles, California. In January 1998, CPA(R):3 and CPA(R):4 were consolidated with W.P.Carey & Co. LLC. In June 2002, the property formerly net leased to Knudsen Corporation was sold for $24,000,000 with W.P.Carey & Co. LLC realizing a gain on sale of $11,160,305.

(30) In November 1999, CPA(R):14 purchased properties in Dallas and Greenville, Texas leased to Atrium Companies, Inc. In June 2002, CPA(R):14 sold one of the Greenville, Texas properties and recognized a gain on sale of $333,361.

(31) In January 1990, CPA(R):8 and CPA(R):9 purchased several properties formerly net leased under a master lease with Furon Company. In January 1998, CPA(R):8 and CPA(R):9 were consolidated with W.P.Carey & Co. LLC. In July 2002, the property formerly net leased to Furon Company was sold, for $26,000,000 with W.P.Carey & Co. LLC realizing a gain on sale of $1,797,730.

(32) In March 1989, CPA(R):7 and CPA(R):8 purchased a property formerly net leased to NVRyan, L.P. in Fredricksburg, Virginia. In January 1998, CPA(R):7 and CPA(R):8 were consolidated with W.P.Carey & Co. LLC. In June 2002, the property formerly net leased to NVRyan, L.P. was sold for $700,000 with W.P.Carey & Co. LLC realizing a loss on sale of $7,550.

(33) In January 1986, CPA(R):5 and CPA(R):6 purchased a property formerly net leased to Landmark Hotel Corporation. in Petoskey, Michigan. In January 1998, CPA(R):5 and CPA(R):6 were consolidated with W.P.Carey & Co. LLC. In August 2002, the property formerly net leased to Landmark Hotel Corporation was sold for $2,990,000 with W.P.Carey & Co. LLC realizing a gain on sale of $612,860.

(34) In October 1983, CPA(R):4 purchased a property formerly net leased to ARC Automation Services, Inc. in College Station, Texas. In January 1998, CPA(R):4 was consolidated with W.P.Carey & Co. LLC. On October 2002, a portion of the property formerly net leased to ARC Automation Services, Inc. was sold for $843,825 with W.P.Carey & Co. LLC realizing a loss on sale of $4,722.

(35) In June 1993, CIP(R) purchased land and a warehouse retail store in East Farmingdale, New York formerly leased to Waban Inc. During 2001, in connection with the proposed sale, the property was written down to its estimated fair value and an impairment charge of $2,300,000 was recognized. In December 2002, the property was sold for $6,743,251 and CIP(R) recognized a loss on sale of $167,403.

(CPA 16 GLOBAL LOGO)

                          INSTRUCTIONS FOR COMPLETION
                        OF CPA(R):16 - GLOBAL ORDER FORM

        INSTRUCTIONS TO INVESTORS
--------
                                   ---------------------------------------------
     YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     ITEM 1 Indicate the number of shares you are purchasing (200 Shares is the minimum) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     ITEM 2 If you will consider making an additional investment in this offering.

     ITEM 3 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     ITEM 4 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     ITEM 5 SHAREHOLDER REPORT ADDRESS: If you would like duplicate copies of shareholder reports sent to an address other than listed in Item 4, please complete this section.

     ITEM 6  Provide distribution payment preference.

     ITEM 7 You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.


     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the title and signature pages of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporate resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.


        INSTRUCTIONS TO BROKERS
--------

                          ---------------------------------------------
     Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.


     Please send check(s) payable to "Deutsche Bank Trust Company Americas, as Escrow Agent" and completed Order Form(s) to Deutsche Bank Trust Company Americas, Corporate Trust and Agency Services, 60 Wall Street, 27(th) Floor, New York, NY 10004.



     For wiring instructions, contact Corporate Trust and Agency Services at
Deutsche Bank Trust Company Americas, at 212-        prior to wiring funds.

(CPA 16 GLOBAL LOGO)

                                       CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL
                                                                      ORDER FORM

       The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 4 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him),
   (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding, (iii) he is purchasing the shares for his own account or in a fiduciary capacity, and (iv) he acknowledges that the shares are not liquid [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 4 BELOW HAS BEEN CHECKED].

1.        INVESTMENT
--------------------------------------------------------------------------------


     This is an (check one):  [ ] Initial Investment
                              [ ] Additional
                                  Investment in this
                                  offering
     MAKE INVESTMENT CHECK PAYABLE TO: DEUTSCHE BANK
     TRUST COMPANY AMERICAS, AS ESCROW AGENT

                                          $

    --------------------         -------------------
    Number of Shares --           Dollar Amount of
          minimum 200                Investment
                                 ($10.00 per share)

                                                           [ ] Check this box if you have agreed with your broker-dealer or
                                                               Registered Investment Adviser to purchase shares net of
                                                               commission. Investors electing this option are required to pay $9.35 per share.

                                                                                                             $
                                                           ---------------------------          ----------------------------
                                                           Number of Shares -- minimum          Dollar Amount of Investment
                                                                        200                          ($9.35 per share)



2.        ADDITIONAL INVESTMENTS
--------------------------------------------------------------------------------

   Please check if you plan to make additional investments in the Company: [ ] [If additional investments are made please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $20. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations therein.]

3.        FORM OF OWNERSHIP -- Mark only one box
--------------------------------------------------------------------------------


    [ ] IRA                                                            [ ] INDIVIDUAL
    [ ] KEOGH                                                          [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
    [ ] PENSION OR PROFIT SHARING PLAN                                  (In Item 7, both signatures must appear)
     [ ] TAXABLE  [ ] EXEMPT UNDER sec.501A                            [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
    [ ] SIMPLIFIED EMPLOYEE PENSION / TRUST (S.E.P.)                    (In Item 7, both signatures must appear)
    [ ] TRUST  [ ] TAXABLE  [ ] GRANTOR A or B                         [ ] TENANTS IN COMMON
     (Signature and title pages of Trust Agreement must be             [ ] A MARRIED PERSON SEPARATE PROPERTY
    enclosed)                                                           (In Item 7, only one signature must appear)
                                                                       [ ] CUSTODIAN
     Trustee name(s)                                                    Custodian for
     ---------------------------------------------                     ------------------------------------------------
                                                                        Under the [ ] Uniform Gift to Minors Act of the State of
     For the Benefit of                                                 ----
     --------------------------------------------                                 [ ] Uniform Transfers to Minors Act of the State
                                                                        of----
     Trust Date                                                        [ ] CORPORATION OR PARTNERSHIP
     ---------------------------------------------------                (Corporate Resolution or Partnership Agreement MUST be
    [ ] ESTATE                                                          enclosed)
    [ ] CHARITABLE REMAINDER TRUST
    [ ] NON-PROFIT ORGANIZATION
    [ ] TRANSFER ON DEATH (TOD)----------------------------
     (Please complete enclosed TOD Form to effect designation)

4.        INVESTOR INFORMATION
--------------------------------------------------------------------------------

   Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable.

                                                                                      Investor Social
                                                                                      Security Number
                                                                                      -       -

    Name
                        ------------------------------------------------------------  --------------------
                                                                                      Joint Investor's
                                                                                      Social Security
                                                                                      Number
    Name of                                                                           -       -
    Joint Investor
                        ------------------------------------------------------------  --------------------
                                                                                      Taxpayer ID Number
                                                                                      -
    Address
                        ------------------------------------------------------------  --------------------
                                                                                      Zip
    City                                                                              Code --------------
                        ------------------------------ State --------------
    Investor e-mail
    address (optional)
                        ----------------------------------------------------------------------------------

    Investor's Account Number with Broker Dealer or Registered Investment Adviser (if any):
    ------------------------------------------------------------------------------------------------------

    [ ] Check this box if you are a U.S. person                        [ ] Check this box if you are a U.S. citizen residing
    [ ] Check this box if you are a non-resident alien                 outside the U.S.
                                                                       [ ] Check this box if you are subject to backup withholding

5.        SHAREHOLDER REPORT ADDRESS
------ -------------------------------------------------------------------------

   If you are investing through a Trust, IRA or KEOGH, please complete this section.

    Address
             --------------------------------------------------------------------------------------------------------
             --------------------------------------------------------------------------------------------------------
    City                           State                                       Zip Code
             --------------------                ---------------------------             ---------------------------

6.        DISTRIBUTION PAYMENT OPTIONS
------  ------------------------------------------------------------------------

   Complete this section only to enroll in Distribution Reinvestment or to direct distribution payments to a party other than indicated in Section 4. Choose Option a, b or c.

   6a. DISTRIBUTION REINVESTMENT Check the applicable box to participate in the Distribution Reinvestment Plan: 100% [ ] Other [ ] ----- %

   6b. ALTERNATE PAYEE(S) (Non-Qualified Investors Only) Please indicate the address(es) to which distributions should be mailed. Distributions may be split on a percentage basis, between a maximum of two (2) payees.
   * Percentage amount must equal 100%.


    Destination                                                      Destination
      1:                        %*                                   2:                          %*
                  ------------                                                     ------------

    Company                                                          Company
                  ------------------------------------------------                 ------------------------------------------------

    Address                                                          Address
                  ------------------------------------------------                 ------------------------------------------------

                  ------------------------------------------------                 ------------------------------------------------

    City                                                             City
                  ------------------------------------------------                 ------------------------------------------------

    State                       Zip Code                             State                       Zip Code
                  ------------            -------------------------                ------------            -------------------------

    Account number (if any)                                          Account number (if any)
                                -----------------------------------                              -----------------------------------

    Account name                                                     Account name
                  ------------------------------------------------                 ------------------------------------------------

   6c. AUTOMATIC DEPOSITS Please include a voided check or savings deposit slip. (Non-Qualified Investors Only)

   I authorize Comerica Bank to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA(R):16 - Global Investor Relations Department or Phoenix American, the transfer agent for CPA(R):16 - Global, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.


    Financial Institution Name and Address:
                                             -------------------------------------------------------------------------------------

                                             -------------------------------------------------------------------------------------

                                             -------------------------------------------------------------------------------------
    Account Type (check one):                [ ] Checking    [ ] Savings    [ ] Other



    Account Number ---------------------------------------- Bank ABA Routing Number ----------------------------------------

7.        SIGNATURE OF INVESTOR(S)
------
--------------------------------------------------------------------------------

   Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

                                                                                  JOINT
                                                                       INVESTOR  INVESTOR
                                                                       --------  --------
    (a)  I have received the Prospectus                                  ---       ---
                                                                       Initials  Initials

    (b)  I have (i) a net worth (exclusive of home furnishings and automobiles) of at least $150,000 or more, or; (ii) a net
         worth (as described above) of at least $45,000 and had
         during the last two years or estimate that I will have
         during the current tax year a minimum of $45,000 annual
         gross income, or that I meet the higher suitability
         requirements imposed by my state of primary residence as set    ---       ---
         forth in the prospectus under "Suitability Standards."        Initials  Initials

    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE
    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE

8.        BROKER/DEALER INFORMATION
------
     ---------------------------------------------------------------------------

   The Financial Advisor or Registered Investment Adviser (RIA) must sign below to complete order. Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's residence.


    Licensed Firm Name
                               ------------------------------------------------------------------------

    Advisor Name
                               ------------------------------------------------------------------------

    Advisor Mailing Address
                               ------------------------------------------------------------------------

    City                                          State                     Zip Code
                               -----------------         -----------------            -----------------

    Advisor Number                                       Telephone Number
                                                                            ---------------------------
                               ------------------------

    e-mail address (optional)
                               ------------------------------------------------------------------------

   [ ] REGISTERED INVESTMENT ADVISER (RIA) CHECK HERE. This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

   The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor;
   (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

    ------------------------------------------------------------  ---------------------------
    ADVISOR SIGNATURE                                             DATE

       ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR   5/20/03
                         REGISTRATION CANNOT BE PROCESSED.

------------------------------------------------------------

------------------------------------------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Suitability Standards......................    1
Prospectus Summary.........................    4
Risk Factors...............................   15
Estimated Use of Proceeds..................   24
Management Compensation....................   26
Conflicts of Interest......................   36
Prior Offerings by Affiliates..............   39
Management.................................   47
Investment Objectives, Procedures and
  Policies.................................   59
Holders of Shares of the Company...........   70
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   71
Description of the Properties..............   75
United States Federal Income Tax
  Considerations...........................   76
ERISA Considerations.......................   89
Description of Shares......................   93
The Offering...............................  101
Reports to Shareholders....................  106
Legal Opinions.............................  106
Experts....................................  106
Sales Literature...........................  106
Further Information........................  107
Financial Statements.......................  F-1
Prior Performance Tables...................  A-1
Order Form.................................  B-1

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CPA(R):16 - GLOBAL SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                                  [WPCAREY LOGO]

[CPA LOGO]
CORPORATE PROPERTY
ASSOCIATES 16 - GLOBAL
Incorporated
A Maximum of 110,000,000 Shares of Common Stock

                                   PROSPECTUS
                          CAREY FINANCIAL CORPORATION
------------------------------------------------------------
------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................  $  129,440
NASD filing fee.............................................      30,500
Legal fees and expenses.....................................     250,000
Printing and engraving......................................     750,000
Accounting fees and expenses................................     175,000
Blue sky expenses...........................................     170,000
Escrow and transfer agents' fees and expenses...............     390,000
Advertising and sales literature............................   1,700,000
Miscellaneous...............................................   1,500,000(1)
                                                              ----------
TOTAL.......................................................  $5,094,940
                                                              ==========

(1) Estimated. This amount includes wholesaling expense reimbursements and other expense reimbursements for sales seminars, sales incentives and due diligence expense reimbursements.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     In June 2003, Carey Asset Management Corp. purchased 20,000 shares of our common stock for $200,000 cash. Since this transaction was not considered to have involved a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended, the shares issued were deemed to be exempt from registration. In acquiring our shares, W. P. Carey & Co. LLC represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

ITEM 34.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors, W. P. Carey & Co. and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, W. P. Carey & Co. or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, W. P. Carey & Co. or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors (excluding independent directors), W. P. Carey& Co. or their affiliates; and

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless W. P. Carey & Co. and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF CPA(R):16 - GLOBAL

          The following financial statement is filed as part of this Registration Statement:

        Balance Sheet, September 30, 2003

        Notes to Balance Sheet

     (b) Exhibits


EXHIBIT NO                              EXHIBIT
----------                              -------
    3.1(1)    Articles of Incorporation of CPA(R):16 - Global
    3.2(1)    Bylaws of CPA(R):16 - Global
    4.1(1)    2003 Distribution Reinvestment and Stock Purchase Plan
    5.1(1)    Form of Opinion of Reed Smith LLP as to legality of
              securities issued
    8.1(1)    Form of Opinion of Reed Smith LLP as to certain tax matters
    8.2(1)    Form of Opinion of Reed Smith LLP as to certain ERISA
              matters
   10.1       Form of Selected-Dealer Agreement
   10.2       Form of Escrow Agreement
   10.3       Form of Selected Investment Advisor Agreement
   10.4       Form of Sales Agency Agreement
   10.5       Advisory Agreement
   10.6(1)    Form of Wholesaling Agreement
   21.1(1)    Subsidiaries of the Registrant
   23.1       Consent of PricewaterhouseCoopers LLP
   99.1(1)    Consent of Ibbotson Associates, Inc.


---------------

(1) Previously filed.

                               TABLE VI (1 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                                            GROSS
                                                                                          LEASABLE               ORIGINAL
                                                     TYPE OF                                SPACE     DATE OF    MORTGAGE
OCCUPANT/GUARANTOR                                   PROPERTY            LOCATION         (SQ. FT.)   PURCHASE   FINANCING
------------------                                --------------  ----------------------  ---------   --------  -----------
Acquisition of Properties by CIP(R)
ISA International PLC...........................  Office/Research Bradford,                 41,432      3/7/00    4,101,000
                                                                  West Yorkshire,
                                                                  United Kingdom
UTI Holdings, Inc...............................  Technical       Glendale Heights, IL      38,143     9/29/00
                                                  Training
                                                  Institute
Societe Hoteliere Tourisme Grand Noble(7).......  Hotel           Toulouse, France          42,000    10/21/00    8,531,258
Acquisition of Properties by CPA(R):12
Galyan's Trading Company........................  Retail/Service  Fairfax, VA;             197,245     6/29/00   16,588,659
                                                                  Lombard, IL
Rave Reviews Cinemas, LLC.......................  Theater         Hickory Creek, TX         59,126     12/7/00
Special Devices, Inc.(3)........................  Industrial and  Mesa, AZ and Moorpark,   249,275      6/5/01   21,950,000
                                                  manufacturing   CA
                                                  facilities
Jen-Coat, Inc...................................  Manufacturing   Westfield, MA            377,500     8/15/01    7,150,000
                                                  and warehouse
                                                  facility
Orbseal, LLC....................................  Industrial and  Richmond, MO             266,585     9/28/01    6,175,000
                                                  manufacturing
                                                  facility
Acquisition of Properties by CPA(R):14
West Union Corporation..........................  Office/Research Tempe, AZ                 16,922     1/12/00  $ 3,300,000
Barjan Products LLC.............................  Office/         Rock Island, IL          241,950      2/3/00
                                                  Warehouse
Stellex Technologies, Inc.......................  Industrial/     North Amityville, NY     281,889     2/29/00
                                                  Manufacturing   Valencia, CA
Applied Power, Inc..............................  Manufacturing/  Morton, IN;              803,101     5/30/00   17,500,000
                                                  Distribution    Champlin, MN;
                                                                  Robinsville, NJ;
                                                                  Radford, VA;
                                                                  North Salt Lake
                                                                  City, UT
Langeveld International, Inc....................  Distribution/   Lakewood, NJ             220,520     6/29/00    6,660,000
                                                  Warehouse
Galyan's Trading Company........................  Retail/Services Kennesaw, GA;            401,252     6/29/00   19,698,161
                                                                  Leawood, KS;
                                                                  Plainfield, IN
Celestica, Inc..................................  Manufacturing/  Rochester, MN            200,000     8/14/00   12,500,000
                                                  Distribution
PCS Health Systems, Inc.........................  Office/Research Scottsdale, AZ           354,888     9/21/00   24,700,000

                                                                   CONTRACT
                                                                PURCHASE PRICE
                                                   CASH DOWN         PLUS         OTHER CASH         OTHER
                                                   PAYMENT-      ACQUISITION     EXPENDITURES     CAPITALIZED     TOTAL COST
OCCUPANT/GUARANTOR                                  EQUITY         FEES(1)         EXPENSED     EXPENDITURES(2)   OF PROPERTY
------------------                                -----------   --------------   ------------   ---------------   -----------
Acquisition of Properties by CIP(R)
ISA International PLC...........................    2,036,000      6,137,000                                      $ 6,137,000
UTI Holdings, Inc...............................    3,308,331      3,308,331                         68,632         3,376,963
Societe Hoteliere Tourisme Grand Noble(7).......    4,554,528     13,085,786                        494,360        13,580,146
Acquisition of Properties by CPA(R):12
Galyan's Trading Company........................    7,673,003     24,261,662                                       24,261,662
Rave Reviews Cinemas, LLC.......................    6,936,372      6,936,372                                        6,936,372
Special Devices, Inc.(3)........................   15,951,790     37,901,790                                       37,901,790
Jen-Coat, Inc...................................    4,370,772     11,520,772                                       11,520,772
Orbseal, LLC....................................    3,693,620      9,868,620                                        9,868,620
Acquisition of Properties by CPA(R):14
West Union Corporation..........................  $ 2,209,880      5,509,880                                        5,509,880
Barjan Products LLC.............................   11,779,545     11,779,545                        552,506        12,332,051
Stellex Technologies, Inc.......................   19,347,892     19,347,892                                       19,347,892
Applied Power, Inc..............................   11,938,868     29,438,868                                       29,438,868
Langeveld International, Inc....................    1,620,507      8,280,507                        130,401         8,410,908
Galyan's Trading Company........................   13,892,279     33,590,440                        222,513        33,812,953
Celestica, Inc..................................    8,463,010     20,963,010                        603,034        21,566,044
PCS Health Systems, Inc.........................   15,314,917     40,014,917                                       40,014,917

                               TABLE VI (2 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                                            GROSS
                                                                                          LEASABLE               ORIGINAL
                                                      TYPE OF                               SPACE     DATE OF    MORTGAGE
OCCUPANT/GUARANTOR                                   PROPERTY            LOCATION         (SQ. FT.)   PURCHASE   FINANCING
------------------                                ---------------  ---------------------  ---------   --------  -----------
Transcore Holdings, Inc.........................  Industrial/      Albuquerque, NM          74,747     9/25/00    3,500,000
                                                  Manufacturing
Lennar Corporation..............................  Office/Research  Houston, TX              52,144     9/26/00    5,000,000
Buffets, Inc....................................  Office/Research  Eagan, MN                99,342     9/28/00   11,785,000
Earle M. Jorgensen Company......................  Distribution/    Kansas City, MO         120,845     9/29/00    3,800,000
                                                  Warehouse
Institutional Jobbers Company...................  Distribution/    Johnson City, TN;       411,417     10/6/00   13,416,187
                                                  Warehouse        Valdosta, GA
Towne Air Freight, Inc..........................  Distribution/    Elk Grove Village, IL    48,672    10/30/00    4,800,000
                                                  Warehouse
Meridian Automotive Systems, Inc................  Industrial/      Salisbury, NC           333,830    11/16/00    7,316,265
                                                  Manufacturing
Newpark Resources, Inc..........................  Office           Lafayette, LA            34,893     12/1/00
Rave Reviews Cinemas, LLC.......................  Theater          Pensacola, FL           112,020     12/7/00
                                                                   Port St. Lucie, FL
Bon-Ton Department Stores, Inc..................  Retail/Services  York, PA                301,337    12/27/00    7,475,000
Metaldyne Company LLC...........................  Office/Research, Plymouth, MI;           534,500    12/27/00   16,700,000
                                                  Industrial and   Rome, GA;                           6/22/01
                                                  manufacturing    Niles, IL;                              and
                                                  facilities       Twinsburg and                       8/15/01
                                                                   Solon, OH
Fitness Holdings, Inc...........................  Health Clubs     Salt Lake City, UT;      75,283    12/28/00    3,800,000
                                                                   St. Charles, MO
BLP Group PLC...................................  Manufacturing    Doncaster,              351,515      1/9/01    5,689,740
                                                  and              South Yorkshire,
                                                  distribution     United Kingdom
                                                  facility
Gibson Guitar Corp. ............................  Manufacturing    Nashville, TN;          336,721     3/19/01   12,075,541
                                                  and              Elgin, IL and
                                                  distribution     Bozeman, MT
                                                  facilities
Nexpak Corporation..............................  Distribution     Duluth, GA              221,374     3/28/01    7,900,000
                                                  and
                                                  warehouse
                                                  facility
Waddington North America, Inc. .................  Industrial and   Florence, KY;           369,870     4/30/01   11,125,000
                                                  manufacturing    Chelmsford, MA;
                                                  facilities       Lancaster, TX
                                                                   City of Industry, CA
Nexpak Corporation..............................  Distribution     Helmond, Netherlands    173,884     6/29/01    4,499,942
                                                  and
                                                  warehouse
                                                  facility
Gerber Scientific, Inc. ........................  Industrial and   South Windsor           347,500     7/30/01   12,500,000
                                                  manufacturing    and Manchester, CT
                                                  facilities

                                                                   CONTRACT
                                                                PURCHASE PRICE
                                                   CASH DOWN         PLUS         OTHER CASH         OTHER
                                                   PAYMENT-      ACQUISITION     EXPENDITURES     CAPITALIZED     TOTAL COST
OCCUPANT/GUARANTOR                                  EQUITY         FEES(1)         EXPENSED     EXPENDITURES(2)   OF PROPERTY
------------------                                -----------   --------------   ------------   ---------------   -----------
Transcore Holdings, Inc.........................    2,632,831      6,132,831                                        6,132,831
Lennar Corporation..............................    2,329,843      7,329,843                                        7,329,843
Buffets, Inc....................................    7,959,901     19,744,901                                       19,744,901
Earle M. Jorgensen Company......................    2,679,009      6,479,009                                        6,479,009
Institutional Jobbers Company...................    4,533,070     17,949,257                                       17,949,257
Towne Air Freight, Inc..........................    3,476,171      8,276,171                                        8,276,171
Meridian Automotive Systems, Inc................    2,549,406      9,865,671                        474,555        10,340,226
Newpark Resources, Inc..........................    3,664,921      3,664,921                                        3,664,921
Rave Reviews Cinemas, LLC.......................   12,534,419     12,534,419                         46,700        12,581,119
Bon-Ton Department Stores, Inc..................    4,569,785     12,044,785                                       12,044,785
Metaldyne Company LLC...........................   11,269,916     27,969,916                                       27,969,916
Fitness Holdings, Inc...........................    2,624,640      6,424,640                                        6,424,640
BLP Group PLC...................................    2,707,639      8,397,379                                        8,397,379
Gibson Guitar Corp. ............................    9,771,977     21,847,518                                       21,847,518
Nexpak Corporation..............................    5,717,797     13,617,797                                       13,617,797
Waddington North America, Inc. .................    6,699,582     17,824,582                         32,628        17,857,210
Nexpak Corporation..............................      837,300      5,337,242                                        5,337,242
Gerber Scientific, Inc. ........................    7,878,272     20,378,272                                       20,378,272

                               TABLE VI (3 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                                                 GROSS
                                                                                               LEASABLE               ORIGINAL
                                                         TYPE OF                                 SPACE     DATE OF    MORTGAGE
OCCUPANT/GUARANTOR                                      PROPERTY              LOCATION         (SQ. FT.)   PURCHASE  FINANCING
------------------                                  -----------------  ----------------------  ---------   --------  ----------
New Creative Enterprises, Inc.....................  Industrial and     Milford, OH               437,000     9/6/01  10,000,000
                                                    manufacturing
                                                    facility
Collins & Aikman Corporation......................  Industrial and     Albermarle,             1,924,174    9/28/01  17,000,000
                                                    manufacturing      Farmville and
                                                    facilities         Old Fort, NC;
                                                                       Marshall, MI;
                                                                       Holmesville
                                                                       and Springfield, OH
Petsmart, Inc. (4)................................  Retail and         Phoenix, AZ;              946,177   11/28/01  43,125,000
                                                    service            West Lake, CA;
                                                    facilities         Boca Raton,
                                                                       Lake Mary,
                                                                       Sawgrass and
                                                                       Tallahassee, FL;
                                                                       Evanston, IL;
                                                                       Oxon Hill, MD;
                                                                       Braintree, MA;
                                                                       Flint, MI;
                                                                       Fridley, Dallas and
                                                                       Southlake, TX
Atrium Companies, Inc.............................  Industrial/        Welcome, NC and           567,252    12/1/01   9,000,000
                                                    Manufacturing      Murrysville, PA
Nortel Networks, Inc..............................  Office and         Richardson, TX            282,000   12/19/01  30,000,000
                                                    research facility
Builders Firstsource, Inc.(5).....................  Office/ Warehouse  Cincinnati, OH;           389,261   12/20/01   7,600,000
                                                    facilities         Norcross, GA
                                                                       and Elkwood, VA
Lincoln Technical Institute, Inc..................  Retail and         Union, NJ;                158,202   12/28/01   6,300,000
                                                    service            Grand Prairie, TX;
                                                    facilities         Allentown and
                                                                       Philadelphia, PA
PerkinElmer, Inc..................................  Industrial and     Turku, Finland            282,600   12/28/01  18,148,873
                                                    manufacturing
                                                    facility
UTI Holdings, Inc. and Nascar Technical
 Institute........................................  Office             Mooresville, NC           144,995    2/11/02

                                                                    CONTRACT
                                                                 PURCHASE PRICE
                                                    CASH DOWN         PLUS         OTHER CASH         OTHER        TOTAL COST
                                                     PAYMENT-     ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                                    EQUITY        FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                                  ----------   --------------   ------------   ---------------   ----------
New Creative Enterprises, Inc.....................  4,869,110      14,869,110                                      14,869,110
Collins & Aikman Corporation......................  10,454,812     27,454,812                                      27,454,812
Petsmart, Inc. (4)................................  28,717,917     71,842,917                                      71,842,917
Atrium Companies, Inc.............................  7,980,660      16,980,660                                      16,980,660
Nortel Networks, Inc..............................  18,453,608     48,453,608                                      48,453,608
Builders Firstsource, Inc.(5).....................  5,446,716      13,046,716                        (63,003)      12,983,713
Lincoln Technical Institute, Inc..................  3,788,236      10,088,236                                      10,088,236
PerkinElmer, Inc..................................  6,118,587      24,267,460                                      24,267,460
UTI Holdings, Inc. and Nascar Technical
 Institute........................................  10,991,015     10,991,015                        406,644       11,397,659

                               TABLE VI (4 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                              GROSS
                                                                            LEASABLE               ORIGINAL    CASH DOWN
                                       TYPE OF                                SPACE     DATE OF    MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                     PROPERTY            LOCATION         (SQ. FT.)   PURCHASE  FINANCING      EQUITY
------------------                  --------------  ----------------------  ---------   --------  ----------   ----------
PW Eagle, Inc.....................  Warehouse,      Tacoma, WA;             1,079,424    2/28/02   8,200,000   6,048,138
                                    distribution,   West Jordan, UT;
                                    office, and     Perris, CA;
                                    industrial      Eugene, OR
                                    facility
American Tire Distributors, Inc.
 (formerly Heafner Tire Group,
 Inc.)............................  Distribution    Mauldin, SC;              465,588    3/26/02   8,750,000   5,961,675
                                    and Warehouse   Charlotte, NC;
                                                    Lincolnton, NC
Allentown Business School.........  Graduate        Allentown, PA              97,285    5/22/02  12,500,000     486,309
                                    School
Katun Corporation.................  Warehouse,      Davenport, IA;            343,423     7/5/02  19,000,000   10,269,123
                                    distribution,   Bloomington, MN
                                    and office
Katun
 Corporation -- Netherlands.......  Industrial      Gorinchem, NT             133,500     7/5/02   5,466,070     772,594
Trends Clothing Corp..............  Distribution/   Miami, FL                 247,264    7/22/02   8,630,041   6,273,052
                                    warehouse
                                    facility
Federal Express Corporation(8)....  office/research Collenville, TN           390,380    12/8/00  27,000,000   17,287,200
                                    facility
McCoy, Inc.(9)....................  Distribution/   Houston, TX               140,000   12/27/00   4,200,000   1,364,539
                                    Warehouse
Wasatch Summit(10)................  office/research Lindon, UT                 88,221   12/27/00               7,907,498
                                    facility
Acquisition of Properties by
 CPA(R):15
Carrefour France, SAS.............  Warehouse and   Boe, Carpiquet,         3,633,636    3/26/02  68,360,596   22,574,152
                                    distribution    Le Mans,                              7/1/02
                                                    Vendin-le-Vieil,
                                                    Lagnieu,
                                                    Luneville, and
                                                    St. Germain du Puy,
                                                    France
                                                    Lieusaint, France
Tower Automotive, Inc.............  Industrial      Auburn, IN                844,166    4/10/02  12,022,870   8,989,294
                                    facilities      Bluffton, OH
                                                    Milan, TN
Racal Instruments, Inc............  Office          Irvine, CA                 98,631    5/21/02   9,500,000   4,024,797
                                    facility
IntegraColor Ltd..................  Distribution/   Mesquite, TX(3)           358,987    6/14/02   7,080,000   5,276,021
                                    warehouse
                                    facility
Advantis Technologies, Inc........  Office          Alpharetta, GA            191,975    6/25/02   8,500,000   4,589,005
                                    facility
Fleming Companies, Inc............  Distribution/   Tulsa, OK                 757,784    6/28/02  30,000,000   23,886,411
                                    warehouse
                                    facility
Tower Automotive, Inc.............  Industrial      Granite City, IL;       1,047,400    8/10/02  19,878,130   14,848,198
                                                    Clinton Township, MI;
                                                    Kendallville, IN;
                                                    Upper Sandusky, OH

                                       CONTRACT
                                    PURCHASE PRICE
                                         PLUS         OTHER CASH         OTHER        TOTAL COST
                                     ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                     FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                  --------------   ------------   ---------------   ----------
PW Eagle, Inc.....................    14,248,138                                      14,248,138
American Tire Distributors, Inc.
 (formerly Heafner Tire Group,
 Inc.)............................    14,711,675                                      14,711,675
Allentown Business School.........    12,986,309                        371,448       13,357,757
Katun Corporation.................    29,269,123                                      29,269,123
Katun
 Corporation -- Netherlands.......     6,238,664                                       6,238,664
Trends Clothing Corp..............    14,903,093                                      14,903,093
Federal Express Corporation(8)....    44,287,200                                      44,287,200
McCoy, Inc.(9)....................     5,564,539                                       5,564,539
Wasatch Summit(10)................     7,907,498                        333,426        8,240,924
Acquisition of Properties by
 CPA(R):15
Carrefour France, SAS.............    90,934,748                                      90,934,748
Tower Automotive, Inc.............    21,012,164                                      21,012,164
Racal Instruments, Inc............    13,524,797                                      13,524,797
IntegraColor Ltd..................    12,356,021                                      12,356,021
Advantis Technologies, Inc........    13,089,005                                      13,089,005
Fleming Companies, Inc............    53,886,411                                      53,886,411
Tower Automotive, Inc.............    34,726,328                                      34,726,328

                               TABLE VI (5 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                          GROSS
                                                                        LEASABLE               ORIGINAL    CASH DOWN
                                       TYPE OF                            SPACE     DATE OF    MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                     PROPERTY          LOCATION       (SQ. FT.)   PURCHASE  FINANCING      EQUITY
------------------                  --------------  ------------------  ---------   --------  ----------   ----------
Foster Wheeler, LTD...............  Office          Clinton, NJ          292,000     8/16/02  29,185,000   17,833,871
                                    facility
Hologic, Inc.(6)..................  Industrial      Danbury, CT;         269,042     8/19/02               21,624,237
                                    manufacturing   Bedford MA
                                    facility
BE Aerospace, Inc. ...............  Industrial      Miami, FL            188,065     9/12/02  10,500,000   5,010,264
                                    facility
Danka Office Imaging Company......  Office          St. Petersburg,      337,727     9/27/02  12,800,000   11,826,858
                                    facility        FL(3)
Rave Motion Pictures Baton Rouge,
 L.L.C............................  Theater         Baton Rouge, AL       73,000     10/9/02               4,767,250
Overland Storage, Inc. ...........  Office, light   San Diego, CA        158,585    10/15/02  20,000,000   10,121,093
                                    engineering/
                                    warehouse
SSG Precision Optronics, Inc......  Warehouse,      Wilmington, MA       227,685    11/20/02               4,967,653
                                    distribution
                                    and office
                                    facilities
Meadowbrook Meat Company, Inc. ...  Warehouse,      Orlando, FL          575,858    12/31/02  18,000,000   12,415,009
                                    distribution    Macon, GA
                                    and office      Rocky Mount, NC(2)
                                    facilities      Lewisville, TX

                                       CONTRACT
                                    PURCHASE PRICE
                                         PLUS         OTHER CASH         OTHER        TOTAL COST
                                     ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                     FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                  --------------   ------------   ---------------   ----------
Foster Wheeler, LTD...............    47,018,871                                      47,018,871
Hologic, Inc.(6)..................    21,624,237                                      21,624,237
BE Aerospace, Inc. ...............    15,510,264                                      15,510,264
Danka Office Imaging Company......    24,626,858                       (243,437)      24,383,421
Rave Motion Pictures Baton Rouge,
 L.L.C............................     4,767,250                                       4,767,250
Overland Storage, Inc. ...........    30,121,093                                      30,121,093
SSG Precision Optronics, Inc......     4,967,653                                       4,967,653
Meadowbrook Meat Company, Inc. ...    30,415,009                                      30,415,009

                               TABLE VI (6 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                                   GROSS
                                                                                 LEASABLE                 ORIGINAL
                                               TYPE OF                             SPACE     DATE OF      MORTGAGE
OCCUPANT/GUARANTOR                            PROPERTY           LOCATION        (SQ. FT.)   PURCHASE    FINANCING
------------------                          -------------  --------------------  ---------   --------  --------------
Medica-France, S.A.(11)...................  Assisted-living Paris;                 336,766    12/4/02      34,011,560
                                            facilities     Rueil Malmaison;
                                                           Sarcelles;
                                                           Poissy;
                                                           Chatou and
                                                           Rosny sous Bois,
                                                           France
Clear Channel Communications, Inc.(12)....  Office         New York, NY            227,685   12/12/02      85,000,000
                                            facilities
(13)......................................  Warehouse and  Cholet;               4,996,086   12/27/02      86,830,207
                                            distribution   Ploufragan;
                                            facilities     Colomiers;
                                                           Crepy en Vallois;
                                                           Lens;
                                                           Nimes and
                                                           Thuit Hebert, France
TruServ Corporation(14)...................  Warehouse and  Kingman, AZ;          3,443,100   12/31/02      49,104,774
                                            distribution   Springfield, OR;
                                            facilities     Fogelsville, PA;
                                                           Jonesboro, GA;
                                                           Kansas City, MI;
                                                           Woodland, CA;
                                                           Corsicana, TX
                                                                                                       --------------
                                                                                                       $1,015,929,874
                                                                                                       ==============

                                                              CONTRACT
                                                           PURCHASE PRICE
                                             CASH DOWN          PLUS         OTHER CASH         OTHER
                                              PAYMENT-      ACQUISITION     EXPENDITURES     CAPITALIZED       TOTAL COST
OCCUPANT/GUARANTOR                             EQUITY         FEES(1)         EXPENSED     EXPENDITURES(2)    OF PROPERTY
------------------                          ------------   --------------   ------------   ---------------   --------------
Medica-France, S.A.(11)...................     9,248,662       43,260,222                                        43,260,222
Clear Channel Communications, Inc.(12)....    69,710,121      154,710,121                                       154,710,121
(13)......................................    25,712,962      112,543,169                                       112,543,169
TruServ Corporation(14)...................    82,573,676      131,678,450                                       131,678,450
                                            ------------   --------------                    ----------      --------------
                                            $740,718,116   $1,756,647,990                    $3,430,407      $1,760,078,397
                                            ============   ==============                    ==========      ==============

                               TABLE VI (7 OF 7)
                          ACQUISITION OF PROPERTIES BY
    CIP(R), CPA(R):12 & CPA(R):14 FROM JANUARY 1, 2000 TO DECEMBER 31, 2002

                                   FOOTNOTES

 (1) Consists of initial purchase price, for properties under construction this column consists of amounts funded to date. Column also includes cost of improvements subsequent to acquisitions and closing costs relating to the acquisition or properties such as the costs of appraisals and other closing costs such as attorneys' fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.

 (2) Consists of capitalized interest, net of construction rents. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.

 (3) CPA(R):12 and CPA(R):14 each have 50% ownership interests in this property as tenants-in-common. All dollar figures shown at 100%.

 (4) CPA(R):14 and CPA(R):15 held 99.999% and .001% interests, respectively, at December 31, 2001. In March 2002, CPA(R):15 exercised its option to increase its ownership interest to 30%.

 (5) CPA(R):14 and CPA(R):15 held 99% and 1% interests, respectively, at December 31, 2001. In March 2002, CPA(R):15 exercised its option to increase its ownership interest to 40%.

 (6) CPA(R):15 has a 64% ownership interest in these properties. The remaining 36% is owned by W.P. Carey & Co. LLC, an affiliate. All dollar figures reflect CPA(R):15's interest in the properties.

 (7) CIP(R) has a 65% ownership interest in this property. The remaining 35% is owned by a non-affiliate. All dollar figures shown at 100%.

 (8) CPA(R):14 has a 60% ownership interest in this property. The remaining 40% is owned by W.P. Carey & Co. LLC, an affiliate. All dollar figures reflect CPA(R):14's interest in the property.

 (9) CPA(R):14 has a 90% ownership interest in this property. The remaining 10% is owned by a non-affiliate. All dollar figures shown at 100%.

(10) CPA(R):14 has a 99.99% ownership interest in this property. The remaining .01% is owned by a non-affiliate. All dollar figures reflect CPA(R):14's interest in the property.

(11) CPA(R):12 and CPA(R):15 own 35% and 65% ownership interests, respectively. All dollar figures shown at 100%.

(12) CPA(R):14 and CPA(R):15 own 40% and 60% ownership interests, respectively. All dollar figures shown at 100%.

(13) CPA(R):12 and CPA(R):15 own 35% and 65% ownership interests, respectively. All dollar figures shown at 100%.

(14) CPA(R):12, CPA(R):14 and CPA(R):15 own 15%, 35% and 50% ownership interests, respectively. All dollar figures shown at 100%.

ITEM 37. UNDERTAKINGS.

     (a) The registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (b) The registrant undertakes to file a sticker supplement pursuant to rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by W. P. Carey, LLC, and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (c) The registrant undertakes that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (e) The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full year of operations of the registrant.

     (f) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information meeting the requirements of Rule 3-14 of Regulations S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on December 23, 2003.


                                         CORPORATE PROPERTY ASSOCIATES
                                           16 - GLOBAL INCORPORATED

                                         By: /s/ SUSAN C. HYDE
                                          --------------------------------------
                                             Susan C. Hyde
                                             Executive Director and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.





Wm. Polk Carey          Chairman of the Board and                                 *
                        Director of the Registrant       ---------------------------------------------------
                        (Principal Executive Officer)                       Wm. P. Carey
                                                                          December 23, 2003


Gordon F. DuGan         Vice-Chairman and Co-Chief                                *
                        Executive Officer of the         ---------------------------------------------------
                        Registrant                                         Gordon F. DuGan
                                                                          December 23, 2003


Francis X. Diebold III  Director of the Registrant                                *
                                                         ---------------------------------------------------
                                                                       Francis X. Diebold III
                                                                          December 23, 2003


Elizabeth P. Munson     Director of the Registrant                                *
                                                         ---------------------------------------------------
                                                                         Elizabeth P. Munson
                                                                          December 23, 2003


Warren G. Wintrub       Director of the Registrant                                *
                                                         ---------------------------------------------------
                                                                          Warren G. Wintrub
                                                                          December 23, 2003


John J. Park            Managing Director and Chief                               *
                        Financial Officer                ---------------------------------------------------
                                                                            John J. Park
                                                                          December 23, 2003


* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on behalf of the persons indicated.

       /s/ SUSAN C. HYDE
-----------------------------------
         *Attorney-in-fact
         December 23, 2003

                                 EXHIBIT INDEX


EXHIBIT NO                              EXHIBIT
----------                              -------
    3.1(1)    Articles of Incorporation of CPA(R):16 - Global
    3.2(1)    Bylaws of CPA(R):16 - Global
    4.1(1)    2003 Distribution Reinvestment and Stock Purchase Plan
    5.1(1)    Form of Opinion of Reed Smith LLP as to legality of
              securities issued
    8.1(1)    Form of Opinion of Reed Smith LLP as to certain tax matters
    8.2(1)    Form of Opinion of Reed Smith LLP as to certain ERISA
              matters
   10.1       Form of Selected-Dealer Agreement
   10.2       Form of Escrow Agreement
   10.3       Form of Selected Investment Advisor Agreement
   10.4       Form of Sales Agency Agreement
   10.5       Advisory Agreement
   10.6(1)    Form of Wholesaling Agreement
   21.1(1)    Subsidiaries of the Registrant
   23.1       Consent of PricewaterhouseCoopers LLP
   99.1(1)    Consent of Ibbotson Associates, Inc.


(1) Previously filed.